Filed Pursuant to Rule 424(b)(3)

Registration No. 333-264654

PROSPECTUS SUPPLEMENT NO. 1
(to prospectus dated May 18, 2022)

CareMax, Inc.

Up to 63,581,530 Shares of Class A Common Stock

Up to 5,791,667 Shares of Class A Common Stock Issuable Upon Exercise of Warrants and

Up to 2,916,667 Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated May 18, 2022 (as supplemented or amended from time to time, the “Prospectus”) with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 1, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement. This prospectus supplement should be read in conjunction with the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The Prospectus, as supplemented by this prospectus supplement, relates to the offer and sale from time to time by the selling securityholders identified in the Prospectus of up to (A) 63,581,530 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which consists of (i) an aggregate of 10,000,000 shares of Class A Common Stock purchased by Deerfield Partners, L.P. (“Deerfield Partners”) and DFHTA Sponsor LLC (the “Sponsor”) in connection with the Closing (as defined in the Prospectus) on June 8, 2021 (the “Closing Date”), (ii) 18,635,073 shares of Class A Common Stock purchased by certain investors at the Closing, (iii) 3,593,750 shares of Class A Common Stock, that were converted into shares of Class A Common Stock from shares of Class B common stock, par value $0.0001 per share, on a one-for-one basis at the Closing, (iv) 21,208,092 shares of Class A Common Stock issued as consideration for the Business Combination (as defined in the Prospectus) at Closing, (v) up to 3,200,000 Earnout Shares (as defined in the Prospectus) that may be issued in the form of Class A Common Stock pursuant to the earnout provisions in the Business Combination Agreement (as defined in the Prospectus), (vi) 3,200,000 shares of Class A Common Stock issued pursuant to the earnout provisions in the Business Combination Agreement, (vii) 384,615 shares of Class A Common Stock issued in the SMA Transaction (as defined in the Prospectus) and (viii) 3,360,000 shares of Class A Common Stock purchased by Deerfield Partners as a part of units in the IPO, and (B) 2,916,667 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor in connection with the IPO.

In addition, the Prospectus, as supplemented by this prospectus supplement, relates to the offer and sale of up to (i) 2,916,667 shares of Class A Common Stock that are issuable by us upon the exercise of the Private Warrants and (ii) 2,875,000 shares of Class A Common Stock that are issuable by us upon the exercise of 2,875,000 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Class A Common Stock (the “Public Warrants” and together with the Private Warrants, the “Warrants”). None of the Warrants are exercisable until the later of (i) thirty (30) days after the Closing Date and (ii) twelve (12) months from the date of the closing of the offering in which such Warrants were purchased.

Our Class A Common Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “CMAX” and “CMAXW,” respectively. On June 1, 2022, the last reported sales price of our Class A Common Stock was $5.42 per share, and the last reported sales price of our Public Warrants on June 1, 2022 was $1.02 per warrant.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 1, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2022

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400 Miami, FL 33126
(Address of principal executive offices, including zip code)

(786) 360-4768

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbols	which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 31, 2022 (the “Execution Date”), CareMax, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) (capitalized terms used herein and not otherwise defined have the meaning set forth in the Merger Agreement), by and among (i) the Company, (ii) Sparta Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), (iii) Sparta Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub II”), (iv) Sparta Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub III” and, together with Merger Sub I and Merger Sub II, “Merger Subs” and each a “Merger Sub”), (v) Sparta Merger Sub I LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC I”), (vi) Sparta Merger Sub II LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC II”), (vii) Sparta Merger Sub III LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger LLC III” and, together with Merger LLC I and Merger LLC II, “Merger LLCs” and each a “Merger LLC”), (viii) Sparta Sub Inc., a Delaware corporation (“SACN Holdco”), (ix) SNCN Holdco Inc. a Delaware corporation (“SNCN Holdco”), (x) SICN Holdco Inc. a Delaware corporation (“SICN Holdco” and, collectively with SACN Holdco, SNCN Holdco, Steward National Care Network, Inc. (“SNCN”), Steward Integrated Care Network, Inc. (“SICN”), and Steward Accountable Care Network, Inc. (“SACN”), each a “Target” and, collectively, the “Targets”), (xi) Sparta Holding Co. LLC, a Delaware limited liability company (the “Seller”), and (xii) Steward Health Care System LLC, a Delaware limited liability company (“Parent” and, together with the Seller, the “Seller Parties”), pursuant to which the Company will acquire the Medicare value-based care business of the Seller Parties (the “Business”).

Following the Transactions (as defined below), the Company will serve as the exclusive value-based management services organization across the Seller Parties’ Medicare network. The Business currently includes approximately 170,000 patients, including approximately 50,000 Medicare Advantage patients, approximately 112,000 Medicare Shared Savings Program patients and approximately 9,000 Direct Contracting patients.

The Merger Agreement provides that the parties will concurrently merge (i) Merger Sub I with and into SACN Holdco, with SACN Holdco as the surviving corporation, (ii) Merger Sub II with and into SNCN Holdco, with SNCN Holdco as the surviving corporation and (iii) Merger Sub III with and into SICN Holdco, with SICN Holdco as the surviving corporation (subclauses (i), (ii), and (iii), collectively, the “Initial Merger”). Immediately following the Initial Merger, the parties will merge (i) SACN Holdco with and into Merger LLC I, with Merger LLC I as the surviving company, (ii) SNCN Holdco with and into Merger LLC II, with Merger LLC II as the surviving company, and (iii) SICN Holdco with and into Merger LLC III, with Merger LLC III as the surviving company (subclauses (i), (ii) and (iii), collectively, the “Final Merger” and, together with the Initial Merger, the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, the Merger LLCs will survive as wholly owned subsidiaries of the Company.

Consideration

The aggregate consideration to be paid to the Seller under the Merger Agreement at the closing of the Transactions (the “Closing”) consists of (i) a cash payment of $25.0 million, subject to customary adjustments, and (ii) 23,500,000 shares (the “Initial Share Consideration”), subject to adjustment, of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which the Seller will distribute to its equityholders immediately following the Closing. Immediately following the Closing, the equityholders of Seller are expected to own, in the aggregate, approximately 21% of the Company’s Common Stock. In addition, the Merger Agreement provides that, following the Closing, upon the Company’s effective conversion of 100,000 Medicare patients from the Seller Parties’ Medicare network to risk-based, value-based care arrangements with a Medical Expense Ratio of less than 85% for two consecutive calendar quarters, the Company will issue the Seller, for immediate distribution to its equityholders, a number of shares of Common Stock (the “Earnout Share Consideration” and together with the Initial Share Consideration, the “Share Consideration”) that, when added to the Initial Share Consideration, would have represented 41% of the issued and outstanding shares of the Company’s Common Stock as of the Closing, in each case after giving effect to issuances of Common Stock between the Closing and June 30, 2023 in connection with the exercise of warrants to purchase Common Stock outstanding as of the Closing, the potential earnout under the Company’s June 2021 business combination and any forfeitures, surrenders or other dispositions to the Company of Common Stock outstanding as of the Closing. If not previously issued, the Earnout Share Consideration will also be issuable upon a Change in Control of the Company.

In addition to the Share Consideration, at the Closing the Company will issue to certain equityholders of the Seller shares of a newly designated series of preferred stock of the Company, which will provide for voting rights to such Seller equityholders, until the earlier of (i) the two year anniversary of the Closing and (ii) the issuance of the Earnout Share Consideration, in an amount equivalent to the voting rights of the Earnout Share Consideration distributable to such Seller equityholders on certain discrete matters where such Seller equityholders are permitted to vote the Company’s securities in their discretion under the Investor Rights Agreement (as defined below).

At Closing, the Company will also pay the Seller an amount equal to the value of the Targets’ accounts receivable attributable to Medicare value-based payments for the period between January 1, 2021 and the Closing, minus the amount of such payments payable to the affiliate physicians of the Targets, and subject to an advance rate that the Company’s lenders may finance (the “Financed Net Pre-Closing Medicare AR”). In order to fund the Financed Net Pre-Closing Medicare AR payment, the Company may draw all or part of the delayed draw term loans under its existing Credit Agreement, dated May 10, 2022 (the “Credit Agreement”), or the Company may secure alternative financing therefore as permitted under the Credit Agreement. The Seller Parties will pay any costs associated with the financing of the Financed Net Pre-Closing Medicare AR. Following the determination of the final amount of accounts receivable attributable to Medicare value-based payments for the periods between January 1, 2021 and December 31, 2021 and January 1, 2022 and the Closing, respectively, if such amounts are greater than the portion of the Financed Net Pre-Closing Medicare AR attributable to such periods paid at Closing, the Company will pay the Seller Parties the difference between such final amounts and the Financed Net Pre-Closing Medicare AR, minus the amount of such payments payable to the affiliate physicians of the Targets.

The Merger Agreement contains customary representations and warranties, covenants and indemnities of the parties thereto, including restrictive covenants of the Seller Parties and their affiliates, and the Company and its affiliates, with respect to non-competition, non-solicitation and confidentiality obligations.

The Transactions are subject to customary closing conditions set forth in the Merger Agreement, including approval by the Company’s stockholders for purposes of compliance with the rules of the Nasdaq Stock Market LLC, and receipt of regulatory approvals, and are expected to be consummated following the satisfaction of such conditions.

Investor Rights Agreement

The Merger Agreement also provides that, at the Closing, the Seller, Dr. Ralph de la Torre, the Chairman, Chief Executive Officer and principal equityholder of the Seller Parties (“RDLT”), Dr. Michael Callum, the Executive Vice President for Physician Services and an equityholder of the Seller Parties (“MC”), and certain other equityholders of the Seller (collectively, the “Investor Parties”) and the Company will enter into an investor rights agreement in the form attached as Exhibit I to the Merger Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides, among other things, that RDLT will have the right to designate an individual (in his discretion) to serve on the Board of Directors of the Company (the “Board”), subject to the continuing satisfaction of certain conditions, including that RDLT maintains beneficial ownership of at least 50% of the Initial Share Consideration distributed to him immediately following the Closing (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares), and following the issuance of the Earnout Share Consideration, RDLT will have the right to designate one additional individual (in his discretion) to serve on the Board, subject to the continuing satisfaction of certain conditions, including that RDLT maintains beneficial ownership of at least 50% of the Earnout Share Consideration distributed to him immediately following the issuance thereof (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares). The Investor Rights Agreement also provides that until six months following the date a nominee of or affiliate of RDLT ceases to serve on the Board, RDLT and MC will be required to vote any Company securities beneficially owned by them in accordance with the recommendation of the Board at any meeting of Company stockholders or written consent of Company stockholders, subject to certain exceptions, including exceptions for votes related to (i) the issuance of the Company’s equity securities, other than in connection with an incentive plan or issuances, the proceeds of which will be used to repay indebtedness, (ii) a change in control of the Company under certain circumstances, or (iii) any stockholder proposal. RDLT and MC will also be subject to standstill restrictions that prohibit the acquisition of additional equity interests in the Company and certain other actions related to voting equity securities, and certain of the Investor Parties will be subject to lockup provisions that restrict the sale of the Company’s Common Stock in excess of 4% of the total outstanding Common Stock immediately following Closing, or the encumbrance of any Common Stock held by such Investor Parties, in each case for one year, subject to certain exceptions. In addition, the Investor Rights Agreement provides for certain rights of first offer, co-sale rights and preemptive rights, in each case as set forth in the Investor Rights Agreement, and provides for certain registration rights, including certain demand registration rights, piggyback registration rights and shelf registration rights following Closing, in each case subject to the restrictions contained in Investor Rights Agreement.

Support Agreement

Also on the Execution Date, the Company entered into a Support Agreement (the “Support Agreement”) with Deerfield Partners, L.P. (“Deerfield”) pursuant to which Deerfield has agreed to vote all shares of Common Stock owned by it in favor of the Transactions and to not sell, transfer, or encumber any such shares of Common Stock (subject to customary exceptions for transfers to affiliates that agree to the same obligations) until the earliest of (i) the Closing, (ii) the date of the termination, or of certain modifications to, the Merger Agreement or related documents as set forth in the Support Agreement, or (iii) February 25, 2023.

The foregoing descriptions of the Merger Agreement, the Investor Rights Agreement and the Support Agreement are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement, including the form of Investor Rights Agreement attached as an exhibit thereto, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Support Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement. A proxy statement will be sent to all stockholders of the Company. The Company will also file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE POTENTIAL TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain (if and when available) free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or through the Company’s website at www.caremax.com.

Participants in the Solicitation

The Company, Parent, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on May 2, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “budget,”

“contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others: (i) the timing to consummate the proposed transaction; (ii) the risk that a condition to closing of the proposed transaction may not be satisfied and the proposed transaction may not close; (iii) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; (iv) the risk that a sufficient number of shares of the Company’s common stock are not voted in favor of the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally; (vii) risks that the proposed transaction disrupts current operations of the Company and potential difficulties in Company employee retention as a result of the proposed transaction; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction; (x) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (xi) the Company’s ability to integrate acquired businesses, including the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction; and (xii) the failure to realize anticipated benefits of the proposed transaction or to realize estimated pro forma results and underlying assumptions. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

Exhibit Number	Description
10.1 +

Agreement and Plan of Merger, dated May 31, 2022, by and among, CareMax, Inc., Sparta Merger Sub I Inc., Sparta Merger Sub II Inc., Sparta Merger Sub III Inc., Sparta Merger Sub I LLC, Sparta Merger Sub II LLC, Sparta Merger Sub III LLC, Sparta Sub Inc., SNCN Holdco Inc., SICN Holdco Inc., Sparta Holding Co. LLC, and Steward Health Care System LLC.

10.2	Support Agreement, dated May 31, 2022, by and between CareMax, Inc. and Deerfield Partners, L.P.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

+

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

CareMax, Inc.

By:	/s/ Kevin Wirges
	Name:	Kevin Wirges
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EX-10.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CAREMAX, INC.,

SPARTA MERGER SUB I LLC,

SPARTA MERGER SUB II LLC,

SPARTA MERGER SUB III LLC,

SPARTA MERGER SUB I INC.,

SPARTA MERGER SUB II INC.,

SPARTA MERGER SUB III INC.,

SPARTA SUB, INC.,

SNCN HOLDCO INC.,

SICN HOLDCO INC.,

STEWARD HEALTH CARE SYSTEM LLC

AND

SPARTA HOLDING CO. LLC

May 31, 2022

Table of Contents

Article I THE MERGER		2
1.01	Merger	2
1.02	Effective Time	3
1.03	Effect of the Merger	3
1.04	Certificate of Incorporation; Certificate of Formation	4
1.05	Bylaws; Operating Agreement	4
1.06	Directors and Officers	4
1.07	Conversion and Cancellation of Shares	5
1.08	The Closing	5
1.09	Closing Transactions	5
1.10	Closing Deliveries	6
1.11	Cash Payment Adjustment	7
1.12	Preparation of Closing Statement; Cooperation.	10
1.13	Earnout Class A Shares	10
1.14	Withholding	12
1.15	Initial Share Consideration True Up	12
Article II REPRESENTATIONS AND WARRANTIES OF BUYER, MERGER SUBS AND MERGER LLCS		13
2.01	Status	13
2.02	Power and Authority	13
2.03	Enforceability	13
2.04	No Violations; Consents and Approvals	13
2.05	No Brokers	14
2.06	Financing	14
2.07	Due Diligence	14
2.08	Investment Representation	14
2.09	Solvency	15
2.10	Litigation	15
2.11	Capitalization	15
2.12	SEC Documents; Financial Statements; Controls; Listing	16
2.13	Independent Registered Accounting Firm	16
2.14	Valid Issuance	17
2.15	No Integration	17
2.16	Exemptions from Securities Laws	17
2.17	Investment Company Status	17

i

2.18	Buyer Proxy Statement	17
Article III REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES		18
3.01	Status	18
3.02	Power and Authority	18
3.03	Enforceability	18
3.04	No Violations; Consents and Approvals	19
3.05	No Brokers	19
3.06	Ownership; Capitalization	19
3.07	Litigation	20
3.08	Securities Law Compliance	20
3.10	Tax Matters	21
Article IV REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANIES		21
4.01	Corporate Status	21
4.02	Capitalization; Ownership	21
4.03	Subsidiaries	22
4.04	No Violation; Consents and Approvals; Power and Authority	23
4.05	Financial Statements	23
4.06	Absence of Certain Developments	24
4.07	Litigation	24
4.08	Environmental Matters	25
4.09	Title to Properties	25
4.10	Compliance with Laws	26
4.11	Regulatory Matters	26
4.12	Information Privacy and Security Compliance	29
4.13	Labor and Employment Matters	30
4.14	Employee Benefit Plans	33
4.15	Tax Matters	35
4.16	Insurance	36
4.17	Licenses and Permits; Anti-Corruption	37
4.18	Affiliated Transactions	38
4.19	Material Contracts	38
4.20	Intellectual Property	41
4.21	No Brokers	41
4.22	Bank Accounts; Powers of Attorney	41
4.23	Payor Programs	41
4.24	Accounts Receivable	42
4.25	COVID-19	42
Article V PRE-CLOSING COVENANTS		43
5.01	Further Assurances; Closing Conditions	43

5.02	Notices and Consents	43
5.03	Regulatory Filings	44
5.04	Conduct of the Business of the Companies	46
5.05	Access to Information	48
5.06	Exclusivity	49
5.07	Confidentiality Agreement	49
5.08	Buyer Proxy Statement and Buyer Stockholders’ Meeting	50
5.09	Listing	51
5.10	Matters	51
5.11	Conduct of Business of Buyer	51
5.12	Cooperation with Debt Refinancing	52
5.13	Interim Review	53
5.14	Affiliated Provider Participation Agreements	54
5.15	Medicare Advantage Plan Contracting	54
5.16	Amendments to Participation Agreements	54
5.17	Transition Services; Care Coordination	54
Article VI POST-CLOSING COVENANTS		55
6.01	Further Assurances	55
6.02	Director and Officer Liability and Indemnification	55
6.03	Access to Books and Records	55
6.04	Transfer Taxes	56
6.05	Use of Names	56
6.06	Call Option	56
6.07	Medicare Shared Savings Program Notices	57
6.08	Seller Restrictive Covenants	57
6.09	Buyer Restrictive Covenants	59
6.10	SMG Providers	60
6.11	Affiliated Provider Participation Agreements.	61
Article VII TAX COVENANTS		62
7.01	Pre-Closing Income Taxes	62
7.02	Straddle Period	63
7.03	End of Tax Year	63
7.04	Amendments, Elections, Etc	63
7.05	Cooperation on Tax Matters	63
7.06	Income Tax Refunds and Credits	63
7.07	Tax Returns	64
7.08	Tax Contests	64
7.09	Tax Treatment	65

Article VIII CONDITIONS TO THE OBLIGATIONS OF BUYER		65
8.01	Accuracy of Representations and Warranties	65
8.02	Compliance with Obligations	66
8.03	No Injunction	66
8.04	Termination of Hart-Scott Rodino Waiting Period; Other Approvals	66
8.05	Release Letters	66
8.06	Buyer Stockholder Proposals	66
8.07	NASDAQ Approval	66
8.08	Ancillary Documents	66
8.09	Interim Review	66
Article IX CONDITIONS TO THE OBLIGATIONS OF SELLER PARTIES AND THE COMPANIES		66
9.01	Accuracy of Representations and Warranties	67
9.02	Compliance with Obligations	67
9.03	No Injunction	67
9.04	Termination of Hart-Scott Rodino Waiting Period; Other Approvals	67
9.05	Buyer Stockholder Proposals	67
9.06	NASDAQ Approval	67
Article X SURVIVAL; INDEMNIFICATION		67
10.01	Survival of Representations, Warranties and Covenants	67
10.02	Indemnification Provisions for Benefit of Buyer	68
10.03	Indemnification Provisions for Benefit of Seller	70
10.04	Matters Involving Third Parties	70
10.05	Determination of Losses	72
10.06	Mitigation	73
10.07	Exclusive Remedy	73
10.08	No Duplication	74
10.09	Other Indemnification Matters	74
10.10	Buyer Set-Off Right	74
Article XI DEFINITIONS		74
11.01	Defined Terms	74
11.02	Other Definitional Provisions	91
11.03	Cross-Reference of Other Definitions	91
Article XII TERMINATION		93
12.01	Termination	93
12.02	Effect of Termination	94
Article XIII GENERAL PROVISIONS		95
13.01	Notices	95
13.02	Entire Agreement	96
13.03	Expenses	96

13.04	Amendment; Waiver	96
13.05	Binding Effect; Assignment	96
13.06	Counterparts	96
13.07	Interpretation; Schedules	97
13.08	Governing Law; Interpretation	97
13.09	Forum Selection; Consent to Jurisdiction; Waiver of Jury Trial	97
13.10	Specific Performance	98
13.11	Arm’s Length Negotiations; Drafting	98
13.12	Time	99
13.13	Made Available	99
13.14	Confidentiality; Publicity	99
13.15	Releases	99
13.16	Company Representation	100

v

EXHIBITS

Exhibit A Form of Certificate of Initial Merger (Companies into Merger Subs)

Exhibit B Form of Certificate of Final Merger (Merger Subs into Merger LLCs)

Exhibit C Form of Seller Closing Certificate

Exhibit D Form of SMG Participating Provider Agreement

Exhibit E Form of Participating Provider Agreement Amendment

Exhibit F Form of Buyer Closing Certificate

Exhibit G Form of Equity Transfer Restriction Agreement

Exhibit H Form of Exclusive Global Network Access Agreement

Exhibit I Form of Investor Rights Agreement

Exhibit J Form of de la Torre Restrictive Covenant Agreement

Exhibit K Form of Principal Restrictive Covenant Agreement

Exhibit L Buyer Series A Preferred Certificate of Designation

SCHEDULES

Schedule 1.10(a)(v) Resignations

Schedule 1.12(a) Net Pre-Closing Medicare AR Schedule

Schedule 2.04 Buyer Consents and Approvals

Schedule 3.04 Seller Consents and Approvals

Schedule 5.02 Notices and Consents

Schedule 5.04 Conduct of Business

Schedule 8.04 Required Approvals

Schedule 8.05 Release Letters

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of May 31, 2022 (the “Execution Date”) by and among (i) CareMax, Inc., a Delaware corporation (“Buyer”), (ii) Sparta Merger Sub I Inc., a Delaware corporation (“Merger Sub I”), (iii) Sparta Merger Sub II Inc., a Delaware corporation (“Merger Sub II”), (iv) Sparta Merger Sub III Inc., a Delaware corporation (“Merger Sub III” and, collectively with Merger Sub I and Merger Sub II, “Merger Subs” and each a “Merger Sub”), (v) Sparta Merger Sub I LLC, a Delaware limited liability company (“Merger LLC I”), (vi) Sparta Merger Sub II LLC, a Delaware limited liability company (“Merger LLC II”), (vii) Sparta Merger Sub III LLC, a Delaware limited liability company (“Merger LLC III” and, collectively with Merger LLC I and Merger LLC II, “Merger LLCs” and each a “Merger LLC”), (viii) Sparta Sub Inc., a Delaware corporation (“SACN Holdco”), (ix) SNCN Holdco Inc., a Delaware corporation (“SNCN Holdco”), (x) SICN Holdco Inc., a Delaware corporation (“SICN Holdco” and, collectively with SACN Holdco, SNCN Holdco, Steward National Care Network, Inc. (“SNCN”), Steward Integrated Care Network, Inc. (“SICN”), Steward Accountable Care Network, Inc. (“SACN”), each a “Company” and, collectively, the “Companies”), (xi) Sparta Holding Co. LLC, a Delaware limited liability company (the “Seller”), and (xii) Steward Health Care System LLC, a Delaware limited liability company (the “Parent” or “SHCS” and, together with the Seller, the “Seller Parties” and each a “Seller Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in Section 11.01 of this Agreement. Buyer, Merger Subs, Merger LLCs, the Companies and the Seller Parties are sometimes referred to herein collectively as the “Parties” and, each individually, as a “Party.”

PRELIMINARY STATEMENTS

A. Buyer owns all of the issued and outstanding shares of capital stock of each Merger Sub and all of the outstanding equity interests of each Merger LLC.

B. As of the Execution Date, Parent indirectly owns all of the issued and outstanding equity interests of each Company. Following the Reorganization and as of the Closing, the Seller will own all of the issued and outstanding equity interests of each Company.

C. The Parties desire to concurrently merge (a) Merger Sub I with and into SACN Holdco, with SACN Holdco as the surviving corporation, (b) Merger Sub II with and into SNCN, with SNCN as the surviving corporation, and (c) Merger Sub III with and into SICN Holdco, with SICN Holdco as the surviving corporation (subclauses (a), (b), and (c), collectively, the “Initial Merger”). Immediately thereafter, the Parties desire to merge (i) SACN Holdco with and into Merger LLC I, with Merger LLC I as the surviving company, (ii) SNCN Holdco with and into Merger LLC II, with Merger LLC II as the surviving company, and (iii) SICN Holdco with and into Merger LLC III, with Merger LLC III as the surviving company (subclauses (i), (ii) and (iii), collectively, the “Final Merger” and, together with the Initial Merger, the “Merger”). It is intended that the Initial Merger be mutually interdependent with and a condition precedent to the Final Merger and that the Final Merger shall be effected immediately after the Initial Merger without further approval, authorization or direction from or by any of the Parties. The Parties intend that the Initial Merger and the Final Merger, taken together as a single integrated transaction, will qualify as a reorganization pursuant to Code Section 368(a)(1)(A) to which Buyer and the participating Companies are parties pursuant to Section 368(b) of the Code and that this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368‑2(g) and 1.368-3(a) (the “Intended Tax Treatment”).

D. The board of directors of Buyer (the “Buyer Board”), each Merger Sub and the Companies, and the requisite members and managers of each Merger LLC and the Seller Parties, have each approved this Agreement and the Transactions.

E. Concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of the Seller and the Companies to enter into this Agreement, Deerfield Partners, L.P. has entered into a Support Agreement (the “Support Agreement”) with the Buyer.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
THE MERGER

1.01 Merger. Subject to and upon the terms and conditions of this Agreement, the DLLCA and the DGCL, (a) at the Effective Time, (i) Merger Sub I shall be merged with and into SACN Holdco, whereupon the separate existence of Merger Sub I shall cease and SACN Holdco shall continue as the surviving corporation and wholly owned subsidiary of Buyer, (ii) Merger Sub II shall be merged with and into SNCN, whereupon the separate existence of Merger Sub II shall cease and SNCN shall continue as the surviving corporation and wholly owned subsidiary of Buyer, and (iii) Merger Sub III shall be merged with and into SICN Holdco, whereupon the separate existence of Merger Sub III shall cease and SICN Holdco shall continue as the surviving corporation and wholly owned subsidiary of Buyer, and (b) immediately after the Effective Time, (i) SACN Holdco shall be merged with and into Merger LLC I, whereupon the separate existence of SACN Holdco shall cease and Merger LLC I shall continue as the surviving company and wholly owned subsidiary of Buyer, (ii) SNCN Holdco shall be merged with and into Merger LLC II, whereupon the separate existence of SNCN Holdco shall cease and Merger LLC II shall continue as the surviving company and wholly owned subsidiary of Buyer and (iii) SICN Holdco shall be merged with and into Merger LLC III, whereupon the separate existence of SICN Holdco shall cease and Merger LLC III shall continue as the surviving company and wholly owned subsidiary of Buyer. Each of SACN Holdco, SNCN Holdco and SICN Holdco, each as a surviving corporation in the Initial Merger, is hereinafter sometimes referred to as the “Surviving Corporation I”, “Surviving Corporation II”, and “Surviving Corporation III”, respectively, and each, a “Surviving Corporation” and, collectively, the “Surviving Corporations”. Each of Merger LLC I, Merger LLC II and Merger LLC III, each as the surviving company in the Final Merger, is hereinafter sometimes referred to as the “Surviving Company I”, “Surviving Company II”, and “Surviving Company III”, respectively, and each, a “Surviving Company” and, collectively, the “Surviving Companies”.

1.02 Effective Time. At the Closing, (a) each Company, Buyer and each Merger Sub shall cause a certificate of merger, each in form and substance substantially similar to Exhibit A attached hereto (each a “Certificate of Initial Merger” and, collectively, the “Certificates of Initial Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware, and shall make all other filings or recordings required by the DGCL to complete the Initial Merger, and (b) immediately thereafter, each of the Surviving Corporations, Buyer and each Merger LLC shall cause a certificate of merger, each in form and substance substantially similar to Exhibit B attached hereto (each a “Certificate of Final Merger” and, collectively, the “Certificates of Final Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware, and shall make all other filings or recordings required by the DLLCA to complete the Final Merger. The Initial Merger shall become effective at such time as each of the Certificates of Initial Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as Buyer and the Seller shall agree and shall specify in the Certificates of Initial Merger (the “Effective Time”). The Final Merger shall become effective at such time as the Certificate of Final Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as Buyer and the Seller shall agree and shall specify in the Certificate of Final Merger.

1.03 Effect of the Merger.

(a) At the Effective Time, the effect of the Initial Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, (i) all of the assets, property, rights, privileges, powers and franchises of SACN Holdco and Merger Sub I shall vest in the Surviving Corporation I, and all debts, liabilities and duties of SACN Holdco and Merger Sub I shall become the debts, liabilities and duties of the Surviving Corporation I, (ii) all of the assets, property, rights, privileges, powers and franchises of SNCN Holdco and Merger Sub II shall vest in the Surviving Corporation II, and all debts, liabilities and duties of SNCN Holdco and Merger Sub II shall become the debts, liabilities and duties of the Surviving Corporation II, and (iii) all of the assets, property, rights, privileges, powers and franchises of SICN Holdco and Merger Sub III shall vest in the Surviving Corporation III, and all debts, liabilities and duties of SICN Holdco and Merger Sub III shall become the debts, liabilities and duties of the Surviving Corporation III.

(b) At the effective time of the Final Merger (as set forth in the last sentence of Section 1.02), the effect of the Final Merger shall be as provided in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after such effective time, (i) all of the assets, property, rights, privileges, powers and franchises of SACN Holdco and Merger LLC I shall vest in the Surviving Company I, and all debts, liabilities and duties of SACN Holdco and Merger LLC I shall become the debts, liabilities and duties of the Surviving Company I, (ii) all of the assets, property, rights, privileges, powers and franchises of SNCN Holdco and Merger LLC II shall vest in the Surviving Company II, and all debts, liabilities and duties of SNCN Holdco and Merger LLC II shall become the debts, liabilities and duties of the Surviving Company II, and (iii) all of the assets, property, rights, privileges, powers and franchises of SICN Holdco and Merger LLC III shall vest in the Surviving Company III, and all debts, liabilities and duties of SICN Holdco and Merger LLC III shall become the debts, liabilities and duties of the Surviving Company III.

1.04 Certificate of Incorporation; Certificate of Formation.

(a) At the Effective Time, the amended and restated certificate of incorporation attached as an exhibit to the applicable Certificate of Initial Merger (which shall be in the form of the certificate of incorporation of the applicable Merger Sub in effect immediately prior to the Effective Time) shall be the certificate of incorporation of the applicable Surviving Corporation until amended as provided therein and in accordance with applicable Law.

(b) At the effective time of the Final Merger (as set forth in the last sentence of Section 1.02), the amended and restated certificate of formation attached as an exhibit to the applicable Certificate of Final Merger (which shall be in the form of the certificate of formation of the applicable Merger LLC in effect immediately prior to such effective time) shall be the certificate of formation of the applicable Surviving Company until amended as provided therein and in accordance with applicable Law.

1.05 Bylaws; Operating Agreement.

(a) At the Effective Time, the bylaws of each of Merger Sub I, Merger Sub II, and Merger Sub III in effect immediately prior to the Effective Time shall be the bylaws of each of the Surviving Corporation I, Surviving Corporation II, and Surviving Corporation III, respectively, until amended as provided therein and in accordance with applicable Law, provided that references therein to the name of Merger Sub I, Merger Sub II, or Merger Sub III shall be deemed to be references to the name of the Surviving Corporation I, Surviving Corporation II, or Surviving Corporation III, as applicable.

(b) At the effective time of the Final Merger (as set forth in the last sentence of Section 1.02), the limited liability company agreement of each of Merger LLC I, Merger LLC II and Merger LLC III in effect immediately prior to such effective time shall be the limited liability company agreement of each of the Surviving Company I, Surviving Company II and Surviving Company III, respectively, until amended as provided therein and in accordance with applicable Law.

1.06 Directors and Officers.

(a) From the Effective Time until the effective time of the Final Merger (as set forth in the last sentence of Section 1.02), the directors and officers of each of Merger Sub I, Merger Sub II, and Merger Sub III immediately prior to the Effective Time shall be the directors and officers, as applicable, of the Surviving Corporation I, Surviving Corporation II, and Surviving Corporation III, respectively.

(b) From and after the effective time of the Final Merger (as set forth in the last sentence of Section 1.02), until successors are duly elected or appointed in accordance with applicable Law, the manager and officers of each of Merger LLC I, Merger LLC II and Merger LLC III immediately prior to such effective time shall be the manager and officers, as applicable, of the Surviving Company I, Surviving Company II and Surviving Company III, respectively.

1.07 Conversion and Cancellation of Shares. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any other Person, the following shall occur:

(a) The Shares shall be cancelled and extinguished and shall be automatically converted into the right to receive (i) the Cash Payment, subject to adjustment as provided in Section 1.11, (ii) 23,500,000 shares of Class A Common Stock, subject to adjustment as provided in Section 1.16 (the “Initial Share Consideration”) and (iii) the Earnout Class A Shares (if any), to the extent issuable to the Seller in accordance with Section 1.13 (the consideration referenced in clauses (i) – (iii) is hereinafter referred to as the “Purchase Price”).

(b) (i) Each share of common stock of Merger Sub I issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of common stock of the Surviving Corporation I, (ii) each share of common stock of Merger Sub II issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of common stock of the Surviving Corporation II, and (iii) each share of common stock of Merger Sub III issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of common stock of the Surviving Corporation III.

1.08 The Closing. The closing of the Transactions (the “Closing”) shall take place remotely via the exchange of electronic signature pages (a) on the second (2nd) Business Day following satisfaction or waiver of all of the closing conditions set forth in Article VIII and Article IX (other than those conditions that by their nature are to be satisfied at the Closing), or (b) on such other date as is mutually agreed to in writing by Buyer and the Seller. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” If the Closing occurs, then all Transactions to occur on or as of the Closing Date shall be deemed to have occurred simultaneously and to be effective for all Tax and accounting purposes as of 12:01 a.m. local time on the Closing Date (other than the Final Merger, which shall be deemed to be effective for all Tax and accounting purposes as of 12:02 a.m. local time on the Closing Date).

1.09 Closing Transactions. On the Closing Date:

(a) Each Merger Sub and each Company shall cause the applicable Certificate of Initial Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware;

(b) Each Merger LLC and each Surviving Corporation shall cause the applicable Certificate of Final Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware;

(c) The Seller shall deliver to Buyer a stock certificate representing the Shares, endorsed in blank;

(d) Buyer shall pay, or cause to be paid, the Reorganization Note Amount pursuant to the payoff letter delivered by the Seller to Buyer pursuant to Section 1.10(a)(v);

(e) Buyer shall pay, or cause to be paid, to the Seller the Estimated Cash Payment, if any;

(f) Buyer shall deliver to the Seller 23,500,000 shares of Class A Common Stock and one share of Buyer Series A Preferred Stock in non-certificated book-entry form in the name of the Seller and with the restrictive legends set forth in the Investor Rights Agreement; and

(g) Buyer and the Seller shall make such other deliveries as are required by Section 1.10.

Unless otherwise specified, all payments pursuant to this Section 1.09 shall be by wire transfer of immediately available U.S. dollars to an account or accounts specified in writing by the Seller.

1.10 Closing Deliveries.

(a) At the Closing, the Seller shall deliver to Buyer each of the following:

(i) a certificate of the Seller dated as of the Closing Date in the form attached hereto as Exhibit C, stating that the conditions specified in Sections 8.01 and 8.02 have been satisfied and the Reorganization has been consummated pursuant to the Reorganization Plan;

(ii) either (A) an executed Internal Revenue Service Form W-9 from the Seller or (B) a non-foreign affidavit dated as of the Closing Date and in form and substance required under Treasury Regulation Section 1.1445-2(b)(2) stating that the Seller is not a “foreign person” as defined in Section 1445 of the Code;

(iii) a copy of the certificate of incorporation of each Company certified by the Secretary of State of Delaware, and a certificate of good standing of each Company from the Secretary of State of Delaware dated within ten (10) days of the Closing Date;

(iv) the Release Letters;

(v) a payoff letter from Steward Health Care Network, Inc. that reflects the amount required in order to pay in full the Reorganization Note (such amount, the “Reorganization Note Amount”);

(vi) a counterpart signature page to each of the Exclusive Global Network Access Agreement and the Investor Rights Agreement;

(vii) duly executed copies of each of the Principal Restrictive Covenant Agreements and the de la Torre Restrictive Covenant Agreement;

(viii) the Equity Transfer Restriction Agreement executed by each of the parties thereto;

(ix) a participating provider agreement executed by SMG between SMG and the Buyer or its Affiliate in substantially the form attached hereto as Exhibit D (the “SMG Participating Provider Agreement”);

(x) assignments of those certain designation agreements set forth on Schedule 1.10(xi) to an individual designated by Buyer;

(xi) assignments of those certain skilled nursing facility program agreements set forth on Schedule 1.10(xii) duly executed by SHCN and SNCN;

(xii) an amendment to the participating provider agreements between SHCN and TACO, on the one hand, and all Affiliated Providers, either directly or indirectly through the physician group practice that employs or engages the Provider, in the form attached hereto as Exhibit E (the “Participating Provider Agreement Amendment”);

(xiii) a termination of that certain Managed Healthcare Partners, LLC Network Risk Agreement with SHCN, dated December November 24, 2021 duly executed by SHCN;

(xiv) transfer of the website information set forth on Schedule 1.10(a)(xiv) to the appropriate Company as requested by the Buyer; and

(xv) a transition services agreement, executed by SHCS between SHCS and the Buyer on commercially reasonable terms which shall include that all services shall be provided at the incremental cost of providing such services without markup and in a form reasonably acceptable to SHCS and the Buyer, including the transition services and terms set forth on Schedule 1.10(a)(xiv) (the “Transition Services Agreement”); and

(xvi) resignations from such directors or officers of each Company and each Subsidiary as Buyer may request; and

(xvii) evidence reasonably satisfactory to Buyer that the Reorganization has been consummated in accordance with the Reorganization Plan.

(b) At the Closing, Buyer shall deliver to the Seller each of the following:

(i) a certificate dated as of the Closing Date in substantially the form attached hereto as Exhibit F stating that the conditions specified in Sections 9.01 and 9.02 have been satisfied;

(ii) certified copies of the resolutions duly adopted by the requisite Buyer Stockholders authorizing and approving the Buyer Stockholder Proposals; and

(iii) a counterpart signature page to each of the Exclusive Global Network Extension Agreement, Stock Transfer Restriction Agreement, SMG Participating Provider Agreement, Transition Services Agreement, and Investor Rights Agreement signed by Buyer or its Affiliate, as applicable.

1.11 Cash Payment Adjustment.

(a) Estimated Cash Payment. Not less than two (2) Business Days prior to the Closing Date, the Seller shall deliver to Buyer a good faith estimate (the “Estimated Closing Statement”) of the Net Pre-Closing Medicare AR (if any) and, based on such estimate, an estimate of the Cash Payment (the “Estimated Cash Payment”); provided, that the Parties acknowledge and agree that (i) Buyer shall not be required to pay to Seller the full amount of the Net Pre-Closing Medicare AR set forth in the Estimated Closing Statement, but rather the Financed Net Pre-Closing Medicare AR, at the Closing, and (ii) any difference between such amounts will be paid after the Closing pursuant to Section 1.11(c) or (d).

(b) Final Calculations.

(i) Within thirty (30) days after, as applicable, (A) the final receipt of the accounts receivable of the Companies and their Subsidiaries related to the period beginning on January 1, 2021 and ending on December 31, 2021 that are included in the Net Pre-Closing Medicare AR Schedule (the “2021 Net Pre-Closing Medicare AR”) or (B) the final receipt of the accounts receivable of the Companies and their Subsidiaries related to the period beginning on January 1, 2022 and ending on the Closing Date that are included in the Net Pre-Closing Medicare AR Schedule (the “2022 Net Pre-Closing Medicare AR”), Buyer shall prepare and deliver to the Seller a statement (the “Closing Statement”) setting forth Buyer’s good faith calculation of the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be). If Buyer does not deliver a Closing Statement with respect to the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be) to the Seller within thirty (30) days after the final receipt of such 2021 Net Pre-Closing Medicare AR or the final receipt of such 2022 Net Pre-Closing Medicare AR (as the case may be), then, at the election of the Seller (acting in its sole discretion), either (x) the Seller may prepare and present a Closing Statement with respect to such 2021 Net Pre-Closing Medicare AR or such 2022 Net Pre-Closing Medicare AR (as the case may be) within an additional thirty (30) days thereafter or (y) the Estimated Closing Statement with respect to such 2021 Net Pre-Closing Medicare AR or such 2022 Net Pre-Closing Medicare AR (as the case may be) will be deemed to be the final Closing Statement in accordance with this Section 1.11(b). If the Seller elects to prepare a Closing Statement with respect to the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be) in accordance with the immediately preceding sentence, then all subsequent references with respect to such 2021 Net Pre-Closing Medicare AR or such 2022 Net Pre‑Closing Medicare AR (as the case may be) in this Section 1.11(b) to Buyer, on the one hand, and the Seller, on the other hand, will be deemed to be references to the Seller, on the one hand, and Buyer, on the other hand, respectively. After delivery of a

Closing Statement with respect to the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre‑Closing Medicare AR (as the case may be), the Seller and its accountants shall be permitted to make inquiries of Buyer and its accountants regarding questions concerning or disagreements with such Closing Statement arising in the course of their review thereof. If the Seller has any objections to such Closing Statement, then the Seller shall deliver to Buyer a statement (an “Objection Statement”) setting forth its disputes or objections (the “Objection Disputes”) to such Closing Statement and, to the extent practical, the Seller’s proposed resolution of each such Objection Dispute. If an Objection Statement is not delivered to Buyer within thirty (30) days after receipt of such Closing Statement by Seller, then such Closing Statement as originally received by the Seller shall be final, binding, and non-appealable by the Parties. If an Objection Statement is timely delivered, then Buyer and the Seller shall negotiate in good faith to resolve any Objection Disputes, but if they do not reach a final resolution within thirty (30) days after the delivery of the Objection Statement, the Seller and Buyer shall submit each unresolved Objection Dispute to a nationally recognized independent accounting firm mutually agreeable to Buyer and the Seller (the “Independent Auditor”) to resolve such Objection Disputes. The Independent Auditor shall be instructed to set forth a procedure to provide for prompt resolution of any unresolved Objection Disputes and, in any event, to make its determination in respect of such Objection Disputes within thirty (30) days following its retention. The Independent Auditor’s determination of such Objection Disputes shall be treated as expert determinations or appraisals under Delaware Law and such expert determinations shall be final and binding upon the Parties and not subject to review by a court or other tribunal; provided, however, that no such determination with respect to any item reflected in the Objection Statement shall be any more favorable to Buyer than is set forth in the Closing Statement with respect to the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be) or any more favorable to the Seller than is proposed in the corresponding Objection Statement. If any unresolved Objection Disputes are submitted to the Independent Auditor, then, for purposes of this Section 1.11(b), Buyer shall be the prevailing party in such proceeding if a majority of the dollar amount of the unresolved Objection Disputes are decided by the Independent Auditor in favor of Buyer, and the Seller shall be the prevailing party if a majority of the dollar amount of the unresolved Objection Disputes are decided by the Independent Auditor in favor of the Seller (by way of example and for illustration purposes only, if there are $200,000 of disputed items to be determined by the Independent Auditor and the Independent Auditor determines that Buyer’s claims prevail with respect to $125,000 and the Seller’s claims prevail with respect to $75,000, then Buyer would be the prevailing party). The Party that is not the prevailing party shall pay all of the fees, costs, and expenses of the Independent Auditor. The final Closing Statement with respect to the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be), however determined pursuant to this Section 1.11(b), will produce the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be) to be used to determine the final Cash Payment. The process set forth in this Section 1.11(b) shall be the exclusive remedy of the Parties for any disputes related to items required to be reflected on any Closing Statement or included in the calculation of any component of the Net Pre-Closing Medicare AR, whether or not the underlying facts and circumstances constitute a breach of any representations or warranties.

(c) If, after the final determination of the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be) pursuant to Section 1.11(a), the final 2021 Net Pre-Closing Medicare AR or the final 2022 Net Pre-Closing Medicare AR (as the case may be) is greater than the portion of the Financed Net Pre-Closing Medicare AR attributable to the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be) set forth in the Estimated Closing Statement plus any reasonable and documented out-of-pocket fees, interest and other costs and expenses paid or payable by Buyer or its Affiliates in connection with the Medicare AR Financing, if any, in each case to the extent not previously reimbursed, then Buyer shall promptly (but in any event within five (5) Business Days of the final determination thereof) pay to the Seller such difference by wire transfer of immediately available funds to an account or accounts designated by the Seller.

(d) If, after the final determination of the 2021 Net Pre-Closing Medicare AR or the 2022 Net Pre-Closing Medicare AR (as the case may be) pursuant to Section 1.11(a), the portion of the Financed Net Pre-Closing Medicare AR attributable to the estimated 2021 Net Pre-Closing Medicare AR or the estimated 2022 Net Pre-Closing Medicare AR (as the case may be) set forth in the Estimated Closing Statement plus any reasonable and documented out-of-pocket fees, interest and other costs and expenses paid or payable by Buyer or its Affiliates in connection with the Medicare AR Financing, if any, in each case to the extent not previously reimbursed, is greater than the final 2021 Net Pre-Closing Medicare AR or the final 2022 Net Pre-Closing Medicare AR (as the case may

be), then the Seller Parties shall promptly (but in any event within five (5) Business Days of the final determination thereof) pay to Buyer such difference by wire transfer of immediately available funds to an account or accounts designated by Buyer.

1.12 Preparation of Closing Statement; Cooperation.

(a) Preparation of Closing Statement. The Closing Statement (and all calculations of the Net Pre-Closing Medicare AR) shall be prepared and calculated in accordance Schedule 1.12(a) (the “Net Pre-Closing Medicare AR Schedule”).

(b) Cooperation. Following the Closing, Buyer shall, and shall cause the Companies and their Subsidiaries and its and their respective officers, employees, consultants, accountants and agents to, (i) cooperate fully with the Seller and its accountants in connection with their review or preparation (as applicable) of the applicable Closing Statement, the corresponding Objection Statement, the applicable Earnout Statement and/or the corresponding Earnout Objection Statement (including by providing the Seller with reasonable access to the employees of Buyer, the Companies and their Subsidiaries who are knowledgeable about the information contained in, and the preparation of, the applicable Closing Statement or Earnout Statement), and (ii) provide any books, records, work papers and other information reasonably requested by the Seller and its accountants in connection therewith or in connection with resolving any Objection Dispute or Earnout Objection Dispute, including during the period while any unresolved Objection Dispute or Earnout Objection Dispute is being reviewed by the Independent Auditor and until a final determination has been issued by the Independent Auditor.

1.13 Earnout Class A Shares.

(a) If, at any time after the Closing, the Medical Expense Ratio attributable to any 100,000 Covered Members is maintained at an average rate of less than 85% for a period of two consecutive calendar quarters, then the Seller shall be entitled to receive the Earnout Class A Shares. Notwithstanding the forgoing or anything to the contrary in this Agreement, if, in the event of a Change in Control of Buyer at any time after the Closing and prior to the date the Seller is entitled to receive the Earnout Class A Shares pursuant to the immediately preceding sentence of this Section 1.13(a) then Seller shall be entitled to receive the Earnout Class A Shares immediately.

(b) Within sixty (60) days after the end of each calendar quarter (beginning with the calendar quarter following the calendar quarter in which the Closing occurs and ending when the Earnout Class A Shares are issued by Buyer to the Seller), Buyer shall prepare and deliver to the Seller a statement (the “Earnout Statement”) setting forth the roster of all Covered Members (as permitted by all applicable Healthcare Laws) and Buyer’s good faith calculation of the Covered Members and the Medical Expense Ratio attributable to each such Covered Members and, based on such calculation, whether the Earnout Class A Shares are to be issued to the Seller as of the end of such calendar quarter. If Buyer does not deliver an Earnout Statement for any calendar quarter to the Seller within sixty (60) days after the end of such calendar quarter, then, at the election of the Seller (acting in its sole discretion), the Seller may prepare and present an Earnout Statement for such calendar quarter within an additional thirty (30) days thereafter. If the Seller elects to prepare an Earnout Statement in accordance with the immediately preceding sentence, then all subsequent references with respect to such Closing Statement in this Section 1.13(b) to Buyer, on the one hand, and the Seller, on the other hand, will be deemed to be references to the Seller, on the one hand, and Buyer, on the other hand, respectively. After delivery of an Earnout Statement for any calendar quarter, the Seller and its accountants shall be permitted to make inquiries of Buyer and its accountants regarding questions concerning or disagreements with such Earnout Statement arising in the course of their review thereof. If the Seller has any objections to such Earnout Statement, then the Seller shall deliver to Buyer a statement (an “Earnout Objection Statement”) within thirty (30) days of delivery of the Earnout Statement setting forth its disputes or objections (the “Earnout Objection Disputes”) to such Earnout Statement and, to the extent practical, the Seller’s proposed resolution of each such Earnout Objection Dispute. If an Earnout Objection Statement is timely delivered, then Buyer and the Seller shall negotiate in good faith to resolve any Earnout Objection Disputes, but if they do not reach a final resolution within thirty (30) days after the delivery of such Earnout Objection Statement, the Seller and Buyer shall submit each unresolved Objection Dispute to the Independent Auditor to resolve such Earnout Objection Disputes. The Independent Auditor shall be instructed to set forth a procedure to provide for prompt resolution of any unresolved Earnout Objection Disputes and, in any event, to make its determination in respect of such Earnout Objection Disputes within thirty (30) days following its retention. The Independent Auditor’s determination of such Earnout Objection

Disputes shall be treated as expert determinations or appraisals under Delaware Law and such expert determinations shall be final and binding upon the Parties and not subject to review by a court or other tribunal; provided, however, that no such determination with respect to any item reflected in the Earnout Objection Statement shall be any more favorable to Buyer than is set forth in the Earnout Statement or any more favorable to the Seller than is proposed in the corresponding Earnout Objection Statement. If any unresolved Earnout Objection Disputes are submitted to the Independent Auditor, then, for purposes of this Section 1.13(b), Buyer and the Seller shall each pay 50% of all fees, costs, and expenses of the Independent Auditor. The final Earnout Statement for any calendar quarter after the Closing, however determined pursuant to this Section 1.13(b), will set forth (x) the roster of all Covered Members as of the end of such calendar quarter, and (y) the Medical Expense Ratio with respect to each such Covered Member as of the end of such calendar quarter.

(c) Within five (5) Business Days after either the Seller is entitled to receive the Earnout Class A Shares pursuant to the last sentence of Section 1.13(a) or the Earnout Class A Shares become final and binding pursuant to Section 1.13(b), Buyer shall deliver to the Seller the Earnout Class A Shares in a non-certificated book-entry statement with the restrictive legends set forth in the Investor Rights Agreement. The Parties agree to treat the issuance of any such Earnout Class A Shares made pursuant to this Section 1.13 as an adjustment to the consideration for the Shares for U.S. federal, state, local and foreign income tax purposes to the extent permitted by applicable Law.

(d) During the period beginning on the Closing Date and ending when the Earnout Class A Shares become issuable pursuant to Section 1.13(a), the Seller Parties acknowledge and agree that Buyer and its Affiliates may make business decisions and take actions that Buyer and its Affiliates deem appropriate to conduct the Business in their sole discretion, provided, however, that Buyer shall, and shall cause its Subsidiaries (including the Companies and their Subsidiaries), to (i) not take any action that is intended to reduce or avoid or delay the issuance of the Earnout Class A Shares pursuant to Section 1.13(a), (ii) use commercially reasonable efforts to maintain the Medical Expense Ratio attributable to a minimum of 100,000 Covered Members at an average rate of less than 85% for a period of two consecutive calendar quarters, (iii) maintain appropriate books and records sufficient to calculate the Covered Members and the Medical Expense Ratio attributable to any Covered Members, and provide Seller with reasonable access to such books and records, as well as any underlying Medicare Advantage Plan, Medicare Contract, or any Contract relating to any CMS Model, subject to compliance with applicable Law and any confidentiality requirements contained in any such agreements.

1.14 Withholding. Each of Buyer, Merger Subs, Merger LLCs, the Companies and the Companies’ Subsidiaries, as applicable (and their respective agents) shall be entitled to deduct and withhold from the amounts payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax Law; provided that, if Buyer, any Merger Sub, any Merger LLC, any Company or any of its Subsidiaries determines that an amount is required to be deducted and withheld, then at least five (5) Business Days prior to the date the applicable payment is scheduled to be made, Buyer shall (a) provide the Seller with written notice of the intent to deduct and withhold (which notice shall include a copy of the calculation of the amount to be deducted and withheld), and (b) cooperate in good faith with the recipient of such payment to reduce or eliminate any such amounts required to be deducted and withheld (including providing the recipient a reasonable opportunity to provide forms or other evidence that would reduce or eliminate any such amounts otherwise required to be deducted and withheld). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. The applicable withholding agent will promptly pay or cause to be paid any amounts withheld pursuant to this Section 1.14 for applicable Taxes to the appropriate Taxing Authority.

1.15 Initial Share Consideration True Up. Within five (5) Business Days following June 30, 2023 (the “True-Up Date”), Buyer shall calculate the number of shares of Class A Common Stock (such number of shares, the “True Up Shares”) that, immediately after the issuance thereof, would have represented 21.0% of the issued and outstanding shares of Class A Common Stock as of the Effective Time, after giving effect to any of the following transactions in Class A Common Stock, to the extent such transactions occur between the Effective Time and the True-Up Date: (a) issuances of Class A Common Stock upon the exercise of warrants to purchase Class A Common Stock that were outstanding and exercisable as of the Effective Time, (b) issuances of Class A Common Stock as a result of the achievement of the “Second CareMax Share Price Trigger” or “Second IMC Share Price Trigger” (the “de-SPAC Earnout Shares”) pursuant to that certain Business Combination Agreement, dated December 18, 2020, by and among Buyer (f/k/a Deerfield Healthcare Technology Acquisitions Corp.), CareMax Medical Group, LLC, IMC

Medical Group Holdings LLC and the other parties thereto, and (c) forfeitures, surrenders, or other dispositions to Buyer of Class A Common Stock outstanding as of the Effective Time. If the number of shares of Class A Common Stock constituting the Initial Share Consideration exceeds the number of shares of Class A Common Stock constituting the True Up Shares, the Seller shall forfeit to Buyer the number of shares of Class A Common Stock in excess of the True Up Shares. If the number of shares of Class A Common Stock constituting the Initial Share Consideration is less than the number of shares of Class A Common Stock constituting the True Up Shares, then Buyer shall issue to the Seller the number of shares of Class A Common Stock equal to the True Up Shares minus the Initial Share Consideration, and Buyer shall deliver to the Seller a non-certificated book-entry statement evidencing such shares with the restrictive legends set forth in the Investor Rights Agreement.

Article II
REPRESENTATIONS AND WARRANTIES OF BUYER, MERGER SUBS
AND MERGER LLCS

Buyer, each Merger Sub and each Merger LLC jointly and severally represent and warrant to the Seller that, as of the date hereof and as of the Closing Date:

2.01 Status. Each of Buyer and each Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Merger LLC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

2.02 Power and Authority. Each of Buyer, each Merger Sub, and each Merger LLC has all requisite corporate or limited liability company (as the case may be) power and authority to execute and deliver this Agreement and each Ancillary Document to which such party is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. Other than the approval of the Buyer Stockholder Proposal to be obtained at the Buyer Stockholders’ Meeting, all corporate or limited liability company (as the case may be) acts or proceedings required to be taken by Buyer and each Merger Sub and Merger LLC to authorize the execution and delivery of this Agreement and each Ancillary Document to which such party is or will be a party and the performance of Buyer’s, such Merger Sub, and such Merger LLC’s obligations hereunder and thereunder have been properly taken.

2.03 Enforceability. This Agreement has been, and each of the Ancillary Documents to which such party is or will be a party, upon the execution thereof, will be, duly authorized, executed and delivered by each of Buyer and each Merger Sub and Merger LLC, as applicable, and, assuming the due and valid authorization, execution and delivery of this Agreement and the Ancillary Documents to which the Seller is a party by the Seller, each of this Agreement and the Ancillary Documents to which such party is or will be a party is or constitutes the legal, valid and binding obligation of Buyer and each Merger Sub and Merger LLC, as applicable, enforceable against Buyer and each Merger Sub and Merger LLC, as applicable, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting or relating to creditors’ rights generally and general equitable principles (the “Bankruptcy and Equity Exceptions”).

2.04 No Violations; Consents and Approvals. The execution and delivery of this Agreement, and each of the Ancillary Documents to which such party is or will be a party, by Buyer and each Merger Sub and Merger LLC, as applicable, and the consummation by Buyer and each Merger Sub and Merger LLC of the Transactions and thereby will not (a) violate any provision of the Governing Documents of Buyer or any Merger Sub or Merger LLC, (b) violate any Law applicable to, binding upon or enforceable against Buyer or any Merger Sub or Merger LLC, (c) result in any breach of, or constitute a material default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, any Contract to which Buyer or any Merger Sub or Merger LLC is a party or bound, or (d) result in the creation or imposition of any Lien upon any property or assets of Buyer or any Merger Sub or Merger LLC, in each case with respect to clauses (b) – (d) that would reasonably be expected to impair or delay Buyer’s or any Merger Sub’s or Merger LLC’s ability to consummate the Transactions or have an adverse and material effect on the Buyer, any Merger Sub and any Merger LLC taken as a whole. Assuming expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act, except (i) for the filing of the Certificates of Initial Merger and Certificates of Final Merger, (ii) for the approval of the Buyer Stockholder Proposal and (iii) as set forth on Section 2.04 of the Disclosure Schedule, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification, recording or other action or filing with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Buyer or any Merger Sub or Merger LLC in connection with the execution, delivery or performance of this Agreement and the consummation of the Closing hereunder in accordance with the terms and conditions of this Agreement, except where the failure to obtain such approval, consent, waiver, authorization or other order, or to make such declaration, filing, registration, qualification, recording or other action would not reasonably be expected to impair or delay Buyer’s or any Merger Sub’s or Merger LLC’s ability to consummate the Transactions or have a Buyer Material Adverse Effect.

2.05 No Brokers. Except as set forth on Section 2.05 of the Disclosure Schedules, neither Buyer nor any Merger Sub or Merger LLC has incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the Transactions for which the Seller, the Companies or any of their Subsidiaries may be liable.

2.06 Financing. Buyer has available funds sufficient to consummate the Transactions, including the payment of the Cash Payment and all fees and expenses payable by Buyer, Merger Subs and Merger LLCs, in each case in connection with the Transactions. Each of Buyer and each Merger Sub and Merger LLC expressly acknowledges and agrees that its obligation to consummate the Transactions is not subject to any condition or contingency with respect to any financing or funding by any third party (including any condition or contingency with respect to any Medicare AR Financing).

2.07 Due Diligence. Each of Buyer and each Merger Sub and Merger LLC has completed such investigations of the Seller, the Companies and their Subsidiaries as it deems necessary and appropriate, and has received all of the information that it has requested from the Seller, the Companies and their Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Transactions. Notwithstanding the foregoing, nothing in this Section 2.07 is intended to modify or limit any of the representations or warranties of the Seller Parties or the Companies set forth in Article III and Article IV, or Buyer’s rights to indemnification set forth in Article X.

2.08 Investment Representation. Buyer is acquiring the Shares for its own account with the present intention of holding the Shares for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities Laws. Buyer is an “accredited investor” as defined in Regulation D promulgated by the Commission under the Securities Act.

2.09 Solvency. Immediately after Closing, Buyer and its Subsidiaries on a consolidated basis, shall (a) be able to pay its debts as they become due, (b) own property which has a fair saleable value greater than the amounts required to pay their respective debts as and when they become due (including a reasonable estimate of the amount of all contingent liabilities), and (c) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Buyer, the Companies or any of their respective Subsidiaries

2.10 Litigation. There are no Proceedings pending or, to Buyer’s Knowledge, expressly threatened in writing against Buyer or any of its Subsidiaries, at law or in equity, before or by any Governmental Authority that would reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the Transactions or would reasonably be expected to impair or delay Buyer’s or any Merger Sub’s or Merger LLC’s ability to consummate the Transactions.

2.11 Capitalization.

(a) The authorized capital stock of Buyer consists of 261,000,000 shares, consisting of (i) 260,000,000 shares of common stock, including (A) 250,000,000 shares of Class A Common Stock, and (B) 10,000,000 shares of Class B common stock (“Class B Common Stock”), and (ii) 1,000,000 shares of preferred stock (“Preferred Stock”). As of the date hereof, (1) 87,367,972 shares of Class A Common Stock are issued and outstanding, (2) no shares of Class B Common Stock are issued and outstanding, (3) no shares of Preferred Stock are issued and outstanding, (4) no shares of Class A Common Stock are held in the treasury of Buyer, and (5) 13,791,652 shares of Class A Common Stock are issuable upon the exercise of outstanding warrants to purchase Class A Common Stock.

(b) Except as disclosed in the Buyer SEC Documents, there are no (i) outstanding securities of Buyer or any of its Subsidiaries convertible into, exchangeable or exercisable for equity interests of Buyer or any of its Subsidiaries, (ii) authorized or outstanding options, preemptive rights, redemption rights, repurchase rights, warrants or other rights to purchase or acquire from Buyer or any of its Subsidiaries, or obligations of Buyer or any of its Subsidiaries to issue or sell, any equity interests, including securities convertible into or exchangeable for equity interests of Buyer or any of its Subsidiaries, (iii) equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to Buyer or any of its Subsidiaries, (iv) authorized or outstanding bonds, debentures, notes or other indebtedness that entitles the holders to vote (or convertible or exercisable for or exchangeable into securities that entitle the holders to vote) with holders of Class A Common Stock on any matter or (v) voting trust agreements or other contracts restricting or otherwise relating to voting, dividend rights or disposition of the equity interests of Buyer or any of its Subsidiaries.

(c) The descriptions of the rights and preferences of each class of capital stock as described in each Buyer SEC Document was accurate as of the date of each such Buyer SEC Document.

(d) Each Merger Sub and Merger LLC are indirect, wholly-owned Subsidiaries of Buyer.

2.12 SEC Documents; Financial Statements; Controls; Listing.

(a) Since July 16, 2020, Buyer has timely filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it with the Securities and Exchange Commission (the “Commission”) (all such documents, collectively, the “Buyer SEC Documents”). The Buyer SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Buyer Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed or furnished Buyer SEC Document filed or furnished prior to the Effective Time) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) in the case of the Buyer Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and subject, in the case of interim financial statements, to normal year-end adjustments, and (v) in the case of the Buyer Financial Statements, fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of Buyer as of the dates and for the periods indicated therein.

(b) Buyer has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to give reasonable assurance that information relating to Buyer and its Subsidiaries required to be disclosed in the Buyer SEC Documents is recorded, summarized and reported within the time periods specified by the Commission and that such information is communicated to Buyer’s management. Except as set forth in the Buyer SEC Documents and on Schedule 2.12(b), Buyer’s management has not identified any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting of Buyer and its Subsidiaries that would reasonably be expected to adversely affect Buyer’s ability to record, process, summarize and report financial information, and Buyer does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal control over financial reporting.

(c) The Class A Common Stock is listed on the Nasdaq Global Select Market, and Buyer has not received any notice of delisting. Buyer has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

2.13 Independent Registered Accounting Firm. WithumSmith+Brown, PC, which has audited the financial statements of Buyer and its consolidated Subsidiaries for the year ended December 31, 2021 and delivered its report with respect to such audited consolidated financial statements so contained or incorporated by reference in the Buyer SEC Documents, was an independent registered public accounting firm with respect to Buyer within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) as of the date of issuance of such audited financial statements. WithumSmith+Brown, PC was not dismissed as independent registered public accountants of Buyer as a result of or in connection with any disagreement with Buyer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

2.14 Valid Issuance. The Seller Class A Shares, when issued to the Seller under, and in accordance with, this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in Buyer’s Governing Documents, will be free of any Liens, and will not be issued in violation of any preemptive or similar purchase rights, other than (a) restrictions on transfer under applicable state and federal securities Laws, (b) those as are created by or related to the Seller and (c) those arising under this Agreement or the Investor Rights Agreement.

2.15 No Integration. Neither Buyer nor any of its Affiliates has, directly or indirectly, sold, offered for sale or solicited offers to buy in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with any issuance of the Class A Common Stock under this Agreement in a manner that would require registration under the Securities Act.

2.16 Exemptions from Securities Laws. Provided that the representations made by the Seller in Section 3.08 are true and correct as of the date hereof, as of the Closing Date and as of the date of each issuance of Earnout Class A Shares, if any, the issuance of the Seller Class A Shares to the Seller in accordance with the terms of this Agreement will be exempt from the registration requirements of the Securities Act, and no document will be required to be filed except for the filing of a Form D with the Commission, no proceeding will be required to be taken, and no permit, approval, consent or authorization will be required to be obtained by Buyer or any other Person under the Securities Act in connection with such issuance.

2.17 Investment Company Status. Neither Buyer nor any of its Subsidiaries is, and immediately after the Closing, neither Buyer nor any of its Subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

2.18 Buyer Proxy Statement. On the date of any filing of the Buyer Proxy Statement pursuant to Section 14A of the Exchange Act and the date the Buyer Proxy Statement is first mailed to stockholders of Buyer, and at the time of the Buyer Stockholders’ Meeting, the Buyer Proxy Statement (together with any amendments or supplements thereto) shall comply in all material respects with the applicable requirements of the Exchange Act and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Buyer makes no representations or warranties as to the information contained in, incorporated by reference in, or omitted from the Buyer Proxy Statement in reliance upon and in conformity with information furnished in writing to Buyer by or on behalf of the Seller, the Companies or any of their respective Affiliates for inclusion in the Buyer Proxy Statement.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE II AND ANY ANCILLARY DOCUMENT OR ANY AGREEMENT, DOCUMENT, CERTIFICATE OR SIMILAR INSTRUMENT DELIVERED BY BUYER OR ITS AFFILIATES PURSUANT HERETO OR THERETO, NONE OF BUYER, ITS AFFILIATES, OR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO BUYER OR ITS AFFILIATES OR ITS BUSINESS, OPERATIONS, ASSETS, STOCK OR OWNERSHIP INTERESTS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS. NEITHER THE SELLER PARTIES, COMPANIES NOR ANY OF THEIR RESPECTIVE AFFILIATES HAS BEEN INDUCED BY, OR RELIED UPON, ANY REPRESENTATION, WARRANTY, COVENANT OR STATEMENT (WRITTEN OR ORAL), WHETHER EXPRESS OR IMPLIED, MADE BY ANY PERSON THAT IS NOT EXPRESSLY SET FORTH IN THIS ARTICLE III OR ANY ANCILLARY DOCUMENT OR ANY AGREEMENT, DOCUMENT, CERTIFICATE OR SIMILAR INSTRUMENT DELIVERED BY BUYER OR ITS AFFILIATES PURSUANT HERETO OR THERETO. Notwithstanding any provision hereof to the contrary, the parties agree that any party may bring a proceeding for Fraud and nothing herein shall limit the remedies available in connection with any such proceeding.

Article III
REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Except as set forth in the Disclosure Schedule, each of the Seller Parties jointly and severally represents and warrants to Buyer, Merger Subs and Merger LLCs that, as of the date hereof and as of the Closing Date:

3.01 Status. Each Seller Party is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.

3.02 Power and Authority. The Seller Parties have all requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which such party is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions and the Reorganization. The execution and delivery of this Agreement, the Ancillary Documents to which such party is or will be a party, and the consummation of the Transactions have been duly authorized by all necessary limited liability company action on the part of the Seller Parties and no other proceeding on the part of the Seller Parties is necessary to authorize this Agreement and the Ancillary Documents to which the Seller Parties are party or will be a party or to consummate the Transactions.

3.03 Enforceability. This Agreement has been, and each of the Ancillary Documents to which the Seller Parties is or will be a party, upon the execution thereof, will be, duly authorized, executed and delivered by the Seller Parties and, assuming the due and valid authorization, execution and delivery of this Agreement and the Ancillary Documents to which Buyer is or will be a party by Buyer, each of this Agreement and the Ancillary Documents to which such party is or will be a party constitutes the legal, valid and binding obligation of the Seller Parties enforceable against the Seller Parties in accordance with their respective terms, except as the same may be limited by applicable Bankruptcy and Equity Exceptions. The aggregate amount of all obligations under the Reorganization Notes as of the Closing shall not be greater than the sum of (a) $25,000,000, plus (b) the Financed Net Pre-Closing Medicare AR, minus (c) Transaction Expenses (calculated as of as of immediately prior to the Closing), minus (d) Indebtedness (calculated as of immediately prior to the Closing, but excluding, to avoid duplication, the Reorganization Notes), and when such aggregate amount is paid at the Closing pursuant to the payoff letters contemplated by Section 1.10(a)(v), there will be no further obligations under the Reorganization Notes.

3.04 No Violations; Consents and Approvals. Neither the execution and delivery by a Seller Party of this Agreement or the Ancillary Documents to which a Seller Party is or will be a party or the consummation by Seller of the Transactions and the Reorganization will (a) violate any provision of the Governing Documents of a Seller Party, (b) violate any Law applicable to, binding upon or enforceable against a Seller Party, (c) result in any breach of, or constitute a material default (or an event which would, with the passage of time or the giving of notice or both, constitute a material default) under, or give rise to a right of payment under or the right to terminate, any material Contract to which any Seller Party is a party or bound, or (d) result in the creation or imposition of any Lien upon any properties or assets of a Seller Party, in each case with respect to clauses (b) – (d) that would reasonably be expected to impair or delay a Seller Party’s ability to consummate the Transactions or have an adverse and material effect on the Seller Parties taken as a whole. Assuming expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act, except for the filing of the Certificates of Initial Merger and the Certificates of Final Merger, and except as set forth on Schedule 3.04, no material approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification, recording or other action or filing with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Seller Parties in connection with the execution, delivery or performance by the Seller Parties of this Agreement or any Ancillary Document to which a Seller Party is or will be a party or the consummation of the Transactions or the Reorganization by the Seller Parties, except where the failure to obtain such approval, consent, waiver, authorization or other order, or to make such declaration, filing, registration, qualification, recording or other action would not reasonably be expected to impair or delay a Seller Party’s ability to consummate the Transactions or the Reorganization.

3.05 No Brokers. Except as set forth on Schedule 3.05, the Seller Parties have not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the Transactions or the Reorganization.

3.06 Ownership; Capitalization.

(a) Section 3.06 of the Disclosure Schedule sets forth the number of authorized equity interests of each class of each Seller Party’s equity interests, the number of issued and outstanding equity interests of each class of each Seller Party’s equity interest and the number of issued and outstanding equity interest of each Seller Party’s equity interest held by each record owner and with respect to the Seller, each beneficial owner of Seller and each manager and officer of Seller. All of each Seller Parties’ equity interests have been duly authorized and validly issued and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities Laws, such Seller Party’s Governing Documents or any other contract or arrangement by and among each Seller Party and any holder of equity interests of such Seller Party or to which such Seller Party is bound, including any applicable preemptive rights, are free and clear of restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws) and Liens (other than Permitted Liens) and is owned beneficially and of record, by the Persons set forth on and in the amounts set forth on Section 3.06 of the Disclosure Schedule. Seller Parties have made available to Buyer true and correct copies of Seller’s capitalization table (the “Seller Capitalization Table”).

(b) The Subsidiaries of Parent listed on Section 3.06(b) of the Disclosure Schedule are, until the Reorganization, the record and beneficial owner of the Shares set forth opposite their names on such schedule, which schedule sets forth such information for all of the Shares, and have good and valid title to such Shares, free and clear of all Liens, other than Liens (a) arising pursuant to, or as a result of, the Transactions or (b) arising pursuant to applicable securities Laws. Immediately after the Reorganization and as of the Closing, the Seller will be the record and beneficial owner of all of the Shares and will have good and valid title to such Shares, free and clear of all Liens, other than Liens (a) arising pursuant to, or as a result of, the Transactions or (b) arising pursuant to applicable securities Laws. Neither the Parent, the Seller, nor any of their respective Affiliates is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, limited liability company agreement or stockholders agreement with respect to the sale or voting of any shares of capital stock or equity interests of each Company or any securities convertible into or exchangeable or exercisable for any shares of capital stock or equity interests of each Company. The stock certificates and stock powers to be delivered by the Seller to Buyer at the Closing will be sufficient to transfer the entire interest in the shares of capital stock in each of the Companies (of record and beneficially) at the Closing.

3.07 Litigation. Except as set forth on Section 3.07 of the Disclosure Schedules, as of the date hereof, there are no, and for the three (3) years prior to the date hereof there have been no, Proceedings pending or, to the Seller’s Knowledge, threatened in writing against the Seller Parties or their Subsidiaries or their respective Affiliates relating to or arising out of the Business, and neither the Seller Parties nor their Subsidiaries nor their respective Affiliates are subject to any outstanding judgment, order or decree of any Governmental Authority relating to or arising out of the Business, except for litigation occurring in the ordinary course of business relating to medical malpractice or employment matters that would not reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the Transactions or impair or delay a Seller Party’s ability to consummate the Transactions. Except as set forth on Section 3.07 of the Disclosure Schedules, as of the date hereof, to the Seller’s Knowledge, there are no pending investigations being conducted by any Governmental Authority against the Seller Parties or their Subsidiaries or their respective Affiliates relating to or arising out of the Business or Health Care Laws.

3.08 Securities Law Compliance. The Seller is an accredited investor as defined in Regulation D under the Securities Act. The Seller (a) is acquiring the Seller Class A Shares for its own account and not with a view to distribution, (b) has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Seller Class A Shares and is able financially to bear the risks thereof, and (c) understands that the Seller Class A Shares will, upon issuance, be characterized as “restricted securities” under state and federal securities Laws and that, under such Laws and applicable regulations, the Seller Class A Shares may be transferred or resold without registration under such Laws only in certain limited circumstances.

3.09 Information Supplied. On the date of any filing of the Buyer Proxy Statement pursuant to Section 14A of the Exchange Act and the date the Buyer Proxy Statement is first mailed to stockholders of Buyer, and at the time of the Buyer Stockholders’ Meeting, none of the information supplied or to be supplied by the Seller Parties, the Companies or any of their respective Affiliates for inclusion in the Buyer Proxy Statement (together with any amendments or supplements thereto) will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.10 Tax Matters. The Seller Parties have not taken any action, or has any Knowledge of any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

Article IV
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANIES

Except as set forth in the Disclosure Schedule, each Seller Party hereby jointly and severally represents and warrants to Buyer, Merger Subs and Merger LLCs that, as of the date hereof and as of the Closing Date:

4.01 Corporate Status. Each Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each Company has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted. Each Company is legally qualified to transact business as a foreign company in all jurisdictions where the nature of its properties and the conduct of its business as now conducted require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Companies have made available to Buyer true and complete copies of the Governing Documents of the Companies in effect as of the date of this Agreement.

4.02 Capitalization; Ownership. Section 4.02 of the Disclosure Schedule sets forth the number of authorized shares of each class of each Company’s equity interests, the number of issued and outstanding equity interests of each class of each Company’s equity securities and the number of issued and outstanding equity interests of each Company’s equity interests held by each record and beneficial owner of such equity interests and each director and officer of each of the Companies and their Subsidiaries, in each case, both prior to the Reorganization and subsequent to the consummation of the Reorganization. All of each Company’s equity interests have been duly authorized and validly issued and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities Laws, such Company’s Governing Documents or any other contract or arrangement by and among each Company and any holder of equity interest of such Company or to which such Company is bound, including any applicable preemptive rights, are free and clear of restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws) and Liens (other than Permitted Liens) and is owned, beneficially and of record, by the Persons set forth on Section 4.02 of the Disclosure Schedule, in each case, both prior to the Reorganization and subsequent to the consummation of the Reorganization. Except as set forth on Section 4.02 of the Disclosure Schedule, there are no outstanding options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements that require each Company to issue or sell any of its equity interests or securities convertible into or exchangeable for its equity interests. Seller Parties have made available to Buyer true and correct copies of the Company’s Governing Documents and true and correct copies of each Company’s current capitalization tables. Each Company is not obligated to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no bonds, debentures, notes or other indebtedness of any Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of securities of the Companies may vote. Each Company is not a party to, or otherwise subject to, any voting trust, proxy or other contract with respect to the voting, repurchase, redemption, sale, transfer or other acquisition or disposition of any its shares of capital stock or other equity interests.

4.03 Subsidiaries.

(a) Section 4.03(a) of the Disclosure Schedule sets forth each Subsidiary of the Companies, the number of authorized equity interests of each class of each such Subsidiary’s equity interests, the number of issued and outstanding equity interests of each class of each such Subsidiary’s equity interests and the number of issued and outstanding equity interests of such Subsidiary’s equity interests held by each record and beneficial owner of such equity interests, in each case, both prior to the Reorganization and subsequent to the consummation of the Reorganization and as of the Closing. All of the equity interests of each such Subsidiary has been duly authorized and validly issued and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities Laws, such Subsidiary’s Governing Documents or any other contract or arrangement by and among such Subsidiary and any holder of equity interests of such Subsidiary or to which such Subsidiary is bound, including any applicable preemptive rights, are free and clear of restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws) and Liens (other than Permitted Liens) and is owned, beneficially and of record, by the Persons set forth on Section 4.03 of the Disclosure Schedule. Except as set forth on Section 4.03 of the Disclosure Schedule, there are no outstanding options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements that require such Subsidiary to issue or sell any equity interests, or securities convertible into or exchangeable for its equity interests. None of the Companies nor any of their Subsidiaries is obligated to redeem or otherwise acquire any of its outstanding equity interests or make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no bonds, debentures, notes or other indebtedness of such Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of securities of such Subsidiary may vote. Such Subsidiary is not a party to, or otherwise subject to, any voting trust, proxy or other contract with respect to the voting, repurchase, redemption, sale, transfer or other acquisition or disposition of any equity interests of such Subsidiary. Each of the Companies’ Subsidiaries is duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each such Subsidiary has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted. Each such Subsidiary is legally qualified to transact business as a foreign company in all jurisdictions where the nature of its properties and the conduct of its business as now conducted require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Subsequent to giving effect to the Reorganization, each of SNCN, SICN and SACN shall be a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. STACO is a Texas non-profit corporation, duly formed, validly existing and in good standing under the Laws of the State of Texas, and as of the date hereof has applied for certification as a Texas non-profit health organization and shall be so certified as of the Closing Date. The Companies have made available to Buyer true and complete copies of the Governing Documents of each of their Subsidiaries in effect as of the date of this Agreement.

(b) Section 4.03(b) of the Disclosure Schedule sets forth each direct or indirect Subsidiary of SHCS that is a provider entity practicing medicine, each record and beneficial owner of all equity interests of such Subsidiary (each such Subsidiary, an “SMG Subsidiary” and collectively all the SMG Subsidiaries, “SMG”). Except as set forth on Section 4.03(b) of the Disclosure Schedule, there are no outstanding options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements that require an SMG Subsidiary to issue or sell any shares of its equity or securities convertible into or exchangeable for equity. None of such SMG Subsidiaries is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

4.04 No Violation; Consents and Approvals; Power and Authority.

(a) Except as set forth on Section 4.04(a) of the Disclosure Schedule, neither the execution, delivery or performance by the Companies of this Agreement or the Ancillary Documents to which the Companies are a party nor the consummation by the Companies of the Transactions or the Reorganization will (with our without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of the Companies, (ii) violate any Law applicable to, binding upon or enforceable against the Companies, (iii) result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, any Material Contract, or (iv) result in the creation or imposition of any Lien upon any of the properties or assets of any Company or any of their respective Subsidiaries, in each case with respect to clauses (ii) – (iv) that would reasonably be expected to have an adverse and material effect on the Companies and their Subsidiaries taken as a whole.

(b) Assuming expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act, except for the filing of the Certificates of Initial Merger and the Certificates of Final Merger, and except as set forth on Section 4.04(b) of the Disclosure Schedule, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification, recording or other action or filing with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Companies or any of their Subsidiaries for the execution, delivery or performance by the Companies of this Agreement or the Ancillary Documents to which the Companies are a party or the consummation by the Companies of the Transactions or the Reorganization, except those that are immaterial in nature.

(c) Each Company has the corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the Transactions and the Reorganization (the “Ancillary Documents”) and to consummate the

Transactions. Except as set forth on Section 4.04(c) of the Disclosure Schedule, the execution and delivery of this Agreement, the Ancillary Documents and the consummation of the Transactions and the Reorganization have been duly authorized by all necessary corporate action on the part of each Company and no other proceeding on the part of each Company is necessary to authorize this Agreement and the Ancillary Documents to which such Company is party or to consummate the Transactions and the Reorganization. This Agreement has been, and each of the Ancillary Documents to which each Company will be a party, upon the execution thereof, will be, duly and validly executed and delivered by such Company and constitute a valid, legal and binding agreement of such Company (assuming that this Agreement has been and the Ancillary Documents to which such Company is a party will be duly and validly authorized, executed and delivered by the other Persons party thereto), in each case enforceable against such Company in accordance with their respective terms, except as the same may be limited by applicable Bankruptcy and Equity Exceptions.

4.05 Financial Statements. Attached as Section 4.05 of the Disclosure Schedule are copies of (a) the unaudited consolidated balance sheet and income statements of each Company and its Subsidiaries as of and for the years ended December 31, 2019, December 31, 2020 and December 31, 2021 (together, the “Year-End Financial Statements”), and (b) the unaudited consolidated balance sheet of each Company and its Subsidiaries as of March 31, 2022 (the “Latest Balance Sheet”) and income statement of each Company and its Subsidiaries for the three-month period ended on March 31, 2022 (collectively, with the Latest Balance Sheet, the “Latest Financial Statements” and collectively with the Year-End Financial Statements, the “Financial Statements”). The Year-End Financial Statements (i) fairly present, in all material respects, taken as a whole, the combined financial position of each Company and its Subsidiaries at each of the statement of financial positions dates and the results of operations for each of the periods covered thereby and (ii) have been prepared in accordance with GAAP as consistently applied by such Company and its Subsidiaries. There are no outstanding liabilities or obligations (whether accrued, absolute, contingent or otherwise and whether due or to become due) of any Company, their respective Subsidiaries or the Business of a nature required to be disclosed in a balance sheet prepared in accordance with GAAP, other than: (1) liabilities or obligations reserved against or reflected in the Financial Statements or disclosed in the notes thereto; (2) liabilities disclosed on Section 4.05 of the Disclosure Schedule; (3) liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet, none of which results from or arises out of any breach of contract, breach of warranty, tort, infringement or violation of applicable Law or order, writ, injunction or decree; or (4) liabilities that would be immaterial, in the aggregate, to the Companies, their Subsidiaries and the Business. The Latest Financial Statements, having regard to the purposes for which they have been prepared as interim financial statements, fairly represent, in all material respects, taken as a whole, the combined assets and liabilities and combined profit and losses of each Company and its Subsidiaries as of March 31, 2022. The financial statements required to be delivered pursuant to Section 5.13, having regard to the purposes for which they will have been prepared as interim financial statements, will fairly represent, in all material respects, taken as a whole, the combined assets and liabilities and combined profit and losses of each Company and its Subsidiaries as of the dates indicated therein. The Financial Statements were derived from, and are consistent in all material respects with, the books and records of each applicable Company and its Subsidiaries. None of the Companies or any of their Subsidiaries have any material off-balance sheet liabilities or obligations of any nature to, or any financial interest in, any Person, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt or expenses by the Companies or any of their Subsidiaries.

4.06 Absence of Certain Developments. Except as contemplated or permitted by this Agreement, by the Reorganization, or as set forth on Section 4.06 of the Disclosure Schedule, since the date of the Latest Balance Sheet, (a) there has not been any change, fact, event, occurrence, development, condition, liability, or effect, in each case, that has had, or would reasonably be expected to have, a Material Adverse Effect and (b) the Companies and each of their Subsidiaries and any applicable predecessor to such parties has conducted the Business in the ordinary course consistent in all material respects with past practices. Since the date of the Latest Balance Sheet, except as set forth on Section 4.06 of the Disclosure Schedule, there has been no action or omission to take an action by the Companies or any of their Subsidiaries or any applicable predecessor to such parties which, if such action or omission had been taken by the Companies or such Subsidiary between the date of this Agreement and the Closing Date, would have required the consent of Buyer under Section 5.04.

4.07 Litigation. As of the date hereof, there are no, and for the four (4) years prior to the date hereof there have been no, Proceedings pending or, to the Companies’ Knowledge, threatened in writing against the Companies or any of their Subsidiaries, or, arising from or related to the Business, any predecessor to such parties, or any of the Companies’ or any of its Subsidiaries’ respective assets or properties or their current or former directors, officers or employees or the Business. As of the date hereof, neither the Companies nor any of their Subsidiaries, nor, as arising from or related to the Business, any predecessor to such parties is or has been subject to any outstanding judgment, order or decree of any Governmental Authority that relates specifically to the Companies or any of their respective Subsidiaries or the Business.

4.08 Environmental Matters.

(a) The Companies and their Subsidiaries and the Business as conducted prior to effectuating the Reorganization are, and for the four (4) years prior to the date hereof have been, in material compliance with all Environmental Laws. Except as set forth on Section 4.08(a) of the Disclosure Schedule, the Companies and their Subsidiaries and the Business prior to effectuating the Reorganization have not within the four (4) years prior to the date hereof, received any written or, to the Seller’s Knowledge, oral notice of a material violation of Environmental Laws or any material liability arising under Environmental Laws or any investigation, remediation or corrective obligation, relating to the Companies, any of their Subsidiaries, or any of its or their respective facilities, the subject of which is unresolved. Except as set forth on Section 4.08(a) of the Disclosure Schedule, as of the date hereof, there is no Proceeding pending against the Companies or any of their Subsidiaries related to an actual or alleged material violation of Environmental Laws or a material liability arising under Environmental Laws.

(b) The Companies have made available to Buyer copies of all material environmental reports and audits pertaining to the Leased Real Property that are within the Companies’ possession or control.

(c) None of the Companies, any of their Subsidiaries, nor the Business as conducted prior to effectuating the Reorganization or, to the Knowledge of the Companies, any of their respective predecessors in interest has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any toxic or otherwise hazardous material, substance or waste at the Leased Real Property, in each case that has resulted in or would reasonably be expected to result in material liability to the Companies and their Subsidiaries.

4.09 Title to Properties.

(a) Parent or one of its Subsidiaries have, until the Reorganization, and the Companies or one of their Subsidiaries will have, immediately after the Reorganization and as of the Closing, valid title to, or a valid leasehold interest in (or other right to use), all of the tangible personal property (i) used in the Business or (ii) shown to be owned, licensed or leased by the Companies and their Subsidiaries on the Latest Balance Sheet, free and clear of all Liens, except for Permitted Liens or assets disposed of in the ordinary course of business since January 31, 2022. The tangible assets of the Companies and their Subsidiaries, in the aggregate, are free from material defects, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used. Except as set forth on Section 4.09 of the Disclosure Schedule, the assets, properties, claims, interests and rights of the Companies and their Subsidiaries, in the aggregate, constitute all of the material assets, properties, claims, interests and rights used or held for use in the conduct of the Business by the Companies and their Subsidiaries necessary for the continued conduct of the Business and are sufficient in all material respects for the Companies and their Subsidiaries to conduct the operations of the Business after the Closing in substantially the same manner as prior to Closing.

(b) Section 4.09(b) of the Disclosure Schedule sets forth a true, correct and complete list of all of the real property leased by the Companies and their Subsidiaries (the “Leased Real Property”). The Leased Real Property constitutes all of the real property leased by the Companies and their Subsidiaries and used exclusively in the operation of the Business. The Leased Real Property leases are in full force and effect, subject to proper authorization and execution of such lease by the other party and the application of any Bankruptcy and Equity Exceptions. The Companies have made available to Buyer true and correct copies of each of such leases, and none of such leases have been modified in any material respect, except to the extent that such modifications are disclosed by the copies made available to Buyer. None of the Companies nor any of their Subsidiaries is in default in any material respect under any of such leases. Except as disclosed on Section 4.09(b) of the Disclosure Schedule, there are no subleases or similar written agreements granting to any Person other than the Companies nor any of their Subsidiaries the right to use or occupy any such Leased Real Property.

(c) None of the Companies nor any of their Subsidiaries owns, or has ever owned, any real property or any interest therein, and none of the Companies nor any of their Subsidiaries has an obligation to purchase any real property.

4.10 Compliance with Laws. The Companies and their Subsidiaries and the Business as conducted prior to effectuating the Reorganization are, and have been for the four (4) years prior to the date hereof, in compliance with all applicable Laws, including applicable Health Care Laws. For the four (4) years prior to the date hereof, except as set forth on Section 4.10 of the Disclosure Schedule, none of the Companies nor any of their Subsidiaries nor the Seller Parties or any of their Subsidiaries (with respect to the Business) have been cited, fined or otherwise notified in writing of any material failure to comply with any material applicable Laws, including applicable Health Care Laws.

4.11 Regulatory Matters.

(a) The Companies and their Subsidiaries and the Business as conducted prior to effectuating the Reorganization are, and have been for the four (4) years prior to the date hereof, in compliance with all applicable Health Care Laws. If the Companies or any of their Subsidiaries or any Affiliate engaged in the Business as conducted prior to effectuating the Reorganization currently participates or has participated in a Health Care Program, then such Company, or such Subsidiary or Affiliate (i) meets and has met the requirements for participation in, and receipt of payment from, such Health Care Program related to the Business, and (ii) is a party to one or more valid agreements with the appropriate Governmental Authority where necessary. Except as set forth on Section 4.11(a) of the Disclosure Schedule, SHCN and TACO (each, as they relate to the Business), the Companies, their Subsidiaries, and their employed Providers (if any) have no outstanding overpayments or refunds due to any Health Care Program. SHCN and TACO (each, as they relate to the Business), the Companies, their Subsidiaries, their employed Providers (if any) and the SMG Providers (arising from or related to the Business) have timely filed all claims and reports required to be filed prior to the date hereof with respect to any Health Care Program, all fiscal intermediaries or carriers and other insurance carriers, and all such claims and reports are complete and accurate in all material respects and have been prepared in material compliance with Laws governing reimbursement and payment claims. There are no additional document requests made by any Health Care Program to which SHCN and TACO (each, as they relate to the Business), the Companies, their Subsidiaries, their employed Providers (if any) and the SMG Providers (arising from or related to the Business) have not responded and no denials of claims are currently being appealed by the Companies, their Subsidiaries, and their employed Providers (if any), or the SMG Providers (arising from or related to the Business). SHCN and TACO (each, as they relate to the Business), the Companies, their Subsidiaries, their employed Providers (if any) and the SMG Providers (arising from or related to the Business) have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments that have become due pursuant to such claims and reports, have not claimed or received reimbursements from any Health Care Program in excess of the amounts permitted by Law and, to the Companies’ Knowledge, have no liability under any Health Care Program, other than any refund, overpayment, discount or adjustment that occurs in the ordinary course of business. None of SHCN and TACO (each, as they relate to the Business), the Companies, their Subsidiaries, any director, officer or employee of SHCN, TACO, the Companies or any of their Subsidiaries or, to the Companies’ Knowledge, any Affiliated Provider or SMG Provider, during the four (4) years prior to the date hereof has been, or is currently, suspended, excluded or debarred from contracting with the federal or any state government or from participating in any Health Care Program, nor are any such exclusions, debarment, or suspensions pending or, to the Companies’ Knowledge, threatened. None of the Companies, their Subsidiaries, any director, officer or employee of the Companies or any of their Subsidiaries, or, to the Companies’ Knowledge, any Affiliated Provider or SMG Providers, during the four (4) years prior to the date hereof has been convicted of, charged with, or, to the Companies’ Knowledge, investigated for, or has engaged in conduct that would constitute, an offense related to Medicare or any other Health Care Program or convicted of, charged with, or to the Companies’ Knowledge, investigated for, or engaged in conduct that would constitute a violation of any Law related to fraud, theft, embezzlement, breach of fiduciary duty, kickbacks, bribes, other financial misconduct, obstruction of an investigation or controlled substances, nor are any such sanctions or charges pending, or, to the Companies’ Knowledge, threatened. SHCN, TACO, the Companies and their Subsidiaries, have and for the last four (4) years have maintained, compliance programs and appropriate employee training and education programs as required by any Health Care Program and consistent with general healthcare compliance principles.

(b) Neither SHCN and TACO (in each case, as it relates to the Business), the Companies, their Subsidiaries, nor the SMG Providers (arising from or related to the Business) have received any notification, correspondence, or any other oral or written communication, including notification of any pending or threatened

Proceeding or other action from any Governmental Authority or Health Care Program of any potential or actual non-compliance by, or Liability of, Companies, their Subsidiaries, SMG Providers, or the Seller under any Health Care Law. SHCN and TACO (in each case, as it relates to the Business), the Companies, their Subsidiaries, SMG Providers, and the Seller Parties (as applicable) have timely filed all material reports, data, and other information required to be filed with such Governmental Authorities and Health Care Programs regarding the Companies, their Subsidiaries, SMG Providers and the Seller Parties and the Business.

(c) None of SHCN and TACO (in each case, as it relates to the Business), the Companies and their Subsidiaries, the SMG Providers (arising from or related to the Business) or any employees, officers, or directors has engaged in any activities that are prohibited under 42 U.S.C. §§ 1320a-7, et seq., or the regulations promulgated thereunder, or under any other federal or state statutes or regulations, or which are prohibited by applicable rules of professional conduct.

(d) All billing and collection practices of, and claims (if any) submitted by, SHCN and TACO (in each case, as it relates to the Business), the Companies, their Subsidiaries, their employed Providers (if any), the SMG Providers (arising from or related to the Business) with respect to all Health Care Programs have been in compliance with all applicable Laws, regulations and policies of, and any payor agreements with such Health Care Programs. The Companies, their Subsidiaries, their employed Providers (if any), the SMG Providers (arising from or related to the Business) have not submitted any claims that are cause for civil penalties or overpayments under, or mandatory or permissive exclusion from, any Health Care Program, or under the terms of any payor agreement. SHCN and TACO (in each case, as it relates to the Business), the Companies, their Subsidiaries, their employed Providers, the SMG Providers (arising from or related to the Business) have maintained such records as required by applicable Laws or third party payor policy supporting the provision of services billed under all Health Care Programs. SHCN and TACO (in each case, as it relates to the Business), the Companies and their Subsidiaries, for the past four (4) years have properly credentialed and re-credentialed all employed Providers (if any), SMG Providers and Affiliated Providers in accordance with any and all Health Care Program and payor agreement requirements.

(e) Each Provider now or formerly employed by SHCN and TACO (in each case, as it relates to the Business), the Companies, their Subsidiaries, SMG or the Seller Parties or their Subsidiaries to provide professional services with respect to the Business, is or was duly licensed to provide such services, is or was in compliance with all Laws relating to such professional licensure and the provision of health care services and meets or met the qualifications to provide such professional services under applicable Laws and the terms and conditions of the payor agreements to which the Companies, their Subsidiaries, or the Seller Parties, or SMG Providers (arising from or related to the Business), is a party, in each case during the periods during which such Provider provided such services on behalf of any of them. The Companies, their Subsidiaries, and the Business as conducted prior to effectuation the Reorganization is and for the past four (4) years have been in compliance with all marketing and advertising Laws, rules, regulations, or policies related to all Health Care Programs.

(f) The Companies, their Subsidiaries, and the Business as conducted prior to effectuating the Reorganization is and for the past four (4) years as applicable have been in compliance with all requirements for the CMS Models. The Companies, their Subsidiaries, and the Business as conducted prior to effectuating the Reorganization is and for the past four (4) years, have appropriately enrolled or aligned beneficiaries into the CMS Models, and all current beneficiaries are enrolled in or aligned with the CMS Models in compliance with all CMS Model requirements. Except as set forth on Schedule 4.11(f) of the Disclosure Schedule, none of the Companies, their Subsidiaries, the Seller, nor the Business as conducted prior to effectuating the Reorganization have received any notices, letters, or other communication from CMS identifying non-compliance related to the CMS Models. CMS has not taken any adverse action against the Companies, their Subsidiaries, the Seller, or the Business related to any CMS Models. The Companies, their Subsidiaries, and the Business as conducted prior to effectuating the Reorganization for the past four (4) years as applicable have been in compliance with all requirements for the CMS Models. Neither the Companies nor any of their Subsidiaries have any material liabilities under the Contracts or other arrangements set forth on Schedule 6.13.

(g) Schedule 4.11(g) of the Disclosure Schedule sets forth a true and correct list of each Provider participating in each product line of the Business and there is a participation agreement, either directly with the Provider or indirectly through the physician group practice that employs or engages the Provider, in full force and effect for each Provider with respect to each product line of the Business as set forth on Schedule 4.11(g) of the

Disclosure Schedule. As of the dates set forth in Schedule 4.11(g) of the Disclosure Schedule, SHCN and TACO (in each case, as it relates to the Business), the Companies, their Subsidiaries, and the Business manage a network consisting of at least the patients or beneficiaries in each product line of the Business and attributed to either SMG or any Affiliated Provider as set forth in Schedule 4.11(g) of the Disclosure Schedule.

(h) SHCN and TACO (in each case, as it relates to the Business), the Companies and their Subsidiaries for the past four (4) years, or since the inception of their respective participation in the applicable CMS Model, have executed written participating provider agreements, either directly or indirectly through the physician group practice that employs or engages the Provider, with all Providers that participate in the Business, including SMG Providers and Affiliated Providers. The Companies’ current written provider agreements comply with all applicable requirements for provider agreements under the CMS Models. The written, executed participating provider agreements made available to Buyer are true, complete and in full force and effect and represent at least 50% of the Medicare beneficiaries attributed to SNCN under the MSSP in the aggregate in the twelve (12) months preceding the Execution Date, and none of the parties to any such agreements are in violation, breach or default of any material obligations under such agreement. All other participating provider agreements entered into by SHCN and TACO and Providers, either directly or indirectly through the physician group practice that employs or engages the Provider, do not contain material deviations from a form made available to Buyer that would prevent such Providers from complying with their respective obligations under the Exclusive Global Network Access Agreement and generally are in a form made available to Buyer, inclusive of the provisions being amended pursuant to the Participating Provider Agreement Amendment.

(i) Schedule 4.11(i) of the Disclosure Schedule sets forth a true, accurate and complete list of each Contract, entered into by and between SHCN, TACO, or any other Person (who is a Seller Party or one of its Subsidiaries or is Person with a contractual relationship with a Seller Party or one of its Subsidiaries with respect to services under such Contract), on the one hand, and any Medicare Advantage organization (or intermediary entity), on the other hand, including any amendments thereto, that includes capitation or other financial risk or value-based payment component with respect to the Medicare Advantage organization’s Medicare Advantage Plan(s) (each, an “MA Risk Contract”), all of which MA Contracts shall be assigned pursuant the terms of this Agreement to Buyer or one of its Subsidiaries in whole or in part in connection with the Transactions. Such list shall include for each MA Risk Contract (i) the name of the MA Risk Contract, (ii) the parties, (iii) the effective date, (iv) the section(s), schedule(s) or exhibit(s) references to the capitation or other financial risk or value-based payment component of the MA Risk Contract, (v) the corresponding number of Medicare beneficiaries attributable to the applicable Medicare Advantage organization with respect to capitation or other financial risk or value-based payment component under the MA Risk Contract, as of the date set forth on Schedule 4.11(i), (vi) to the extent that the MA Risk Contract is with an intermediary entity, the applicable Medicare Advantage organization and (vii) the VDR location of such MA Risk Contract. The list shall further designate whether each contracting party is a Medicare Advantage organization, SHCN, an SMG Subsidiary, Affiliated Provider, other provider entity, or an intermediary or other entity (other than any of the foregoing). The list shall reference all amendments to such MA Risk Contracts and include information with respect to such amendments where relevant to the foregoing information and designations with respect to the MA Risk Contract. There are no written or, to the Companies’ Knowledge, oral disputes or claims pending, or, to the Companies’ Knowledge, threatened under any of the foregoing MA Contracts (except, in each case, for ordinary course reconciliations and settlements) and all such MA Risk Contracts have been made available to Buyer. Each such MA Risk Contract is a legal, valid and binding obligation of the parties thereto and enforceable in accordance with its terms against such parties and, to the Knowledge of the Companies, each other party thereto.

4.12 Information Privacy and Security Compliance.

(a) The Companies, SHCN, TACO and their Subsidiaries and the Business as conducted prior to effectuating the Reorganization (i) are, and for the past four (4) years have been, in material compliance with HIPAA and (ii) are, and for the past four (4) years have been, in material compliance with all other applicable Information Privacy and Security Laws and all rules and regulations promulgated thereunder. The Seller has implemented prevailing industry standard policies, procedures, training, notice of privacy practices, and controls developed and implemented to ensure compliance with HIPAA and other applicable Information Privacy and Security Laws and to secure Personal Data. The Companies have undertaken surveys, audits, inventories, reviews, analyses and/or assessments, including HIPAA Security Rule risk analyses, of all areas of the business required by applicable Information Privacy and Security Laws.

(b) The Companies, SHCN, TACO and each of their Subsidiaries have entered into business associate agreements with all third parties acting as a business associate (as defined in 45 C.F.R. § 160.103) of the Companies or their Subsidiaries. The Companies, SHCN, TACO and their Subsidiaries and the Business as conducted prior to effectuating the Reorganization (i) are not, to the Companies’ Knowledge, under investigation by any Governmental Authority for a violation of any Information Privacy and Security Law; (ii) have not received any notices from any Governmental Authority relating to any such violations; and (iii) except as set forth on Section 4.12(b) of the Disclosure Schedule, have not in the past four (4) years acted in any manner, and there has not in the past four (4) years been any incident, that would trigger a notification or reporting requirement under any business associate agreement or any Information Privacy and Security Law, including a breach with respect to any unsecured protected health information maintained by or on behalf of the Companies and/or their Subsidiaries.

(c) The Seller has provided to Buyer accurate and complete copies of any written complaint(s) delivered to the Companies or the Seller Parties or their Subsidiaries (with respect to the Business) during the past four (4) years alleging a violation of any Information Privacy and Security Laws.

(d) Unless as set forth in Section 4.12(d) of the Disclosure Schedule, in the past four (4) years no breach has occurred with respect to any Unsecured Protected Health Information (as such terms are defined in 45 C.F.R. § 164.402) maintained by or for the Companies or their Subsidiaries, and no information security or privacy, security incident or breach event has occurred that would require notification under any other applicable Information Privacy and Security Laws. In the past four (4) years, none of SHCN, TACO, the Companies nor their Subsidiaries have received any written notice from, and are unaware of any audits, proceedings or investigations by, any Governmental Authority or other Person or received any written claims or written complaints regarding the collection, dissemination, storage or use of Personal Data (including any Protected Health Information or electronic Protected Health Information) or the violation of any applicable Information Privacy and Security Laws, and to the Companies’ Knowledge there is no reasonable basis for the same. In the past four (4) years, SHCN, TACO, the Companies and their Subsidiaries have not experienced any material deficiency in the security controls of any information technology system.

4.13 Labor and Employment Matters.

(a) Section 4.13(a) of the Disclosure Schedule contains a list of all persons who are (x) employees of each Company and each Subsidiary and (y) employees of any other Affiliate of the Companies or the Seller Parties but that provide a substantial portion of their time providing services related to the Business (collectively, the employees covered by the foregoing (x) and (y), the “Business Employees”), in each case including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized. Section 4.13(a) of the Disclosure Schedule sets forth for each Business Employee as of the date hereof the following: (i) name, (ii) job title (including whether full-time or part-time), (iii) status (i.e., hourly, salaried, on-call, temporary, casual), (iv) hire date, (v) current annual base compensation or current hourly wage or rate, as applicable, (vi) current classification under the federal Fair Labor Standards Act (“FLSA”) (i.e., exempt, non-exempt), (vii) commission, bonus, or other incentive-based compensation, and (viii) actual compensation received (including base and incentive compensation) in 2021. As of the date hereof, all compensation, including wages, commissions and bonuses payable to all current and former employees of the Companies and their Subsidiaries and any other Business Employee for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Companies or any Subsidiaries with respect to any compensation, commissions or bonuses, except as set forth on Section 4.13(a) of the Disclosure Schedule. Except as set forth in Section 4.13(a) of the Disclosure Schedule, the employment of each Business Employee is “at will”.

(b) Section 4.13(b) of the Disclosure Schedule contains a list of all individuals who are consultants or independent contractors that are (x) engaged by the Companies or any of their Subsidiaries or (y) engaged by any other Affiliate of the Companies or the Seller Parties but that provide a substantial portion of their time providing services related to the Business (collectively, the individual consultants and independent contractors covered by the foregoing (x) and (y), the “Business Consultants”), in each case whether doing business as an entity or not. Section 4.13(b) of the Disclosure Schedule also sets forth for each Business Consultant the following: (i) name of individual or entity; (ii) entity engaging such Business Consultant; (iii) status (i.e., consultant, independent contractor, sales representative, licensed reseller); (iv) date the engagement or Contract began; (v) duration of engagement or Contract; and (vi) description of material terms under the engagement or Contract, including payment or other reimbursement for service provided, confidentiality and assignment of intellectual property rights and cancellation or termination of the arrangement with or without notice. As of the date hereof, all payments that are payable to all current and former independent contractors or consultants by the Companies and their Subsidiaries for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Companies and their Subsidiaries with respect to any other payments of any kind.

(c) The Companies and all of their Subsidiaries and the Business as conducted prior to effectuating the Reorganization are and have for the past four (4) years been in compliance in all material respects with all applicable Laws relating to employment and employment practices with respect to the Business, Business Employees, and Business Consultants, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. None of the Companies nor any of their Subsidiaries has, and could not reasonably be expected to have, any actual or potential liability (i) as a joint employer with any other Person with respect to Business Employees and/or Business Consultants, including for any alleged violations of any applicable Laws related to Business Employees and/or Business Consultants, (ii) arising out of the classification or treatment of any current or former consultants or independent contractors or any other Business Consultant as an independent contractor under applicable Laws, including all applicable Laws pertaining to employment and employment practices, or (iii) arising out of the classification or treatment of any current and former employees of the Companies or any of their Subsidiaries or any other Business Employees as exempt under the FLSA and/or state and local wage and hour laws. The Companies and their Subsidiaries maintain current employee files containing evidence of hours worked for all non-exempt Business Employees, together with accurate pay records for all Business Employees.

(d) None of the Companies nor any of their Subsidiaries, nor the Business as conducted prior to the effectuating the Reorganization, is, or has at any time in the past four (4) years been, a party to, bound by, or negotiated any collective bargaining agreement or other Contract with a Union with respect to the Business, Business Employees, or Business Consultants, and there is not, and has not been at any time in the past four (4) years, in each case, to the Companies’ Knowledge, any Union representing or purporting to represent any employee or other individual service provider of the Companies or any of their Subsidiaries or any other Business Employees or Business Consultants, and, no Union or group of Business Employees or Business Consultants is seeking or has in the past four (4) years sought to organize such employees for the purpose of collective bargaining. None of the Companies nor any of their Subsidiaries has a duty to recognize or bargain with any Union, and no Union has requested recognition or bargaining by or with the Companies or any of their Subsidiaries, in each case with respect to the Business, Business Employees, or Business Consultants.

(e) As of the date hereof, none of the Companies nor any of their Subsidiaries nor the Business has experienced any, or received any threat of any, employment claim or charge, labor dispute between the Companies or any Subsidiaries and any Union, strike or material grievance, work stoppage, work slowdown, lockout, concerted refusal to work overtime, picketing, or other similar labor disruption directed at or affecting the Companies or any of their Subsidiaries or any current or former employees or other individual service providers of the Companies or any of their Subsidiaries or any other Business Employees or Business Consultants, claim of unfair labor practices by or on behalf of any current or former employees or other individual service providers of the Companies or any of their Subsidiaries or any other Business Employees or Business Consultants, or other collective bargaining dispute relating to or affecting the Companies or any of their Subsidiaries or any current or former employees or other individual service providers of the Companies or any of their Subsidiaries during the four (4) years prior to the date hereof and none are pending or, to the Companies’ Knowledge, threatened in writing. None of the Companies nor any of their Subsidiaries has committed any material unfair labor practice during the four (4) years prior to the date hereof.

(f) Except as set forth on Section 4.13(f) of the Disclosure Schedule, there are no Proceedings against the Companies or any of their Subsidiaries or the Business as conducted prior to effectuating the Reorganization pending, or to the Knowledge of the Companies, threatened to be brought or filed against the Companies or any of their Subsidiaries, by or with any Governmental Authority or arbitrator under any applicable Laws in connection with the employment, engagement, classification or treatment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor or other individual service provider of or by the

Companies or any of their Subsidiaries or by or with respect to any other Business Employees or Business Consultants, including, without limitation, any claim under any applicable Laws relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours, work conditions, privacy, health and safety, overtime compensation, unemployment insurance, workers’ compensation insurance, or any other employment related matter, nor have there been any requests of or notifications related to any such Proceedings, including any audits or investigations, from any Governmental Authority.

(g) In the past four (4) years, there has been no “mass layoff” or “plant closing” as defined by the federal Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) related to the Companies or any of their Subsidiaries and none of the Companies nor any of their Subsidiaries has incurred any liability under WARN or any applicable similar state or local Laws. No Affiliate of Buyer (including without limitation each Surviving Company) will incur any liability under WARN or any applicable similar state or local Laws as a result of the Transactions or that may be based, in whole or in part, on any layoffs or employment terminations with respect to employees of the Companies or any of their Subsidiaries that have occurred prior to the Closing. There have been no “employment losses” as defined under WARN as to any employees of the Companies or any of their Subsidiaries of Business Employees within the six (6) month period prior to Closing.

(h) To the Knowledge of the Companies, all Business Employees are legally authorized to work in the United States either because of their status as United States citizens, legal permanent residents, or by virtue of possessing a visa under applicable Laws relating to immigration control which visa allows for such employees to work in the United States. None of the Companies nor any of their Subsidiaries has hired, recruited or referred for a fee a Person who is not legally authorized to be employed in the United States, or knowingly employed a Person that is not legally authorized to be employed in the United States or continued to employ a Person knowing the Person ceased to be legally authorized to be employed in the United States. The Companies and their Subsidiaries have properly completed all reporting and verification requirements pursuant to, and have otherwise complied with, all Laws relating to immigration control for all of their employees, agents and contractors, including the Form I-9. The Companies and their Subsidiaries have retained for each current employee and Business Employee the Form I-9 throughout such employee’s period of employment with the applicable Company. None of the Companies nor any of their Subsidiaries has received any notice from any Governmental Authority that the Companies or such Subsidiary is in violation of any Law pertaining to immigration control or that any current or former employee, agent, contractor, or other individual service provider of the Companies or any Subsidiary is or was not legally authorized to be employed in the United States or is or was using an invalid social security number and there is no pending, or to the Knowledge of the Companies threatened, charge or complaint under the Immigration Reform and Control Act of 1986 against the Companies or any of their Subsidiaries.

(i) There are no workplace conditions at any of the Companies’ and their Subsidiaries’ worksite that could reasonably be considered to violate any Occupational Safety and Health Act, or similar state or local Laws and requirements.

4.14 Employee Benefit Plans.

(a) Section 4.14 of the Disclosure Schedule sets forth a list of all Company Plans and, solely as related to the Business, Seller Plans; provided, however, that such disclosure shall not include offer letters for “at-will” employment that do not contain severance. The Companies do not sponsor, maintain, administer, or contribute to any Company Plans.

(b) Each of the Company Plans and Seller Plans that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the Internal Revenue Service or is a prototype plan that has received a notification letter from the Internal Revenue Service. The Plans comply in form and in operation, in all material respects, with their terms and the requirements of the Code, ERISA and all applicable Laws.

(c) With respect to the Company Plans and Seller Plans, all required payments, premiums, distributions, reimbursements, or contributions for all periods ending prior to or as of the Closing Date have been timely made or properly accrued. The Companies have complied in all material respects with the Patient Protection and Affordable Care Act and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Companies to any liability or Taxes under Sections 4980D or 4980H of the Code or any other provision of the Patient Protection and Affordable Care Act. To the Knowledge of the Seller, there has been no nonexempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan that would reasonably be expected to result in any liability. There are no outstanding liabilities (contingent or otherwise) that could be imposed on the Companies with respect to any obligations or liabilities under the Seller Plans.

(d) The Companies have made available to Buyer current, true and correct copies of (i) plan documents, summary plan descriptions, amendments and related trust agreements, (ii) all material filings with all Governmental Authorities with respect to each Company Plan and Seller Plan for the past year and (iii) the latest financial statements for all Company Plans and, solely as related to the Business, Seller Plans.

(e) The Companies and their ERISA Affiliates (i) do not currently maintain and, for the four (4) years prior to the date hereof, have not maintained, and are not required currently and, for the four (4) years prior to the date hereof, have not been required to contribute to or otherwise participate in or have any current of contingent liability with respect to, (A) any defined benefit pension plan or any plan, program or arrangement subject to Title IV of ERISA, (B) a multiple employer plan (as described in section 413(c) of Code or Section 210 of ERISA), (C) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (D) a plan or arrangement providing post-termination or post-retirement health or welfare benefits (except for continuation coverage required under Section 4980B of the Code or similar state law for which the covered Business Employee pays the full cost of coverage) and (ii) do not currently participate in and, for the four (4) years prior to the date hereof, have not participated in, or been required to contribute to or have any current of contingent liability with respect to, any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA).

(f) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been timely filed or distributed in material compliance with the applicable requirements of ERISA and the Code with respect to each Company Plan and Seller Plan.

(g) No Proceeding with respect to the administration or the investment of the assets of any such Company Plan or Seller Plan (other than routine claims for benefits) is pending or, to Companies’ Knowledge, expressly threatened in writing.

(h) Each Company Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) is and has been in documentary and operational compliance with Section 409A of the Code in all material respects. The Companies do not have any “gross-up” or indemnity obligations for Taxes imposed under Section 4999 or 409A of the Code.

(i) Neither the execution or delivery of this Agreement nor the consummation of the Transactions, either alone or in combination with another event, will (i) entitle any current or former employee, officer, director or other individual service provider of the Companies to any payment, or accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any current or former employee, officer, director or other individual service provider of the Companies.

(j) No Company Plan is subject to the Laws of a jurisdiction other than the United States or is maintained for the benefit of employees or contractors outside the United States.

4.15 Tax Matters.

(a) All federal and state income Tax Returns and other material Tax Returns that are required to be filed by or with respect to the Companies and their Subsidiaries and the Business (taking into account any extensions of time to file that have been duly perfected) have been filed. All material Taxes owed by the Companies and their Subsidiaries and the Business, whether or not shown as owing by or with respect to the Companies and their Subsidiaries and the Business on all such Tax Returns, have been fully paid prior to the due date for making such payments or properly accrued. The provision for Taxes on the Latest Financial Statements is sufficient for all accrued and unpaid taxes of the Companies and their Subsidiaries as of the date thereof. All material Taxes that the Companies and their Subsidiaries and the Business are obligated to withhold from amounts owing to any employee, creditor or third party have been fully paid or properly accrued. None of the Companies nor any of their Subsidiaries is currently or has been a party to any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement agreement or arrangement (other than credit agreements, lease agreements or other commercial agreements entered into in the ordinary course of business containing customary Tax allocation or gross-up provisions). There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Companies or any of their Subsidiaries.

(b) During the five (5) years prior to the date hereof, the Companies and their Subsidiaries and their predecessors with respect to the Business have not been the subject of any audit or other examination of Taxes by the Taxing Authorities of any nation, state or locality, and, to the Companies’ knowledge, no such audit or other examination is contemplated or pending. The Companies and their Subsidiaries have not waived in writing any statute of limitations in respect of Taxes payable by the Companies and their Subsidiaries, which waiver is currently in effect.

(c) Except as set forth on Section 4.15(c) of the Disclosure Schedule, the Companies and their Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax Law) executed prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax Law), (iv) installment sale or open transaction disposition made prior to the Closing Date, (v) election under Section 108(i) of the Code, (vi) deferred revenue or prepaid amount.

(d) None of the Companies nor any of their Subsidiaries has not been a party to any “listed transaction” as defined in Treasury Regulation Section 1.601l-4. None of the Companies nor any of their Subsidiaries has distributed equity of another Person, or has had its equity distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code during the two-year period ending on the date of this Agreement.

(e) None of the Companies nor any Subsidiaries have, nor have ever had, a permanent establishment, as defined in any applicable Tax treaty or convention, in any country other than the United States, and does not have, and has never had, an office or fixed place of business in any country other than the United States. No claim has ever been made by a Taxing Authority in a jurisdiction where the Companies or any of their Subsidiaries does not file Tax Returns that the Companies or such Subsidiaries is or may be subject to taxation by, or may be required to file any Tax Returns in, that jurisdiction.

(f) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Taxing Authority with respect to the Companies or any of their Subsidiaries.

(g) None of the Companies nor any of their Subsidiaries is liable for the Taxes of another Person (i) under Section 1.1502-6 of the Treasury Regulations (or comparable provisions of state, local or foreign Law) (except as a result of being a member of the Seller Affiliated Group), (ii) as a transferee or successor, (iii) by contract or indemnity or (iv) otherwise, except in each case, as to the extent attributable to any commercial agreement entered into in the ordinary course of business the principal purpose of which is not Taxes.

4.16 Insurance. Section 4.16 of the Disclosure Schedule lists each material third-party insurance policy currently in effect that is maintained by the Companies and their Subsidiaries, including the name of the insurer and policy number (the “Insurance Policies”). The Insurance Policies are in full force and effect, all premiums due thereon have been paid, and, to the Companies’ Knowledge, the Companies and their Subsidiaries are not in material breach or material default thereunder and no written or, to the Companies’ Knowledge, oral notice of premium increase, material alteration of coverage, cancellation or termination has been received by any of the Companies or any of their Subsidiaries with respect to any such Insurance Policy as of the date hereof. Such Insurance Policies (or other insurance policies providing substantially similar insurance coverage) have been in effect continuously for the three-year period prior to the date hereof. Section 4.16 of the Disclosure Schedule contains a true, correct and complete list and description of any denial of (a) claims made against Insurance Policies by any Company or any of their

Subsidiaries and any other claims made arising from or related to the Business for the three year period prior to the date hereof and (b) coverage by an insurer for the three year period prior to the date hereof with respect to any claim made or any loss incurred by any Company or any of their Subsidiaries and any claims arising form or related to the Business in excess of the limits of such Insurance Policies.

4.17 Licenses and Permits; Anti-Corruption.

(a) The Companies and their Subsidiaries possess all licenses, permits, registrations and approvals issued by a Governmental Authority that are material to the operation of the Business as currently conducted by the Companies and their Subsidiaries and as conducted prior to effectuating the Reorganization (collectively, the “Permits”), and all such Permits are valid and in full force and effect and are set forth on Section 4.17 of the Disclosure Schedule. Except as set forth on Section 4.17 of the Disclosure Schedule, (i) the Companies and each of their Subsidiaries and the Business as conducted prior to effectuating the Reorganization is, and for the four (4) year period prior to the date hereof has been, in material compliance with the terms of all Permits, (ii) no Governmental Authority has given written notice that it intends not to renew any material Permit, or given written notice to the Companies or any of their Subsidiaries that it intends to commence, or, to the Knowledge of the Companies, commenced, a Proceeding to revoke or suspend any material Permit, (iii) no material violations are, or for the four (4) year period prior to the date hereof have been, recorded in respect of any material Permit that have not been cured, and (iv) true, correct and complete copies of all Permits have been made available to Buyer.

(b) None of the Companies nor any of their Subsidiaries nor, to the Companies’ Knowledge, any of their respective officers, directors or managers, nor any agent or employee of or acting for or on behalf of the Companies or any of their Subsidiaries, has for the four (4) year period prior to the date hereof, directly or indirectly: (i) made or caused to be made any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or related in any way to their respective businesses; (ii) made or offered or caused to be made or offered any unlawful payment, loan or transfer of anything of value, including any unlawful reward, advantage or benefit of any kind, to or for the benefit of any Government Official or employee, political party or campaign, official or employee of any public international organization, or official or employee of any government owned enterprise or institution (including any government hospitals or academic institutions) to obtain or retain business or to secure an improper advantage, including any unlawful payment made to expedite or secure the performance of acts of a routine nature; (iii) violated or caused to be violated any applicable anti-corruption Law, including federal, state and local Laws regarding “pay to play” rules and gifts and political contributions (collectively, “Anti-Corruption Laws”); (iv) established or maintained any unlawful fund of corporate monies or other properties; (v) made or proposed to make any unlawful bribe, payoff, influence payment, kickback, rebate, or other similar unlawful payment of any nature; (vi) taken or caused to be taken any action in furtherance of any offer, payment, promise to pay, or authorization of the payment of any money or anything of value, or any action in furtherance of any offer, gift, promise to give, or authorization of the giving of anything of value, to any Government Official, or to any Person while knowing that all or some portion of the consideration remitted to that Person will be offered, paid, promised, or given to a Government Official, for the purposes of inducing or influencing a Government Official to do or refrain from doing any official act, in order to assist in obtaining or retaining business or directing business to any Person, or securing any improper advantage; (vii) offered, promised, or given anything of value to a customer of the Companies or any of their Subsidiaries to induce or reward the improper performance of such customer’s function or the breach of a duty owed by such customer to his or her employer in violation of Anti-Corruption Laws; or (viii) received any written or, to the Knowledge of the Companies, oral notice, request or citation from any Person alleging noncompliance with any Anti-Corruption Laws, nor have there been any investigations (formal or informal), inquiries, actions, charges, or proceedings with regard to any violation or potential violation of the Anti-Corruption Laws.

4.18 Affiliated Transactions. Except as set forth on Section 4.18 of the Disclosure Schedule, no Affiliate, equityholder, director, or officer of the Companies or any of their Subsidiaries or any Affiliate or immediate family member of any of the foregoing or any employee of the Companies or any of their Subsidiaries: (i) possesses, directly or indirectly, any financial interest in, or is a director, manager or officer of, any Person (other than the Companies or any of their Subsidiaries) that is party to any contract, arrangement, commitment or transaction with the Companies or any of their Subsidiaries; (ii) owns, directly or indirectly, any property right, tangible or intangible, that is used by the Companies or any of their Subsidiaries in the conduct of the Business or has any other financial interest, directly or indirectly, in any property that is used by the Companies or any of their Subsidiaries or (iii) other than a Plan or a contract disclosed on Section 4.18 of the Disclosure Schedule in response to clause (iii) thereof, is a party to any contract, arrangement, obligation, commitment or other transaction in which the Companies or any of their Subsidiaries is a counter-party or owes or is owed any amounts to or from the Companies or any of their Subsidiaries.

4.19 Material Contracts.

(a) Section 4.19 of the Disclosure Schedule sets forth a list of all Contracts in effect as of the date hereof, including all amendments and supplements thereto, to which the Companies or any of their Subsidiaries is a party or by which the Companies or any of their Subsidiaries are bound, meeting any of the descriptions set forth below (collectively referred to herein as the “Material Contracts”) (provided that solely with respect to the Material Contracts listed in subsections (xiv) and (xv) the list of Affiliated Providers and SMG Providers set forth on Schedule 4.11(g) shall be sufficient for purposes of disclosure):

(i) all Contracts relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) by the Companies or their Subsidiaries within the last four (4) years prior to the date hereof, including all Contracts relating to the Reorganization;

(ii) all collective bargaining agreements and other Contracts with any Union;

(iii) all written Contracts for the employment or engagement on a full‑time, part-time or consulting basis, and all Contracts with respect to severance, separation, change in control, or retention (A) with any Business Employee or Business Consultant; (B) that provide for payment of any cash or other compensation or benefits to any Business Employee or Business Consultant upon the consummation of the Transactions; or (C) with any Business Employee or Business Consultant that may not be terminated by the Companies or any of their Subsidiaries upon thirty (30) days’ or less advance notice and without penalty or severance;

(iv) any consulting agreement, independent contractor agreement, or any other Contract for consulting or independent contractor services with any Business Consultant, whether doing business as an entity or not;

(v) any staffing agreement or any other agreement whereby the Companies or any of their Subsidiaries retains the services of any staffing agency or professional employer organization;

(vi) all Contracts relating to Indebtedness of the Companies or any of their Subsidiaries;

(vii) all Contracts relating to Leased Real Property and all Contracts under which the Companies or any of their Subsidiaries is lessee of, or holds or operates, any personal property owned by any other party;

(viii) all Contracts under which the Companies or any of their Subsidiaries is lessor of or permits any third party to hold or operate any personal property;

(ix) all software licenses that are material to the operation of the business of the Companies and their Subsidiaries taken as a whole (other than “off the shelf” software);

(x) all Contracts that prohibit the Companies or any of their Subsidiaries from freely engaging, or competing with any Person, in business anywhere or in any geographic area or any and all Contracts that obligate the Companies or any of their Subsidiaries to conduct business on a “most favored nation” basis with any third party, or that contains exclusivity, right of first refusal or right of first offer, or non-hire, non-solicitation obligations or restrictions on the Companies or any of their Subsidiaries;

(xi) all Contracts for the settlement of any Proceeding to which there currently exists any material obligation upon the Companies or any of their Subsidiaries, other than Proceedings (A) for ordinary course health care insurance claims or (B) that do not involve injunctive relief and do not involve amounts in excess of $200,000;

(xii) all Contracts with any Governmental Authority involving payments to the Companies or any of their Subsidiaries, SHCN and TACO (in each case, as it relates exclusively to the Business);

(xiii) all Contracts arising from or related to the Business with third party payors;

(xiv) all Contracts arising from or related to the Business with an Affiliated Provider, either directly or indirectly through the physician group practice that employs or engages the Provider;

(xv) all Contracts arising from or related to the Business with an SMG Provider, either directly or indirectly through SMG;

(xvi) all Contracts concerning a partnership or joint venture or similar arrangement to which the Companies or any of their Subsidiaries is currently a party or is bound;

(xvii) all Contracts providing for capital expenditures;

(xviii) all Contracts pursuant to which the Companies or any of their Subsidiaries is bound to indemnify, or guarantee the obligations of, another Person (other than Contracts entered into the ordinary course of business);

(xix) other than any Contracts specified in clauses (i) through (xiv) above, all Contracts that involve payments by or to the Companies or any of their Subsidiaries of $200,000 or more in any calendar quarter; and

(xx) any commitment to enter into any Contract of the type described in clauses (i) through (xv) above.

(b) The Companies have made available to Buyer a true and correct copy of all written Material Contracts, provided that with respect to subsections (xiv) and (xv) above the Companies have made available to Buyer a true and correct copy of all Material Contracts that account for at least 50% of the Medicare beneficiaries attributed to SNCN under the MSSP for the twelve (12) month period ended April 30, 2022. Except as set forth on Section 4.19(b) of the Disclosure Schedule, (i) none of the Companies or any of their Subsidiaries or, to the Knowledge of the Companies, other party thereto is in violation, breach or default of any material obligations under any Material Contract and (ii) during the past twelve (12) months, none of the Companies nor any of their Subsidiaries have received written or, to the Knowledge of the Companies, oral notice of any violation, breach or default of any material obligations under any Material Contract that has not been cured or waived. Except as set forth on Section 4.19(b) of the Disclosure Schedule, no party to any Material Contract has exercised any termination, cancellation or non-renewal rights with respect thereto, and no such party has given written or, to the Companies’ Knowledge, oral notice of termination, cancellation or non-renewal with respect to any of the foregoing. Since the date that is three (3) years prior to the date hereof, none of the Companies nor any of their Subsidiaries or Affiliates has received written or, to the Knowledge of the Companies, oral notice from any other party to a Material Contract threatening to terminate or cancel or not to renew, or to materially change in a manner adverse to the Companies or any of their Subsidiaries or Affiliates the terms of, such Material Contract. There are no written or, to the Companies’ Knowledge, oral claims pending, or to the Companies’ Knowledge, threatened under any Material Contract. Except as set forth on Section 4.19(b) of the Disclosure Schedule, as of the date hereof, each Material Contract is a legal, valid and binding obligation of the Companies or such Subsidiary and enforceable in accordance with its terms against such Company or such Subsidiary and, to the Knowledge of the Companies, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

4.20 Intellectual Property.

(a) Section 4.20(a) of the Disclosure Schedule sets forth a list of (i) all registered Intellectual Property and applications therefor owned by the Companies and their Subsidiaries or used in the Business, including as conducted prior to the Reorganization, and (ii) all of the corporate names and material brand names owned by the Companies and their Subsidiaries used in the conduct of the Business as currently conducted or as conducted prior to the Reorganization.

(b) Except as set forth in Section 4.20(b) of the Disclosure Schedule, (a) the Companies or one of their Subsidiaries owns and possesses all right, title and interest in and to, or possesses the valid and enforceable right to use, all material Intellectual Property and applications therefor used in the operation of the businesses of the Companies and their Subsidiaries as currently conducted, (b) during the two (2) year period prior to the date of this Agreement, the Companies and their Subsidiaries have not received any written notices of material infringement or misappropriation from any third party with respect to the Companies’ or any of their Subsidiaries’ use of any Intellectual Property, (c) to the Companies’ Knowledge, as of the date hereof, no third party is materially infringing or misappropriating any registered Intellectual Property owned by the Companies and their Subsidiaries and (d) none of the Intellectual Property or products or methods of doing business of the Companies and their Subsidiaries as currently conducted or as conducted by the Business prior to the Reorganization materially infringes upon any other Person’s Intellectual Property.

4.21 No Brokers. Except as set forth on Section 4.21 of the Disclosure Schedule, the Companies and their Subsidiaries have not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the Transactions.

4.22 Bank Accounts; Powers of Attorney.

(a) Section 4.22 of the Disclosure Schedule lists all banks or other financial institutions with which the Companies or any of their Subsidiaries has an account (including escrow, trust and custodial accounts) or maintains a safe deposit box, showing the account numbers and names of the Persons authorized as signatories with respect thereto.

(b) Except as set forth on Section 4.22 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Companies or any of their Subsidiaries.

4.23 Payor Programs. Section 4.23 of the Disclosure Schedule sets forth a list of each Top Payor as well as the number of patients attached (in accordance with the methodology set forth in the definition of Top Payor) to each such Top Payor under a Medicare Advantage Plan as of December 1, 2021. The Companies and their Subsidiaries prior to effectuating the Reorganization and SHCN and TACO and their Affiliates (in each case, with respect to the Business), and to the Companies’ Knowledge, SMG and the Affiliated Providers (as they relate to the Business) are, and for the past four (4) years have been, duly enrolled, accredited, and in good standing to participate in and receive reimbursement from those Top Payors, except as otherwise noted on Section 4.23 of the Disclosure Schedule. The Companies and their Subsidiaries and to the Seller’s Knowledge, SMG and the Affiliated Providers (as they relate to the Business) are, and for the past four (4) years have been, in material compliance with all conditions of participation in and receipt of reimbursement from such Top Payors they have received reimbursement from. Except as otherwise noted on Section 4.23 of the Disclosure Schedule, each Contract for payment between each of SHCN, TACO, the Companies their Subsidiaries, SMG and the Affiliated Providers (as they relate to the Business), either directly or indirectly through the physician group practice that employs or engages the Provider, and any Top Payor is in full force and effect and no suspension, termination, restriction or withdrawal is pending or, to the Seller’s Knowledge, threatened.

4.24 Accounts Receivable. All Accounts Receivable of the Companies and their Subsidiaries and the Business reflected on the Financial Statements (other than those paid since such date) represent valid obligations arising from bona fide transactions for sale or delivery of goods or rendition of services consummated in the ordinary course of business in accordance with the terms of any documents related thereto subject to no setoffs or counterclaims; provided, however, that the Parties acknowledge and agree that the Accounts Receivable of the Companies and their Subsidiaries associated with the CMS Models are estimated shared savings payments under the CMS Models and will become due and payable in accordance with the rules and regulations of the respective CMS Model. All Accounts Receivable of the Companies and their Subsidiaries that have arisen since the date of the Financial Statements represent valid obligations subject to no setoffs or counterclaims; provided, however, that the Parties acknowledge and agree that the Accounts Receivable of the Companies and their Subsidiaries associated with the CMS Models are estimated shared savings payments under the CMS Models and will become due and payable in accordance with the rules and regulations of the respective CMS Model.

4.25 COVID-19.

(a) Section 4.25 of the Disclosure Schedule sets forth a true, correct and complete list of all COVID-19 Relief Programs in which the Companies, any of their Subsidiaries or the Business has participated, including the amount of funds requested, applied for and/or received under each such program. With respect to each COVID-19 Relief Program set forth or required to be set forth on Section 4.25 of the Disclosure Schedule, (i) the Companies have made all material attestations, certifications or other submissions or filings required to be made in connection therewith, (ii) all attestations, certifications or other submissions or filings made by or on behalf of the Companies in connection therewith (whether required or otherwise) are and have been true, complete and accurate and in compliance, in each case, in all material respects with applicable Law, and the Companies were eligible to participate in such COVID-19 Relief Programs, (iii) the Companies are and have been in material compliance with all Laws, covenants and other requirements in connection therewith, including the use of related funds, (iv) the Companies have not been made the subject of or received any notice of any audit or review by any Governmental Authority in connection therewith, and (v) the Companies have maintained books and records (including with respect to use of sale proceeds) sufficient to qualify or satisfy the terms and conditions for relief.

(b) Except as set forth on Section 4.25(b) of the Disclosure Schedule, the Companies and their Subsidiaries have not elected to defer any Taxes payable by any such party pursuant to Section 2302 of the CARES Act. All Taxes payable by the Companies or their Subsidiaries which have been so deferred have been properly accrued for and are reflected on the Financial Statements.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III, THIS ARTICLE IV AND ANY ANCILLARY DOCUMENT OR ANY AGREEMENT, DOCUMENT, CERTIFICATE OR SIMILAR INSTRUMENT DELIVERED BY A SELLER PARTY OR THE COMPANIES PURSUANT HERETO OR THERETO, NONE OF THE SELLER PARTIES, THE COMPANIES, THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SELLER PARTIES, THE COMPANIES OR THEIR RESPECTIVE AFFILIATES OR BUSINESS, OPERATIONS, ASSETS, STOCK OR OWNERSHIP INTERESTS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS. NEITHER BUYER, MERGER SUBS, MERGER LLCS NOR ANY OF THEIR RESPECTIVE AFFILIATES HAS BEEN INDUCED BY, OR RELIED UPON, ANY REPRESENTATION, WARRANTY, COVENANT OR STATEMENT (WRITTEN OR ORAL), WHETHER EXPRESS OR IMPLIED, MADE BY ANY PERSON THAT ARE NOT EXPRESSLY SET FORTH IN ARTICLE III, THIS ARTICLE IV OR ANY ANCILLARY DOCUMENT OR ANY AGREEMENT, DOCUMENT, CERTIFICATE OR SIMILAR INSTRUMENT DELIVERED BY BUYER OR ITS AFFILIATES PURSUANT HERETO OR THERETO. Notwithstanding any provision hereof to the contrary, the parties agree that any party may bring a proceeding for Fraud and nothing herein shall limit the remedies available in connection with any such proceeding.

Article V
PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the termination of this Agreement pursuant to its terms or the Closing:

5.01 Further Assurances; Closing Conditions. The Parties shall, as promptly as practicable, (a) execute and deliver, or cause to be executed and delivered, such additional instruments and other documents and shall take such further actions as may be reasonably requested by the other Party as necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the Transactions and (b) use their reasonable best efforts to cause the conditions set forth in Article VIII and Article IX to be satisfied and to consummate the transactions contemplated herein as promptly as practicable; provided, that, notwithstanding anything to the contrary in this Agreement, none of the Seller, the Companies or any of their respective Affiliates shall be required to pay any consent or similar fee to obtain any third party or Governmental Authority consents. The Seller Parties shall use their reasonable best efforts to consummate the Reorganization in accordance with the Reorganization Plan.

5.02 Notices and Consents. Without limiting the generality of Section 5.01, (a) the Seller will deliver the notices to each of the applicable counterparties to the Contracts set forth on Schedule 5.02 and will use its commercially reasonable efforts (which shall not include the payment of a consent or similar fee) to obtain the consent of the counterparties to the Contracts set forth on Schedule 5.02 (for the avoidance of doubt, the Seller Parties shall be required to pay all consent or similar fees to obtain any consent from any third party or Governmental Authority in connection with the Reorganization), and (b) Buyer will cooperate in all respects with the Seller and use its commercially reasonable efforts to obtain all such consents.

5.03 Regulatory Filings.

(a) General. Each of Buyer and the Seller shall, and Buyer shall cause its Affiliates to, use their reasonable best efforts to, as promptly as practicable, obtain from any Governmental Authority any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order required to be obtained or made by Buyer, Merger Subs, Merger LLCs, the Seller, or the Companies, and to avoid any action or Proceeding by any Governmental Authority, in each case, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(b) Filings. In furtherance and not in limitation of the foregoing, each of Buyer and the Seller shall, and shall cause their Affiliates to, as promptly as practicable following the execution of this Agreement, make all filings with Governmental Authorities that are reasonably necessary, proper or advisable under this Agreement, the Reorganization or applicable Law in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Reorganization, and thereafter make any other submissions with respect to this Agreement required under any applicable Law, including (i) not later than five (5) Business Days following execution of this Agreement, Buyer and the Seller shall make, and shall cause their Affiliates to make, any necessary filings under the Hart-Scott-Rodino Act and any other antitrust Laws, (ii) not later than ten (10) Business Days following execution of this Agreement, the Seller shall make, and cause its Affiliates to make, a change of control filing to CMS in connection with participation in the Global and Professional Direct Contracting Model, (iii) not later than five (5) Business Days following execution of this Agreement, the Seller Parties shall make, or cause their respective Affiliates to make, a filing with the Massachusetts Division of Insurance to obtain a risk bearing provider organization risk certificate for SNCN, and (iv) not later than ten (10) Business Days following execution of this Agreement, Buyer and the Seller shall make, and shall cause their Affiliates to make, a filing of a notice of material change with the Massachusetts Health Policy Commission (collectively, the “Regulatory Filings”). Buyer and the Seller Parties, as applicable, shall prepare all Regulatory Filings in accordance and compliance with applicable Laws and other requirements of Governmental Authorities.

(c) Cooperation of the Parties. Buyer and the Seller shall, and shall cause their Affiliates to, cooperate with each other in connection with obtaining all such consents, approvals, authorizations, declarations, waivers, licenses, franchises, permits or orders and the making of all such Regulatory Filings, including, subject to applicable Laws and, with respect to any necessary filings under the Hart-Scott-Rodino Act, reasonable confidentiality considerations relating to the sharing of information, providing copies of all Regulatory Filings, documents, or correspondence to the non-filing Party and its advisors prior to filing or submission to a Governmental Authority and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Buyer and the Seller shall, and shall cause their Affiliates to, promptly furnish to each other all information reasonably required for any notice, application or other filing to be made by the other in connection with the Transactions. No Party shall, and shall not permit its Affiliates to, consent or agree to any voluntary delay of the consummation of the Transactions without the prior written consent of the other Parties.

(d) Resolving Objections of Governmental Authorities. The Parties shall, and shall cause their Affiliates to, use reasonable best efforts to (i) respond as promptly as practicable to any request for additional information, documents, or other material from a Governmental Authority in connection with the Regulatory Filings, (ii) resolve as soon as practicable objections, if any, asserted by any Governmental Authority with respect to the Regulatory Filings, this Agreement, or the Transactions, and (iii) obtain as promptly as practicable all consents, approvals, authorizations, declarations, waivers, licenses, franchises, permits, certificates or orders from any

Governmental Authority necessary in connection with the consummation of the Transactions, including to secure the termination or expiration of the applicable waiting period and all requisite clearances and approvals under the Hart-Scott-Rodino Act and any other antitrust Laws, to obtain the approval of the change of control filing by CMS in connection with participation in the Global and Professional Direct Contracting Model, to inform CMS of the impending name and ownership change of SNCN and SACN, and obtain a risk bearing provider organization risk certificate from the Massachusetts Division of Insurance (collectively, the “Regulatory Conditions”) as promptly as practicable. In this context, “reasonable best efforts” shall include, without limitation, defending any lawsuits or other legal proceedings, whether judicial or administrative, that challenge this Agreement or the consummation of the Transaction, and seeking to have lifted, vacated, or reversed any stay, injunction, temporary restraining order, or other restraint entered by any court or other Governmental Authority. Nothing in this Agreement, including without limitation this Section 5.03, obligates Buyer or any of its Affiliates, or any Seller Party or any of its Affiliates, to (x) divest or hold separate any assets or voting securities, terminate or modify any existing relationships or contractual rights, or enter into any consent decree order requiring the divestiture or holding separate of any assets or voting securities or the termination or modification of existing relationships or contractual rights; (y) accept any financial conditions or undertakings imposed by a Governmental Authority in connection with its approval of the Regulatory Filings; or (z) make any commitment (to any Governmental Authority or otherwise) regarding the future conduct or operations of Buyer, its Subsidiaries or Affiliates, any Seller Party, its Subsidiaries or Affiliates, or the Companies or their Subsidiaries. Further, the Parties shall, and shall cause their respective Affiliates to, coordinate and cooperate with the other Parties in connection with its efforts to obtain all consents, approvals, authorizations, declarations, waivers, licenses, franchises, permits, certificates or orders from any Governmental Authority necessary in connection with the consummation of the Transactions, including satisfying the Regulatory Conditions, which shall include (A) cooperating in all respects in connection with any investigation or other inquiry, (B) keeping other Parties promptly informed of any material communication received from any Governmental Authority regarding any of the Transactions, (C) providing other Parties and their advisors with a reasonable opportunity to (1) review in advance any proposed communication with any Governmental Authority, (2) consult with all Parties prior to any meeting or conference with any Governmental Authority, and (3) unless prohibited by such Governmental Authority, attend and participate in such meetings or conferences, and (D) providing such other information and assistance as any Party may reasonably request in connection with the foregoing. Buyer shall be responsible for fully and timely paying all filing and similar fees in connection with the Regulatory Filings, as well as in connection with any such consents, approvals, authorizations, declarations, waivers, licenses, franchises, permits, certificates or orders from a Governmental Authority.

(e) Other Actions. Subject to Section 5.03(d), Buyer and the Seller shall not, and Buyer shall cause its Affiliates not to, knowingly take any action, or knowingly refrain from taking any action, the effect of which would be to materially delay or impede the ability of the Parties to consummate the Transactions. Without limiting the generality of the foregoing, Buyer shall not, and shall not permit any of its Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose a material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Authority entering an order prohibiting or delaying the consummation of the Transactions or (iii) materially delay the consummation of the Transactions.

(f) Obligations Cumulative. The Parties’ obligations in this Section 5.03 are cumulative, and a Party’s obligations in any specific clause of this Section 5.03 shall not be interpreted to limit in any way the Parties’ obligations in any other clause.

5.04 Conduct of the Business of the Companies.

(a) Except (i) as set forth on Schedule 5.04, (ii) as otherwise provided for by this Agreement, (iii) as required by Law or any Contract applicable to the Companies or any of their Subsidiaries, (iv) as consented to in writing by Buyer (which consent will not be unreasonably withheld, delayed or conditioned), or (v) for the use of available cash to pay any Transaction Expenses, any Indebtedness, or any amount due under the Reorganization Note, in each case prior to the Closing, (A) the Seller Parties shall cause the Companies and their Subsidiaries to use commercially reasonable efforts to (v) conduct the Business in the ordinary course of business (w) conduct the Business in compliance in all material respects with all applicable Laws, (x) preserve intact its business organization and to preserve the present commercial relationships with its employees, customers, vendors and other Persons, including without limitation Governmental Authorities, having significant dealings with the Companies or any of their Subsidiaries (including the Business Employees and Business Consultants), and keep available the services of their respective present officers and management level Business Employees, (y) maintain the assets of the Companies and their Subsidiaries, in the aggregate, in good repair, order and conditions, ordinary wear and tear excepted and (z) maintain in full force and effect the Companies’ and each of their Subsidiaries’ insurance policies (with substantially the same levels of coverage), (B) the Seller shall not permit any of its equity interests to be transferred except as permitted by the Investor Rights Agreement without limiting the foregoing, the Seller Parties shall cause the Companies and their Subsidiaries not to:

(i) sell, transfer, lease, mortgage, pledge or otherwise subject to any Lien (other than Permitted Liens) any material portion of the assets or property (tangible or intangible) of the Companies and their Subsidiaries taken as a whole, outside the ordinary course of business;

(ii) enter into any Contract to make an acquisition (whether by merger, acquisition of equity or assets, or otherwise) of any business or line of business;

(iii) modify or amend the Governing Documents of any Company and its Subsidiaries;

(iv) make, rescind or change any Tax election; change any Tax accounting period; adopt or change any Tax accounting method; file any amended material Tax Return; enter into any closing agreement; settle any material Tax claim, assessment or liability; surrender any right to claim a refund of material Taxes; consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; or take any other similar action relating to the filing of any material Tax Return or the payment of any material Tax, in each case, except as required by applicable Law;

(v) except to the extent required to comply with applicable Law or the terms of any Plan, (A) grant or announce any equity awards or any material increase in the salaries, wages, bonuses, severance, retention, change in control, termination or other compensation and benefits payable to any current or former officers, employees, directors, consultants or other service providers of any Company or any of its Subsidiaries or any other Business Employees or Business Consultants; (B) hire any new employees, unless such hiring is in the ordinary course of business, or conduct any layoffs of a material number of Business Employees or Business Consultants or any Business Employees or Business Consultants entitled by agreement, policy, or practice to any severance payments or benefits; (C) adopt, materially amend, materially increase benefits under, or terminate any Plan (including any agreement or plan which would constitute a Plan if entered into as of the date hereof) or otherwise take any action to materially amend or waive any performance or vesting criteria or accelerate the vesting, exercisability or funding under any Plan; or (D) enter into any collective bargaining agreement or other agreements with Unions;

(vi) make any material change in its accounting or Tax reporting methods, principles or policies, other than as required by Law or to the extent required to conform with GAAP;

(vii) other than Permitted Liens, transfer (or permit the transfer of), issue, sell, pledge, encumber or grant any (A) equity securities of any Company or any of its Subsidiaries, (B) securities convertible into or exchangeable for any equity securities any Company or any of its Subsidiaries, or any options, warrants or rights to acquire any such equity securities or (C) any “phantom” equity, “phantom” equity rights, equity appreciation rights, equity-based performance units or other securities the value of which is derived from the price or value of the equity securities of any Company or any of its Subsidiaries;

(viii) repurchase or otherwise retire for value any equity securities of any Company or any of its Subsidiaries or rights with respect thereto;

(ix) adopt a plan or agreement of complete or partial liquidation or dissolution;

(x) amend or modify in any material respect, renew, terminate or grant any release or waive compliance with the material terms of any Material Contract in a manner that adversely affects the Companies or any of their Subsidiaries or, enter into any new contract that would have been a Material Contract if entered into prior to the date hereof, in each case, except for contracts entered into, renewed, terminated, amended, released, waived, modified or extended in the ordinary course of business;

(xi) cancel any debts owed to the Companies or any of their Subsidiaries, or waive any claims or rights in favor of the Companies or any of their Subsidiaries, except for cancellations made or waivers granted in the ordinary course of business which, in the aggregate, are not material, or commence, settle or compromise any material action brought by or against the Companies or any of their Subsidiaries;

(xii) incur, replace, renew, extend, amend or refinance any Indebtedness of the Companies or any of their Subsidiaries, except for borrowings under, and replacements, renewals, extensions, amendments and refinancings of any existing lines of credit or credit facilities, in each case, in the ordinary course of business and except for any other Indebtedness that will be paid in full at the Closing;

(xiii) make any loan to, advance any capital contribution to, or make any investments in, any Person, other than advancements of expenses made to employees, directors, consultants and advisors and prepayments made to vendors, in each case in the ordinary course of business or in accordance with an existing Contract with such Person;

(xiv) make any distribution or declare, pay or set aside any dividend with respect to the equity interests of the Companies or any of their Subsidiaries, other than cash dividends or distributions from the Companies or any of their Subsidiaries that are paid prior to Closing;

(xv) make any material capital expenditures or commitments therefor, except in the ordinary course of business and consistent with the Companies’ and/or any of their Subsidiaries’ capital expenditure budget as in existence as of the date hereof; or

(xvi) authorize, agree, resolve or consent to any of the foregoing.

(b) Nothing in this Section 5.04 is intended to result in the Seller, the Companies or any of their Subsidiaries ceding control to Buyer of the Companies’ and their Subsidiaries’ basic ordinary course of business and commercial decisions prior to the Closing Date.

5.05 Access to Information. (i) The Seller Parties shall provide Buyer and Buyer’s authorized agents and representatives reasonable access at reasonable times, and upon reasonable notice, to management-level employees of the Seller Parties (solely in connection with the Business), Companies and their Subsidiaries and to all books, records, Contracts and documents of the Companies and their Subsidiaries, and (ii) the Seller Parties shall furnish (and shall cause the Companies and their Subsidiaries to furnish) Buyer such reasonable information concerning the businesses, properties, financial performance, assets and personnel of the Companies and their Subsidiaries and the Business as Buyer or its representatives shall reasonably request; provided, that (a) all such access shall be coordinated in advance through Rubén José King-Shaw Jr. and Nathalie Hibble or their designees, (b) such access does not unreasonably interfere with the operation of the Companies’ and their Subsidiaries’ business and shall be subject to the Seller’s, the Companies’ and their Subsidiaries’ reasonable security measures and insurance requirements, (c) in connection with the Transactions, Buyer and its authorized agents and representatives shall not contact or otherwise communicate with the employees, customers, suppliers, providers, payors, brokers, producers, consultants, or other third party service providers of the Companies or any of their Subsidiaries unless, in each instance, approved in writing in advance by the Seller and (d) nothing herein shall require the Seller, the Companies or any of their Subsidiaries to (x) violate any agreement binding on the Seller, the Companies or any of their Subsidiaries or applicable requirement of Law or (y) furnish to Buyer or any of Buyer’s authorized agents or representatives or provide Buyer or any of Buyer’s authorized agents or representatives with access to information that is competitively sensitive, is subject to attorney-client privilege or is the subject of any applicable information privacy, security or other Laws (provided, however, that the Seller and the Companies shall reasonably cooperate with Buyer to attempt to find a way to allow disclosure of any such information and/or documents to the extent doing so would not (in the judgment of the Seller after consultation with outside counsel) reasonably be likely to (A) result in the loss of such attorney-client privilege or (B) violate any such Law or applicable order of a Governmental Authority, in each case, as applicable).

5.06 Exclusivity. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 12.01, the Seller Parties shall not (and shall cause the Companies and their Subsidiaries not to and shall not authorize or permit each of their Affiliates or any of their Affiliates’ respective representatives to), directly or indirectly, initiate, encourage (including by means of furnishing or disclosing information), solicit, discuss or negotiate, or continue to encourage (including by means of furnishing or disclosing information), solicit, discuss or negotiate with, directly or indirectly, any Person (other than Buyer, its Affiliates and their respective representatives) concerning any Acquisition Proposal. The Seller shall, and shall cause the Companies, the Companies’ Subsidiaries and their respective Affiliates and representatives to, immediately terminate any existing discussions, negotiation, and contacts with third parties (other than Buyer, its Affiliates, and their respective representatives) regarding any Acquisition Proposal, other than to inform, or cause its representatives to inform, such third parties from which it has already received proposals that it is not in a position to discuss, pursue or take any other action in furtherance of such Acquisition Proposals from the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 12.01. If the Seller or the Companies or any of their respective Affiliates or representatives receives an inquiry or proposal from a third party regarding an Acquisition Proposal, the Seller shall, and shall cause the Companies and its and their representatives to, promptly (a) notify Buyer that such inquiry or proposal has been received and (b) inform such third party that it is not in a position to discuss, pursue or take any other action in furtherance of such inquiry or proposal from the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 12.01.

5.07 Confidentiality Agreement. The Parties acknowledge and agree that the Parties and each of their respective Affiliates, employees and advisors are and remain bound to that certain Mutual Non-Disclosure and Confidentiality Agreement executed on October 4, 2021 by Buyer and Steward Health Care System LLC (or on their behalf) (the “Confidentiality Agreement”).

5.08 Buyer Proxy Statement and Buyer Stockholders’ Meeting.

(a) As promptly as reasonably practicable after the date of this Agreement, Buyer will prepare and file with the SEC a proxy statement containing the information specified in Schedule 14A of the Exchange Act with respect to the Buyer Stockholder Proposals (the “Buyer Proxy Statement”) in preliminary form. Buyer shall as promptly as reasonably practicable notify the Seller of the receipt of any oral or written comments from the Commission relating to the Buyer Proxy Statement and any request by the Commission for any amendment to the Buyer Proxy Statement or for additional information. Buyer shall use commercially reasonable efforts to cooperate and provide the Seller with a reasonable opportunity to review and comment on the Buyer Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the Commission and give due consideration to all comments reasonably proposed by the Seller in respect of such documents and responses prior to filing such with or sending such to the Commission, and the Parties will provide each other with copies of all such filings made and correspondence with the Commission. Buyer will use its commercially reasonable efforts to respond promptly to any comments made by the Commission with respect to the Buyer Proxy Statement. Buyer will cause the Buyer Proxy Statement to be transmitted to the Buyer Stockholders as promptly as reasonably practicable.

(b) The Seller acknowledges that a substantial portion of the Buyer Proxy Statement shall include disclosure regarding the Companies and their Subsidiaries. Accordingly, the Seller will, as promptly as reasonably practicable after the date of this Agreement, use its commercially reasonable efforts to provide Buyer with all information concerning the operations and business of the Companies, their Subsidiaries and their respective management and operations and financial condition, in each case, required or reasonably requested by Buyer to be included in the Buyer Proxy Statement, including (i) the required financial statements of the Companies prepared in accordance with Regulation S-X and a related consent from the Companies’ independent public accountants, (ii) required selected financial data of the Companies required by Item 301 of Regulation S-K, and (iii) required management’s discussion and analysis for the periods required under applicable Commission rules. Without limiting the generality of the foregoing, the Seller will use its commercially reasonable efforts to cooperate with Buyer in connection with the preparation for inclusion in the Buyer Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X.

(c) Buyer will take, in accordance with applicable Law, Nasdaq rules and the Governing Documents of Buyer, all action necessary to call, hold and convene a special meeting of Buyer’s stockholders (including any permitted adjournment) (the “Buyer Stockholders’ Meeting”) to consider and vote upon the Buyer Stockholder Proposal as promptly as practicable after the filing of the Buyer Proxy Statement in definitive form with the Commission. Once the Buyer Stockholders’ Meeting to consider and vote upon the Buyer Stockholder Proposals has been called and noticed, except as required by Law, Buyer will not postpone or adjourn the Buyer Stockholders’ Meeting without the consent of the Seller, other than (i) for the absence of a quorum, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that Buyer has determined in good faith, after consultation with its outside legal advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the Buyer Stockholders prior to the Buyer Stockholders’ Meeting, or (iii) an adjournment or postponement to solicit additional proxies from the Buyer Stockholders to the extent Buyer has determined in good faith that such adjournment or postponement is reasonably necessary to obtain the approval of the Buyer Stockholder Proposals; provided that, in the case of an postponement or adjournment in accordance with clause (i), (ii) or (iii), above, such postponement or adjournment (A) may be no more than the later of (x) ten (10) Business Days from the original date of the Buyer Stockholders’ Meeting or (y) four (4) Business Days prior to the End Date and (B) shall not require the consent of the Seller or the Companies. Buyer will use its commercially reasonable efforts to solicit approval of the Buyer Stockholders Proposals by the Buyer Stockholders, including by exercising its rights in accordance with the Support Agreement, subject to the terms and conditions set forth therein and herein (including initiating any action or Proceeding for specific performance or injunctive relief under the Support Agreement). Buyer Board will recommend that the Buyer Stockholders approve the Buyer Stockholder Proposals.

(d) If, at any time prior to the Closing Date, any event, circumstance or information relating to Buyer, the Companies or their Subsidiaries or any of their respective Affiliates, officers or directors or other representatives should be discovered by Buyer or the Seller, as applicable, that in the reasonable judgment of Buyer or the Seller, as applicable, should be set forth in an amendment or supplement to the Buyer Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party which discovers such information will promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be filed as promptly as reasonably practicable with the Commission by Buyer and disseminated to the holders of the Class A Common Stock.

5.09 Listing. Prior to Closing, Buyer shall (a) obtain the necessary approvals from Nasdaq for the listing of the Seller Class A Shares and (b) use its reasonable best efforts to remain listed as a public company on, and for the Class A Common Stock to remain listed on and tradable over, Nasdaq.

5.10 Matters. Prior to the Closing, the Buyer Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the issuance of Class A Common Stock by Buyer, in each case, pursuant to this Agreement to any officer, director or stockholder (by reason of “director by deputization”) of the Companies or the Seller who is expected to become a “covered person” of Buyer for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder, shall be an exempt transaction for purposes of Rule 16b-3 promulgated under the Exchange Act.

5.11 Conduct of Business of Buyer.

(a) Except (i) as set forth on Schedule 5.11, (ii) as otherwise provided for by this Agreement, (iii) as required by Law or any Contract applicable to Buyer or any of its Subsidiaries, or (iv) as consented to in writing by the Seller (which consent will not be unreasonably withheld, delayed or conditioned), (A) Buyer shall, and shall cause its Subsidiaries to, (x) conduct the business of Buyer and its Subsidiaries in compliance in all material respects with all applicable Laws, (y) conduct the business of Buyer and its Subsidiaries in the ordinary course of business, and (z) use commercially reasonable efforts to preserve intact their business organization, and (B) without limiting the foregoing, Buyer shall not:

(i) modify or amend its Governing Documents;

(ii) sell, transfer (other than a Subsidiary), or otherwise subject to any Lien (other than Permitted Liens) any material portion of the assets or property (tangible or intangible) of Buyer and its Subsidiaries taken as a whole, outside the ordinary course of business;

(iii) adopt a plan or agreement of complete or partial liquidation or dissolution; or

(iv) authorize, agree, resolve or consent to any of the foregoing.

(b) Nothing in this Section 5.11 is intended to result in Buyer or any of its Subsidiaries ceding control to the Seller of Buyer’s and its Subsidiaries’ basic ordinary course of business and commercial decisions prior to the Closing Date.

5.12 Cooperation with Debt Refinancing.

(a) The Seller and the Companies shall, and shall cause the Companies’ Subsidiaries and their respective officers, managers, directors and employees to, use commercially reasonable efforts to provide customary cooperation with the arrangement of the Medicare AR Financing as may be reasonably requested by Buyer and that is necessary, proper or advisable in connection with the arrangement of such Medicare AR Financing to the extent such cooperation does not unreasonably interfere with the business of the Seller, the Companies or the Companies’ Subsidiaries, including using commercially reasonable efforts to: (i) furnish to Buyer such historical financial and other pertinent information, with respect to the Companies and their Subsidiaries, which has been prepared in the ordinary course of business as may be reasonably requested by Buyer and that is customarily needed for financings of the type contemplated for the Medicare AR Financing, (ii) provide Buyer at least three (3) Business Days prior to the Closing all documentation and other information with respect to the Companies and their Subsidiaries as shall have been reasonably requested in writing by Buyer and any debt financing lenders, including any Medicare AR Financing lenders, at least ten (10) Business Days prior to the Closing Date that is required in connection with any debt refinancing by U.S. regulatory authorities under applicable “know‑your-customer” and anti-money laundering rules and regulations and (iii) reasonably facilitate the pledging of collateral substantially concurrently with the Closing. Notwithstanding anything in this Section 5.12 to the contrary, none of the Seller Parties, the Companies or any of their respective Subsidiaries shall be required to (A) other than as set forth in Section 1.11(c) and (d), pay any fees, including any commitment fee or other similar fee, or reimburse any expenses, (B) incur any liability (or cause their respective officers, managers, directors and employees to incur any liability) or obligation, (C) approve or enter into any agreement or binding commitment, (D) provide or deliver (or cause any of their respective officers, managers, directors and employees to provide or deliver) any agreement, certificate or opinion with respect to or in connection with the Medicare AR Financing, (E) prepare any offering memo, bank book or other similar document, (F) take any action that would be reasonably be expected to (x) conflict with or violate the Seller Parties’, the Companies’ or any of their respective Subsidiaries’ organizational documents, material agreements or any applicable requirements of Law, (y) cause any representation or warranty in this Agreement to be breached by the Seller Parties, the Companies or any of their respective Subsidiaries or (z) result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or a default under, this Agreement by the Seller Parties, the Companies or their respective Subsidiaries, any agreement binding on the Seller Parties, the Companies or their respective Subsidiaries or any applicable requirements of Law binding on the Seller Parties, the Companies or their respective Subsidiaries, (G) take any action that could reasonably be expected to cause any condition to Closing set forth in this Agreement to fail to be satisfied or otherwise cause any breach of this Agreement that would provide Buyer or any of its Affiliates the right to terminate this Agreement or seek indemnity under the terms hereof, (H) take any action that could reasonably be expected to result in any employee, officer or director of such Person incurring any personal liability with respect to any matters related to the Medicare AR Financing, (I) be required to incur or reimburse any actual or potential liability in connection with the Medicare AR Financing, any of the assistance required by this Section 5.12 or any other expenses or provide any indemnities (unless subject to reimbursement by Buyer pursuant to the terms of this Agreement), (J) provide access to or disclose information in contravention of Section 5.05; (K) pass resolutions or consents to authorize or permit the Medicare AR Financing or (L) give any indemnity with respect to or in connection with the Medicare AR Financing; provided that, on or after the Closing (and subject to the occurrence thereof), the Companies may pay the fees, incur the liabilities or obligations, provide or deliver agreements or certificates (but not opinions of any counsel to the Seller Parties, the Companies or their Subsidiaries), pass resolutions or consents, or give indemnities, in each case as referenced in the foregoing clauses (A), (B), (C), (K) and (L).

(b) Buyer shall, promptly upon request by the Seller, reimburse the Seller Parties and their respective Subsidiaries for all reasonable out-of-pocket costs and expenses incurred by the Seller Parties and their respective Affiliates and their respective officers, managers, directors and employees in connection with such party’s cooperation pursuant to this Section 5.12. Buyer shall indemnify and hold harmless the Seller Parties, their respective Subsidiaries and their respective officers, managers, directors and employees from and against any liabilities, losses, damages, claims, demands, fines, interest, awards, penalties, judgments and out-of-pocket expenses (including lost profits and losses from any consequential, indirect, special or punitive damages (as opposed to direct or actual damages) but nonetheless including any reasonable legal fees) suffered or incurred by them in connection with compliance by such Persons with the obligations under this Agreement, except to the extent such liabilities or losses arise solely as a result of the gross negligence, fraud or willful misconduct of the Seller Parties or the Companies.

5.13 Interim Review. The Seller Parties shall cause the Companies and their Subsidiaries to have their financial statements for the most recently completed 2022 quarterly period prior to the Closing reviewed by Crowe Horvath LLP or another public accounting firm registered with the PCAOB reasonably acceptable to Buyer and delivered to Buyer (the “Interim Review”); provided that, if the end of the most recently completed quarterly period is within 30 days of the Closing Date, then the Interim Review will be the prior most recently completed quarterly period. By way of example and for illustrations purposes only, if (a) the Closing Date is July 15, 2022, then the Interim Review will be for the quarterly period ending March 31, 2022, or (b) if the Closing Date is August 15, 2022, then the Interim Review will be the quarterly period ending June 30, 2022.

5.14 Affiliated Provider Participation Agreements.

(a) Prior to the second anniversary of the Closing, Buyer and its Affiliates shall not (i) enter into participating provider agreements with Affiliated Providers (either directly or indirectly through the physician group practice employing or engaging such Affiliated Provider, or any other intermediary entity), except with respect to Surviving Companies for participation in the CMS Models, or (ii) employ or otherwise engage Affiliated Providers to provide professional medical services, or purchase or otherwise acquire the assets or equity of any physician group practice that employs or otherwise engages Affiliated Providers.

(b) Commencing on the second anniversary of the Closing, (i) Seller Parties acknowledge and agree that they and their Affiliates, including without limitation, SHCN and TACO, shall use reasonable best efforts to assist Buyer and its Affiliates in causing the Affiliated Providers (either directly or indirectly through the physician group practice employing or engaging such Affiliated Provider) to enter into participating provider agreements directly with Buyer or its Affiliates, as applicable, solely with respect to the Business and not with respect to any other business line (including, but not limited to, commercial contracting of any kind and any Medicaid related business), provided that, Buyer or its Affiliate, as applicable, provides Seller Parties with reasonable notice prior to contracting with any such Affiliated Provider and provide the Seller Parties with the opportunity to collaborate with Buyer in connection with any such direct contracting efforts, and (ii) Buyer and its Affiliates may employ or otherwise engage Affiliated Providers to provide professional medical services, or purchase or otherwise acquire the assets or equity of any physician group practice that employs or other engages Affiliated Providers.

5.15 Medicare Advantage Plan Contracting. Seller Parties and their Affiliates shall use reasonable best efforts to assist Buyer and its Affiliates to enter into, assign, or otherwise transfer the Medicare Advantage Plans to be applicable to all beneficiaries within the Seller Parties’ networks, including, for the avoidance of doubt, those contracts listed on Schedule 6.08.

5.16 Amendments to Participation Agreements. Within 15 Business Days of the date hereof, Seller Parties shall cause SHCN and TACO to amend their participating provider agreements with all Affiliated Providers or the respective physician group practice employing or engaging such Affiliated Provider, as applicable, in accordance with the Participating Provider Agreement Amendment and provide notice to each Affiliated Provider or the respective physician group practice employing or engaging such Affiliated Provider, as applicable, of such amendment.

5.17 Transition Services; Care Coordination. Subject to compliance with applicable Laws, the Seller Parties and their Subsidiaries shall provide Buyer, its Subsidiaries and their agents (a) commencing no later than ten (10) Business Days after the date hereof, with reports or data extracts as requested by Buyer based on the technology platforms listed on Schedule 5.17 along with reasonable source financial data and reasonable backup data reflecting the incremental cost of providing the services listed on Schedule 5.17, and (b) as soon as practicable thereafter, but in no event later than 90 days after the date hereof, with viewing access to the systems, software and other technology platforms listed on Schedule 5.17. The Seller Parties and their Affiliates shall cooperate with Buyer in amending the Bylaws of Sparta Texas ACO, Inc. (“STACO”) and any other documentation necessary reasonably requested by the Buyer and causing the board of directors of STACO to execute any documentation in connection with same. Prior to the Closing, SHCS and Buyer will negotiate in good faith a care coordination and preferred provider agreement on commercially reasonable terms that, if mutually agreed, would be executed between SHCS and the Buyer.

Article VI
POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period from and after the Closing:

6.01 Further Assurances. Upon the reasonable request of the other Party and at such Party’s expense, each of Buyer and the Seller shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further documents and instruments and shall take, or cause to be taken, all such further actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the Transactions.

6.02 Director and Officer Liability and Indemnification. For a period of six (6) years after the Closing, Buyer shall not, and shall not permit the Companies or any of their Subsidiaries to, amend, repeal or modify any provision in the Companies’ or any of their Subsidiaries’ Governing Documents relating to the exculpation or indemnification of any officers, directors or managers (unless required by Law), it being the intent of the Parties that the officers, directors and managers of the Companies and their Subsidiaries shall continue to be entitled to such exculpation and indemnification to the full extent of the Law. For six (6) years from and after the Closing Date, on or prior to the anniversary date of Parent or its successors directors’ and officers’ insurance policies (in respect of the Business), Parent or one of its Subsidiaries will provide Buyer with proof that such coverage has been renewed or replaced with substantially similar coverage (including potentially “tail” coverage for the balance of six (6) years), or notice that any applicable policy has been cancelled or not so replaced. In the event an applicable policy has been cancelled, the Seller Parties shall choose one or more “tail” insurance policies effective as of the date of cancellation, which shall be obtained and fully paid for by the Seller Parties (provided that in no event, and notwithstanding anything to the contrary herein, shall the Seller Parties be required to pay an annual premium for such “tail” insurance policies in excess of 300% of the annual premium for such policy as of the date hereof), with claims periods covering at least six (6) years from and after the Closing Date (collectively, “D&O Insurance”), for the persons who are covered by the Seller Parties’ (solely in respect of the Business) existing D&O Insurance, with terms, conditions, retentions and levels of coverage (including as coverage relates to deductibles and exclusions) at least as favorable as the Seller Parties’ (solely in respect of the Business) existing D&O Insurance with respect to matters arising out of or relating to acts or omissions (solely in respect of the Business) occurring or existing (or alleged to have occurred or existed) at or prior to the Closing Date (including in connection with this Agreement and the Transaction), and Buyer shall cause the Companies and their Subsidiaries to maintain such D&O Insurance in full force and effect for its full term.

6.03 Access to Books and Records. Buyer shall, and shall cause the Surviving Companies and their Subsidiaries to, provide the Seller and its respective authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, and upon reasonable notice, to the books and records of the Companies and their Subsidiaries with respect to periods prior to the Closing Date. Unless otherwise consented to in writing by the Seller, Buyer shall not permit the Surviving Companies or any of their Subsidiaries, for a period of seven (7) years following the Closing Date (or for such longer period that may be required under applicable Law), to destroy, alter or otherwise dispose of any books and records of the Companies or any of their Subsidiaries, or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior written notice to the Seller and offering to surrender to the Seller such books and records or such portions thereof.

6.04 Transfer Taxes. Any and all real property transfer or gain tax, stamp tax, equity transfer tax, or other similar Tax (including any interest and penalties) imposed on the Companies, any of their Subsidiaries, or the

Seller as a result of the Transactions (excluding, for the avoidance of doubt, the Reorganization) (collectively, “Transfer Taxes”) shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by the Seller. Buyer shall be responsible for filing any Tax Returns with respect to any such Transfer Taxes, and Seller agrees to cooperate with Buyer in the filing of any such Tax Returns, including promptly supplying any information in its possession that is reasonably necessary to complete such returns and the payment of such amounts due under this Section 6.04.

6.05 Use of Names. Buyer shall not use, and shall cause its Subsidiaries not to use, the names “Steward Health Care System,” “Steward Health Care,” “Steward Health”, “Steward Medical”, “Health Choice” or “Steward” in any respect without the prior written consent of Seller Parties.

6.06 Call Option.

(a) If, at any time during the period beginning on the date that both (y) Buyer issues to the Seller the Earnout Class A Shares pursuant to Section 1.13(a) and (z) the enterprise value of Buyer (with respect to Buyer’s equity, valuing such equity based on the closing price of such equity on Nasdaq, or any other national securities exchange on which Buyer’s equity may then primarily be publicly traded) is equal to or greater than $5,000,000,000.00, and ending on the 10 year anniversary of the Closing Date (the “Call Option Period”), Buyer elects, in its sole and absolute discretion, to purchase all of the outstanding equity interests (the “SMG Equity”) of SMG, in one transaction, whether by a purchase of equity or a merger or consolidation involving Buyer or one of its Subsidiaries, in either case on a cash-free, debt-free basis and for a purchase price equal to the trailing twelve-month GAAP revenue of SMG (measured as of the date of the Seller’s receipt of a Call Notice validly exercised and delivered by Buyer pursuant to this Section 6.06), then (i) the Seller Parties shall, or shall cause any of their applicable Affiliates to, sell all of the SMG Equity to Buyer and consent to such sale to Buyer, and (ii) Buyer shall, or shall cause any of its applicable Affiliates to, purchase all of the SMG Equity from the Seller Parties or their applicable Affiliates, in each case subject to the terms of this Section 6.06.

(b) If Buyer elects to exercise its option pursuant to Section 6.06(a), then Buyer shall provide a written notice (the “Call Notice”) of such exercise to the Seller. The Call Notice shall contain written notice of the exercise of the rights of Buyer pursuant to Section 6.06(a) and shall include a complete due diligence request list of all confirmatory diligence needed by Buyer to consummate the purchase of the SMG Equity. Buyer and the Seller shall, and shall cause any of their respective, applicable Affiliates to, use reasonable good faith efforts to (i) finalize such confirmatory diligence as promptly as practicable, but in any event within 90 days of the date of the Call Notice and (ii) negotiate and sign a mutually-acceptable definitive purchase agreement with customary terms and conditions, including customary representations, warranties, covenants (restrictive and otherwise) and indemnities, for the SMG Equity and other definitive agreements reasonably necessary, which may include, but are limited to, clinical or administrative services agreements with SHCS hospitals, within 180 days of the date of the Call Notice.

(c) In the event that a mutually-acceptable definitive purchase agreement is not signed by Buyer and the Seller (or their respective applicable Affiliates) within 120 days of the date of the Call Notice (as may be extended pursuant to the terms hereof), Buyer shall have the right to issue one additional Call Notice during the Call Option Period. Buyer’s rights and the Seller Parties’ obligations pursuant to this Section 6.06 shall terminate automatically if the transactions contemplated by a mutually-acceptable definitive purchase agreement are not consummated within 180 days of the date of the third Call Notice.

(d) The Seller Parties have caused the members of SMG to enter into an equity transfer restriction agreement in the form attached hereto as Exhibit G (the “Equity Transfer Restriction Agreement”) restricting the members of SMG from transferring the SMG Equity during the Call Option Period, which Equity Transfer Restriction agreement shall be effective as of the Closing.

6.07 Medicare Shared Savings Program Notices. Buyer shall, and shall cause its Subsidiaries to, file change of ownership and change of name notices to CMS in connection with participation in the Medicare Shared Savings Program (the “MSSP Notices”), which MSSP Notices must be filed not later than thirty (30) days following the Closing Date. Buyer shall prepare all MSSP Notices in accordance and compliance with applicable Laws and other requirements of Governmental Authorities.

6.08 Seller Restrictive Covenants.

(a) During the period commencing on the Closing Date and continuing for all times that Ralph de la Torre beneficially owns (within the meaning of the Exchange Act) 5% or more of the Class A Common Stock and for a period of two years thereafter (the “Restriction Period”), each Seller Party shall not, and shall cause its Affiliates (each Seller Party and its Affiliates, a “Seller Restricted Party”) not to, without the consent of Buyer (which consent may be withheld, delayed or conditioned in Buyer’s sole discretion), directly or indirectly, on its or their behalf or on behalf of any other Person engage or participate in any business that is directly competitive to the Competitive Business within the United States (whether in its or their own capacity or as owner, stockholder, member, lender, partner, manager, co-venturer, director, officer, employee, agent or consultant), except that the Seller Restricted Parties may collectively, directly or indirectly, own less than five percent (5%) of the outstanding securities of any class of any publicly traded securities of any Person so long as no such Seller Restricted Party is involved, directly or indirectly, in the management of such Person. For the avoidance of doubt and notwithstanding anything to the contrary herein, nothing in this Section 6.08 shall apply to or restrict any actions or provision of any services by any Seller Party or any of its Affiliates expressly contemplated by this Agreement or any Ancillary Document (including the ownership of Buyer’s equity), and no such actions or services shall be deemed to be “competitive” for purposes of this Section 6.08. Notwithstanding the foregoing, (i) each Seller Party, and any of their Affiliates, excluding SMG, that primarily provides health care or medical services directly in a hospital setting shall be permitted to contract with any third-party payor, including, but not limited to, any Medicare Advantage Plan primarily with respect to institutional services (except to the extent that any such contracting would prevent the Seller Party or any of its Affiliates from participating in the Business), (ii) each Seller Restricted Party shall be permitted to contract, directly or indirectly, to participate in any CMS Comprehensive Joint Replacement Model, “Bundled Payments for Care Improvements Advanced Model,” Community Health Access and Rural Transformation Model, any similar episode of care programs, initiatives or models, or any model, program, or initiative where institutional providers are the only eligible applicants or contemplated to play a primary role; provided that such initiatives or models are not the CMS Models or any other Medicare program, initiative or model involving arranging, managing, or providing care coordination related to primarily non-institutional health care services for a Medicare population (except to the extent that the Seller Party or any of its Affiliates would be prohibited from participating in the Business as result of such participation), (iii) subject to the covenants in Sections 5.15 and 6.14, SMG shall be permitted to continue to participate in or renew the Contracts with Medicare Advantage Plans, or with intermediary entities for participation in Medicare Advantage Plans, and their respective successors set forth on Schedule 6.08(a) solely to the extent that Buyer or its Affiliates is not then contracting with any such plan, and to contract with any Medicare Advantage Plan on a fee-for-service basis solely to the extent that Buyer or any of its Affiliates are not then contracting with any such plan, (iv) the Seller Parties and any of their Affiliates shall be permitted to continue to participate in the Business in the State of Utah until later of (A) January 1, 2023 or (B) the closing of the sale of Parent’s and its Subsidiaries’ Utah assets and (v) the prohibitions of this Section 6.08(a) shall not apply to any acquisition, whether through acquisition of assets, securities or otherwise, or a tender offer, equity exchange, business combination, merger, consolidation or other similar transaction, by any Seller Party or any of its Affiliates of all or any part of a business or Person that is engaged in a business competitive to the Competitive Business where the EBITDA from the Competitive Business represents no more than 50% of the aggregated consolidated EBITDA of the acquired business or Person, as applicable, for such business’s or Person’s most recently completed fiscal year; provided, that any Seller Party shall grant Buyer a right of first offer to purchase, within 30 days of notice of such transaction, the portion of the business or Person that is directly competitive to the Competitive Business for fair market value as determined by a nationally recognized third party valuation firm upon both the initial acquisition of such business of such Person by any Seller Party or any of its Affiliates and upon any subsequent disposition by any Seller Party or any of its Affiliates to a Person that is not an Affiliate of a Seller Party.

(b) During the Restriction Period, each Seller Party shall not (and shall cause its Affiliates not to), without the consent of Buyer (which consent may be withheld, delayed or conditioned in Buyer’s sole discretion), directly or indirectly, on their behalf or on behalf of any other Person, solicit the business of any vendor of the Surviving Companies or any of their Subsidiaries, in each case solely with respect to the Competitive Business, or induce or attempt to induce any vendor of the Surviving Companies or any of their Subsidiaries to withdraw, decrease or cancel its business with the Companies or any of their Subsidiaries, in each case solely with respect to the Competitive Business.

(c) During the Restriction Period, each Seller Party shall not (and shall cause its Affiliates not to), without the consent of Buyer (which consent may be withheld, delayed or conditioned in Buyer’s sole discretion), directly or indirectly, on its own behalf or on behalf of any other Person, solicit, induce or recruit any employee or consultant of any Company or any of its Subsidiaries to leave such employment or retention or to accept employment with or render services to or with any other Person, other than general solicitation not specifically targeting employees or consultants of any Company or any of its Subsidiaries.

(d) Buyer and each Seller Party acknowledge that (i) Buyer and each Seller Party, Company and its Subsidiaries engage in a competitive business, and (ii) each Seller Party has had access to confidential information that is valuable and material to the Business. Accordingly, as a condition to Buyer’s willingness to enter into this Agreement and each of the Ancillary Documents, Buyer has required that the covenants and agreements contained in this Section 6.08 be included in this Agreement, and each Seller Party has agreed to such covenants and agreements. Buyer each and Seller Party acknowledges and agrees that it is fair, reasonable and necessary, for the protection of the value of the Business and the operations and goodwill of the Business, that Buyer and each Seller Party make the agreements and covenants contained in this Agreement.

(e) In the event of any breach by any of the Seller Parties or their Affiliates of any of the restrictive covenants contained in this Section 6.08, the running of the period of the applicable restriction shall be automatically tolled and suspended for the duration of such breach, and shall automatically recommence when such breach is remedied in order that Buyer shall receive the full benefit of the Seller Parties’ compliance with each of the covenants contained in this Section 6.08.

(f) Notwithstanding anything to the contrary in this Agreement, at the time that any Seller Party or any of its Affiliates ceases to be an Affiliate of Ralph de la Torre (“RDLT”) for any reason (each, a “Former Affiliate”), then this Section 6.08 shall immediately no longer apply to such Former Affiliate, provided that the covenants set forth in Sections 5.14, 6.11 and 6.14 shall continue to apply in full force and effect to any successor of SHCS.

6.09 Buyer Restrictive Covenants.

(a) During the Restriction Period, Buyer shall not, and shall cause its Affiliates not to, without the consent of RDLT (which consent may be withheld, delayed or conditioned in RDLT’s sole discretion), directly or indirectly, on its behalf or on behalf of any other Person (i) have any contractual arrangements with the Affiliated Providers, either directly or indirectly through the physician group practice that employs or engages the Provider, for the specific product lines that SHCN or TACO provided to the Affiliated Providers prior to Closing, except for those related to the Business and except as provided in Section 6.11, or (ii) engage or participate in (whether in its own capacity or as an owner, stockholder, member, lender, partner, manager, or co-venturer) any business that is directly competitive to the business of owning, operating, administering, or managing a hospital within a 20 mile radius of any Metropolitan Statistical Area in which Parent or any of its Subsidiaries is engaged in the business of owning, operating, administering, or managing a hospital, provided that the prohibitions of Sections 6.09(a),(b) and (c) shall not apply to: (A) Buyer or its Affiliates, directly or indirectly, holding up to five percent (5%) of the outstanding securities of any class of any publicly traded securities of any Person so long as neither Buyer nor its Affiliates are directly involved in the management of such Person or (B) any successor of Buyer in connection with a Change in Control.

(b) During the Restriction Period, Buyer shall not (and shall cause its Affiliates not to), without the consent of RDLT (which consent may be withheld, delayed or conditioned in Parent’s sole discretion), directly or indirectly, on their behalf or on behalf of any other Person, solicit the business of any vendor of any Seller Party or any of its Subsidiaries, in each case solely with respect to the Parent Business, or induce or attempt to induce any vendor of any Seller Party or any of its Subsidiaries to withdraw, decrease or cancel its business with any Seller Party or any of its Subsidiaries, in each case solely with respect to the Parent Business.

(c) During the Restriction Period, Buyer shall not (and shall cause its Affiliates not to), without the consent of RDLT (which consent may be withheld, delayed or conditioned in Parent’s sole discretion), directly or indirectly, on its own behalf or on behalf of any other Person, solicit, induce or recruit any employee or consultant of any Seller Party or any of its Subsidiaries to leave such employment or retention or to accept employment with or render services to or with any other Person, other than any general solicitation not specifically targeting employees or consultants of any Seller Party or any of its Subsidiaries.

(d) Buyer and each Seller Party acknowledge that (i) Buyer, each Seller Party, each Company and its and their respective Subsidiaries engage in a competitive business, and (ii) Buyer has had access to confidential information that is valuable and material to the Parent Business. Accordingly, as a condition to the Seller Parties’ willingness to enter into this Agreement and each of the Ancillary Documents, the Seller Parties have required that the covenants and agreements contained in this Section 6.09 be included in this Agreement, and Buyer has agreed to such covenants and agreements. Buyer and each Seller Party acknowledges and agrees that it is fair, reasonable and necessary, for the protection of the value of the Parent Business and the operations and goodwill of the Parent Business, that Buyer and each Seller Party make the agreements and covenants contained in this Agreement.

(e) In the event of any breach by Buyer or any of its Affiliates of any of the restrictive covenants contained in this Section 6.09, the running of the period of the applicable restriction shall be automatically tolled and suspended for the duration of such breach, and shall automatically recommence when such breach is remedied in order that the Seller Parties shall receive the full benefit of Buyer’s compliance with each of the covenants contained in this Section 6.09.

(f) Notwithstanding anything to the contrary in this Agreement, at the time that any Seller Party or any of its Affiliates becomes a Former Affiliate, then Section 5.14, this Section 6.09 and Section 6.11 shall immediately no longer bind the Buyer and its Affiliates with respect to such party.

6.10 SMG Providers. The Seller Parties acknowledge and agree that Buyer or its Affiliates may directly employ SMG Providers upon the mutual agreement of SHCS and Buyer and that, where Buyer and SHCS reach such mutual agreement with respect to a SMG Provider, the Seller Parties and their Affiliates shall cause SMG to cooperate with such employment and waive any restrictions prohibiting such direct employment. The Parties further acknowledge and agree that it is the intent of the Parties to cause Providers, including SMG Providers, who are participating substantially in value-based care related to the Business to transfer to the employ of Buyer or its Affiliates and in connection with such employment the Buyer and its Affiliates shall reasonably cooperate with the Seller Parties in planning the transition of such employment to provide for an orderly transition that does not materially interfere with the remaining business of the Seller Parties (including, but not limited to, the business of SHCN).

6.11 Affiliated Provider Participation Agreements.

(a) Prior to the second anniversary of the Closing, Buyer and its Affiliates shall not (i) enter into participating provider agreements with Affiliated Providers (either directly or indirectly through the physician group practice employing or engaging such Affiliated Provider, or any other intermediary entity), except with respect to Surviving Companies for participation in the CMS Models, or (ii) employ or otherwise engage Affiliated Providers to provide professional medical services, or purchase or otherwise acquire the assets or equity of any physician group practice that employs or other engages Affiliated Providers.

(b) Commencing on the second anniversary of the Closing, (i) Seller Parties acknowledge and agree that they and their Affiliates, including without limitation, SHCN and TACO, shall use reasonable best efforts to assist Buyer and its Affiliates to cause the Affiliated Providers or the physician group practice employing or engaged such Affiliated Providers, as applicable, to enter into participating provider agreements directly with Buyer or its Affiliates, as applicable, solely with respect to the Business and not with respect to any other business line (including, but not limited to, commercial contracting of any kind and any Medicaid related business), provided that, Buyer or its Affiliate, as applicable, provides Seller Parties with reasonable written notice prior to contracting with such Affiliated Providers and the opportunity to collaborate in good faith with Buyer or its Affiliate in connection with any such direct contracting efforts, and (ii) Buyer and its Affiliates may employ or otherwise engage Affiliated Providers to provide professional medical services, or purchase or otherwise acquire the assets or equity of any physician group practice that employs or other engages Affiliated Providers.

6.12 Value Based Contracting. From and after Closing, the Seller Parties shall cooperate with Buyer and its Affiliates to promote value-based medicine and engage in outreach to Providers within the Provider network of the Seller Parties and their Affiliates relating to the promotion of the Business.

6.13 MSSP ACO Participation Waivers. Buyer shall and shall cause the Surviving Companies and their Subsidiaries to, take any action reasonably necessary to ensure that the arrangements set forth in Schedule 6.13 shall continue to satisfy the conditions of the ACO participation waiver under the MSSP regulations (the “MSSP ACO Participation Waiver”). Buyer shall, and shall cause the Surviving Companies and their Subsidiaries to, collaborate with the Seller Parties or their Affiliates to evaluate in good faith any request from the Seller Parties or their Affiliates for Buyer and the Surviving Companies and their Subsidiaries, as applicable, to approve a new arrangement under the MSSP ACO Participation Waiver.

6.14 Medicare Advantage Plans. From and after Closing, Seller Parties and their Affiliates shall use reasonable best efforts to assist Buyer and its Affiliates to enter into Medicare Advantage Plans to be applicable to all beneficiaries within the Seller Parties’ networks.

6.15 Amendments to Participating Provider Agreements. In the event that any Affiliated Provider or the physician group practice employing or engaging such Affiliated Providers, as applicable, terminates its participating provider agreement with SHCN or TACO after receipt of the amendment referenced in Section 5.16, Seller Parties and their Subsidiaries shall not, without Buyer’s prior written consent (which consent may be withheld, delayed or conditioned in Buyer’s sole discretion), enter into a new participating provider agreement for any line of business with such Affiliated Provider or the physician group practice employing or engaging such Affiliated Providers, as applicable, for a period of one year subsequent to any such termination.

6.16 Distributions to Providers. Notwithstanding anything to the contrary in this Agreement, shared savings and other performance-related payments received by the Buyer and the Surviving Companies and their Subsidiaries from third-party payors related to the Business with respect to participation periods through December 31, 2022, including amounts in the Accounts Receivables, shall be distributed to Affiliated Providers or the physician group practice employing or engaging such Affiliated Providers, as applicable, and SMG in a manner substantially consistent with SHCN’s past practices and methodologies and as reasonably agreed upon by the Parties. Seller Parties shall cooperate, and shall cause their employees, officers, directors and agents to cooperate, with Buyer and Surviving Companies and their Subsidiaries in all respects with respect to the administration and payment of such distributions.

6.17 Distributions of Class A Common Stock. Immediately following receipt of shares of Class A Common Stock pursuant to each of Sections 1.09(f) and 1.15 (if any) and 1.13 (to the extent earned), Seller shall distribute such shares of Class A Common Stock in accordance with Schedule 6.17 and shall deliver to Buyer a joinder to the Investor Rights Agreement for each distributee of such shares in the event such distributee is not a party to the Investor Rights Agreement.

Article VII
TAX COVENANTS

7.01 Pre-Closing Income Taxes. Subject to the further provisions of this Section 7.01, from and after the Closing Date, without regard to any limitation set forth in Section 10.02 or any other provision in this Agreement or any Ancillary Document, the Seller Parties shall at all times be responsible for and pay, and shall jointly and severally indemnify Buyer with respect to, all Indemnified Taxes. No Buyer Indemnitee shall be entitled to indemnification for any Losses attributable to Taxes: (i) resulting from transactions or actions taken by Buyer, the Company or any of their respective Affiliates on the Closing Date after the Closing outside of the ordinary course of business, (ii) imposed with respect to any taxable period (or portion thereof) beginning after the Closing Date, other than to the extent attributable to a breach of any representation or warranty set forth in Section 3.10 and/or Section 4.15(c), (iii) to the extent attributable to Buyer’s breach of any of the covenants contained in Article VII, or (iv) to the extent taken into account as a reduction to the Cash Payment in accordance with the definition of such term.

7.02 Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Income Taxes attributable to the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Companies or any of their Subsidiaries holds a beneficial interest shall be deemed to terminate at such time). In the case of any other Taxes of the Companies or their Subsidiaries, the portion attributable to the Pre-Closing Tax Period shall be the amount of such

Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable period.

7.03 End of Tax Year. Buyer shall cause the Tax year of the Companies to close as of the end of the Closing Date for U.S. federal income Tax purposes by including the Companies on Buyer’s consolidated Tax Return after the Closing Date.

7.04 Amendments, Elections, Etc. Neither Buyer nor any of its Affiliates shall (a) file any Tax Return or amended Tax Return for the Companies or any of their Subsidiaries with respect to any Pre-Closing Tax Period or Straddle Period, other than pursuant to Section 7.07(b) hereof, (b) voluntary initiate any discussions with a Taxing Authority with respect to Taxes or Tax Returns for any Company, any of its Subsidiaries or for the Seller Affiliated Group with respect to any Pre-Closing Tax Period or Straddle Period, (c) make any Tax election for any Company, any of its Subsidiaries or for the Seller Affiliated Group with respect to any Pre-Closing Tax Period or Straddle Period, in each case, without the consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed, it being understood that to the extent any such action required by applicable Law shall be treated as unreasonably to withheld consent.

7.05 Cooperation on Tax Matters. Buyer shall provide to the Seller, and the Seller shall provide to Buyer, such material documents and other relevant information, without charge and in a timely fashion, as each may reasonably request of the other, in connection with the review and filing of Tax Returns for any Pre-Closing Tax Period or Straddle Period pursuant to this Article VII and any audit, litigation or other Proceeding with respect to Taxes imposed on the Companies or any of their Subsidiaries. Such cooperation shall include the retention and, upon the other Party’s request, the provision of records and information that are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer agrees (a) to retain all books and records with respect to Tax matters pertinent to the Companies or any of their Subsidiaries relating to any Pre-Closing Tax Period and any or any Straddle Period, and to abide by all record retention arrangements entered into with any Taxing Authority with respect thereto, and (b) to give the Seller reasonable written notice and receive the consent of the Seller, which consent shall not be unreasonably withheld, prior to transferring, destroying or discarding any such books and records.

7.06 Income Tax Refunds and Credits. All Overprovisions and refunds of Income Taxes (including amounts credited against Income Taxes otherwise payable and, for the avoidance of doubt, overpayments of estimated Taxes) attributable to the Companies or any of their Subsidiaries for any Pre-Closing Tax Period (including any refunds resulting from the carryforward or carryback of a net operating loss or other Tax attribute from one Pre-Closing Tax Period to another) that are received by Buyer, the Companies or any of their Subsidiaries shall be for the account of the Seller and an amount equal to such Overprovisions, refunds or credits shall be paid to the Seller as to any such refunds attributable to the Companies or any of their Subsidiaries within fifteen (15) days after receipt or entitlement thereto.

7.07 Tax Returns.

(a) The Companies shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of the Companies and any of its Subsidiaries that are required to be filed (taking into account any extension) on or before the Closing Date, and the Seller Parties shall pay, or cause to be paid, all Taxes due on or before the Closing Date. Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of the Companies with respect to such items, except as required by applicable Law. At least fifteen (15) days prior to filing any such Tax Return, the Companies shall submit a copy of any such Tax Return to Buyer for Buyer’s review and reasonable comment. The Companies shall consider, in good faith, all changes to such Tax Returns reasonably requested by Buyer.

(b) Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by the Companies after the Closing Date with respect to any Pre-Closing Tax Period or Straddle Period. Any such Tax Return(s) shall be prepared in a manner consistent with past practice (unless otherwise required by applicable Law) and shall be submitted by Buyer to the Seller at least thirty (30) days prior to the due date (including extensions) of such Tax Return(s). If the Seller objects to any item on any such Tax Return(s), then it shall, within fifteen (15) days after delivery of such Tax Return(s), notify Buyer in writing that it so objects, specifying with particularity any such item for which it objects (the “Notice of Objection”). If a Notice of Objection is duly and timely delivered, then Buyer and the Seller shall negotiate in good faith and use their reasonable best efforts to resolve such item(s). If Buyer and the Seller are unable to reach such agreement on or before fifteen (15) days after receipt by Buyer of the Notice of Objection, then the disputed item(s) shall be resolved by the Independent Auditor and any determination by the Independent Auditor shall be final. The Independent Auditor shall resolve any disputed items within 20 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Auditor is unable to resolve any disputed items before the due date for such Tax Return(s), then the Tax Return(s) shall be filed as prepared by Buyer and then amended to reflect the Independent Auditor’s resolution. The costs, fees and expenses of the Independent Auditor shall be borne equally by Buyer and the Seller.

7.08 Tax Contests. Buyer and the Companies agree to give written notice to the Seller of the receipt of any notice by Buyer, any Company or any of its or their respective Affiliates which involves the assertion of any Tax matter that (a) would reasonably be expected to result in an indemnification claim by Buyer Indemnities against the Seller pursuant to this Agreement or (b) would result in any one or more of the Mergers failing to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code (each being a “Tax Contest”), in each case, within ten (10) Business Days of receipt of such notice; provided, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the indemnifying party has been materially prejudiced as a result of such failure. Notwithstanding anything herein to the contrary, including Article X, the Seller shall have the right, but not the obligation, to control such Tax Contest, unless such Tax Contest is with respect to a Straddle Period, in which case Buyer shall have the right, but not the obligation, to control such Tax Contest; provided that in either case, the non-controlling Party shall be kept fully informed by the controlling Party, the controlling Party shall consult with the non-controlling Party in good faith, the non-controlling Party shall have the right to participate in such Tax Contest, and the Party controlling such Tax Contest will obtain the prior written consent of the non-controlling Party (which consent will not be unreasonably withheld, delayed, or conditioned) before entering into any settlement of a claim or ceasing to defend such claim.

7.09 Tax Treatment. Buyer and the Companies intend that, for United States federal income Tax purposes, the Initial Merger and the Final Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code and the Treasury Regulations to which each of Buyer and the Companies are to be parties under Section 368(b) of the Code and the Treasury Regulations and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). In addition, Buyer and Companies intend the Earnout Class A Shares issued to the Seller in connection with the Mergers to qualify as consideration eligible to be received on a tax-deferred basis for U.S. federal income Tax purposes in connection with the reorganization described in Section 368(a)(1)(A) of the Code described above. The Mergers and the issuance of the Earnout Class A Shares shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

Article VIII
CONDITIONS TO THE OBLIGATIONS OF BUYER

The obligations of Buyer, each Merger Sub and each Merger LLC to consummate the Transactions are subject to the satisfaction of the following conditions as of the Closing Date, any or all of which may be waived in whole or in part by Buyer:

8.01 Accuracy of Representations and Warranties. (a) The representations and warranties of the Seller Parties set forth in Sections 3.02 (Power and Authority), 3.03 (Enforceability), 3.04(a) (No Violations), 3.06 (Ownership) (excluding the first sentence of clause (a)), 4.03(a) (Subsidiaries) (second, third, fourth, fifth and seventh sentences only), and 4.04(a)(i) (No Violations) and (c) (Power and Authority) shall be true and correct (except for de minimis inaccuracies) in all respects as of the Closing Date, except for any such representations and warranties that expressly address matters only as of a particular date need only be true and correct in all respects as of such date, (b) all of the Seller Special Representations shall be true and correct in all material respects as of the Closing Date (except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), except for those instances in which the failure of the representations and warranties to be true and correct would not have a material and adverse effect on the operation of the Business as proposed to be conducted by Buyer after the Closing Date, taken as a whole, and (c) all other representations and warranties of the Seller Parties set forth in Article III and Article IV shall be true and correct in all material respects as of the Closing Date (except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), except for (i) changes specifically permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date and (iii) those instances (including in (i) and (ii)) in which the failure of the representations and warranties to be true and correct would not in the aggregate have a Material Adverse Effect.

8.02 Compliance with Obligations. The Seller Parties and the Companies shall have performed in all material respects all of their respective obligations required to be performed under this Agreement at or prior to the Closing.

8.03 No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, order or other notice (whether temporary, preliminary or permanent) (collectively, the “Restraints”), in any case which is in effect and which prevents or prohibits consummation of the Transactions.

8.04 Termination of Hart-Scott Rodino Waiting Period; Other Approvals. The waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated. The Parties shall have received each written consent or approval listed on Schedule 8.04.

8.05 Release Letters. The Seller shall have received release letters from the Persons listed on Schedule 8.05 (the “Release Letters”) that provide that all Liens with respect to the assets of the Company and its Subsidiaries shall be terminated and of no further force and effect.

8.06 Buyer Stockholder Proposals. The Buyer Stockholder Proposals shall have been approved at the Buyer Stockholders’ Meeting.

8.07 NASDAQ Approval. Buyer shall have received the necessary approvals from Nasdaq for the listing of the Seller Class A Shares.

8.08 Ancillary Documents. The Seller shall have delivered to Buyer executed copies of each of the Ancillary Documents referred to in Section 1.10.

8.09 Interim Review. The Seller shall have delivered to Buyer the Interim Review no less than five (5) days prior to Closing.

8.10 Reorganization. The Reorganization shall have been consummated in accordance with the Reorganization Plan.

If the Closing occurs, then all closing conditions set forth in this ARTICLE VIII that have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Buyer, each Merger Sub, and each Merger LLC.

Article IX
CONDITIONS TO THE OBLIGATIONS OF SELLER PARTIES AND THE COMPANIES

The obligation of each of the Seller Parties and the Companies to consummate the Transactions is subject to the satisfaction of the following conditions as of the Closing Date, any or all of which may be waived in whole or in part by the Seller:

9.01 Accuracy of Representations and Warranties. (a) The representations and warranties of Buyer, Merger Subs and Merger LLCs set forth in Sections 2.02 (Power and Authority), 2.03 (Enforceability), 2.04(a) (No Violations), 2.06 (Financing), 2.11 (Capitalization) and 2.14 (Valid Issuance) shall be true and correct (except for de minimis inaccuracies) in all respects as of the Closing Date, except for any such representations and warranties that expressly address matters only as of a particular date need only be true and correct in all respects as of such date, and

(b) all other representations and warranties of Buyer, Merger Subs and Merger LLCs contained in Article II shall be true and correct in all material respects as of the Closing Date (except for representations and warranties qualified by materiality or Buyer Material Adverse Effect, which shall be true and correct in all respects), and except for (i) changes specifically permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date, and (iii) those instances (including in (i) and (ii)) in which the failure of the representations and warranties to be true and correct would not in the aggregate have a Buyer Material Adverse Effect.

9.02 Compliance with Obligations. Buyer, each Merger Sub and each Merger LLC shall have performed in all material respects all of their respective obligations required to be performed under this Agreement at or prior to the Closing.

9.03 No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Restraints, in any case which is in effect and which prevents or prohibits consummation of the Transactions.

9.04 Termination of Hart-Scott Rodino Waiting Period; Other Approvals. The waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated. The Parties shall have received each written consent or approval listed on Schedule 8.04. The Seller shall have received a certified copy of the resolutions duly adopted by the requisite Buyer Stockholders authorizing and approving the Buyer Stockholder Proposals.

9.05 Buyer Stockholder Proposals. The Buyer Stockholder Proposals shall have been approved at the Buyer Stockholders’ Meeting.

9.06 NASDAQ Approval. Buyer shall have received the necessary approvals from Nasdaq for the listing of the Seller Class A Shares.

If the Closing occurs, then all closing conditions set forth in this Article IX that have not been fully satisfied as of the Closing shall be deemed to have been fully waived by each of the Seller Parties and the Companies.

Article X
SURVIVAL; INDEMNIFICATION

10.01 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained in this Agreement shall survive the Closing as follows:

(a) all pre-Closing covenants contained in this Agreement shall not survive the Closing, and all post-Closing covenants and other agreements contained in this Agreement and the Ancillary Documents shall survive the Closing until fully performed;

(b) the representations and warranties (i) of Buyer, Merger Subs and Merger LLCs contained in Sections 2.01 (Status), 2.02 (Power and Authority), 2.03 (Enforceability), 2.04(a) (No Violations), 2.05 (No Brokers), 2.08 (Investment Representation), 2.11 (Capitalization) and 2.14 (Valid Issuance) (collectively, the “Buyer Fundamental Representations”), (ii) of the Seller Parties contained in Sections 3.01 (Status), 3.02 (Power and Authority), 3.03 (Enforceability), 3.04(a) (No Violations), 3.05 (No Brokers), and 3.06(b) (Ownership) (collectively, the “Seller Fundamental Representations”), and (iii) of the Seller Parties contained in Sections 4.01 (Status), 4.03 (Subsidiaries) first sentence only, 4.04(a)(i) (No Violations) and (c) (Power and Authority) and 4.21 (No Brokers) (collectively, the “Company Fundamental Representations”) shall terminate and be of no further force and effect on the date that is six (6) years after the Closing Date, provided that any claim related to Fraud in making any of the representations and warranties in Article II, Article III or Article IV (as the case may be) may be made at any time without limitation;

(c) the representations contained in Sections 4.10 (Compliance with Laws) 4.11 (Regulatory Matters), and 4.17 (Licenses and Permits; Anti-Corruption) (the “Seller Special Representations”) and Section 4.15 (Tax Matters) shall survive the Closing until the end of the applicable statute of limitations plus sixty (60) days, provided that any claim related to Fraud of any Seller Party in making such representations and warranties may be made at any time without limitation;

(d) all other representations and warranties contained in this Agreement shall terminate and be of no further force and effect on the date that is fifteen (15) months after the Closing Date, provided that any claim related to Fraud in making any of the representations and warranties in Article II, Article III and Article IV (as the case may be) may be made at any time without limitation.

No claim may be made for indemnification hereunder for breach of any representations, warranties or covenants after the expiration of the survival period applicable to such representation, warranty and covenant set forth above; provided, that if Buyer or the Seller, as applicable, delivers written notice to the other Party of an indemnification claim for a breach of the representations, warranties and covenants (stating in reasonable detail the nature of, and factual and legal basis for, any such claim for indemnification and an estimate and calculation of the amount of Losses resulting therefrom) within the applicable time periods set forth above, such claim shall survive until resolved or judicially determined.

10.02 Indemnification Provisions for Benefit of Buyer.

(a) Subject to the terms and conditions of this Article X, if the Closing is consummated, the Seller Parties shall jointly and severally indemnify and hold harmless Buyer, each Surviving Company (following the Closing), each of their respective Affiliates, and each of their respective equity holders, trustees, directors, managers, members, partners, officers, employees and other representatives, and each of their respective heirs, successors and permitted assigns (collectively, the “Buyer Indemnitees”) from and against any Losses that any Buyer Indemnitee incurs (provided that an indemnification claim with respect to such Losses is made pursuant to this Article X prior to the end of any applicable survival period) resulting from, arising out of, relating to or caused by (i) any breach or inaccuracy of any representation or warranty made by any Seller Party in Article III or Article IV or any Ancillary Document, (ii) any breach of any covenant of any Seller Party in this Agreement or any breach of any pre-Closing covenant of the Companies in this Agreement or any Ancillary Document, (iii) the operations of the Seller Parties or any of their Subsidiaries prior to or subsequent to Closing, other than the operation of the Business, (iv) any Proceeding, or any investigation by a Governmental Authority or third party payor with respect to services rendered by the Seller Parties or their respective Subsidiaries or Affiliates prior to the Closing not related to the Business, (v) any Indebtedness or Transaction Expenses, in each case outstanding immediately prior to the Closing, (vi) any matters relating to any employees or Employment Benefit Plans of the Seller Parties, the Companies or their respective Subsidiaries or Affiliates (in the case of the Companies or their Subsidiaries and Affiliates, in each case immediately prior to the Closing), (vii) any amounts owed arising out of or related to the Medicare AR Financing pursuant to Section 1.11(c) or 1.11(d), (viii) any breach of Section 4.19 with respect to subsections 4.19(a)(xiv) and 4.19(a)(xv), (ix) any breach or inaccuracy of any Fundamental Representation, (x) any breach or inaccuracy of any Seller Special Representation, (xi) any claim of Fraud in making the representations and warranties in Article III or IV of this Agreement, and (xii) the Reorganization (the exceptions listed in subsection (ii)-(xii), the “Indemnification Limitation Exceptions”).

(b) With respect to the matters described in Section 10.02(a)(i), the Seller Parties will not have any liability with respect to such matters until the Buyer Indemnitees have incurred aggregate indemnifiable Losses by reason of all such breaches in excess of $700,000 (the “Deductible”), after which point the Seller Parties will only be obligated to indemnify Buyer Indemnitees from and against all indemnifiable Losses in excess of the Deductible; provided, that the foregoing limitations shall not apply to any indemnifiable Losses resulting from, arising out of, relating to or caused by the Indemnification Limitation Exceptions.

(c) With respect to the matters described in Section 10.02(a)(i), the aggregate maximum amount of Losses recoverable by the Buyer Indemnitees shall in no event exceed 7.5% of the sum of (x) the Cash Payment actually paid to the Seller pursuant to Section 1.07, plus (y) an amount equal to the product of the 20-Day VWAP multiplied by the Seller Class A Shares actually issued to the Seller (without giving effect to any set-off pursuant to Section 10.10) (the “Cap”); provided, that the foregoing limitation shall not apply to any indemnifiable Losses resulting from, arising out of, relating to or caused by the Indemnification Limitation Exceptions.

(d) With respect to any breach or inaccuracy of the Seller Special Representations or any Fundamental Representation, the aggregate maximum amount of Losses recoverable by the Buyer Indemnitees shall in no event exceed the sum of (x) the Cash Payment actually paid to the Seller pursuant to Section 1.07 plus (y) an amount equal to the product of the 20-Day VWAP multiplied by the Seller Class A Shares actually issued to the Seller (without giving effect to any set-off pursuant to Section 10.10).

(e) Notwithstanding anything to the contrary in this Agreement, (i) the Buyer Indemnitees shall have no claim under this ARTICLE X to the extent arising from actions taken or not taken by the Buyer Indemnitees, or any event or occurrence occurring, in each case, after Closing, and (ii) except as set forth in Section 7.01, and in the Indemnification Limitation Exceptions other than with respect to the Fundamental Representations or Seller Special Representations, the Seller Parties’ aggregate liability under, or related to, this Agreement or the Transactions shall in no event exceed the sum of (A) the portion of the Cash Payment actually paid to the Seller pursuant to Section 1.07 plus (B) an amount equal to the product of the 20-Day VWAP multiplied by the Seller Class A Shares actually issued to the Seller pursuant to Section 1.09(f) and Section 1.13(a) (without giving effect to any set-off pursuant to Section 10.10).

10.03 Indemnification Provisions for Benefit of Seller.

(a) Subject to the terms and conditions of this Article X, if the Closing is consummated, Buyer will indemnify and hold harmless each the Seller Party, their Affiliates, each of its and their respective Affiliates, and each of their respective equityholders, trustees, directors, managers, members, partners, officers, employees and other representatives, and each of their respective heirs, successors and permitted assigns (collectively, the “Seller Indemnitees”) from and against any Losses that any Seller Indemnitee may incur (provided that an indemnification claim with respect to such Losses is made pursuant to this Article X prior to the end of any applicable survival period) resulting from, relating to or caused by (i) any breach or inaccuracy of any representation or warranty made by Buyer, any Merger Sub or any Merger LLC in Article II or (ii) any breach of any covenant of Buyer, any Merger Sub or any Merger LLC in this Agreement or any breach of any post-Closing covenant of any Surviving Company in this Agreement.

(b) With respect to the matters described in Section 10.03(a)(i), Buyer will have no liability with respect to such matters until the Seller Indemnitees have incurred aggregate Losses by reason of all such breaches in excess of the Deductible, after which point Buyer will be obligated to indemnify the Seller Indemnitees from and against all indemnifiable Losses in excess of the Deductible; provided, that the foregoing limitations shall not apply to any indemnifiable Losses resulting from (i) breaches of the Buyer Fundamental Representations or (ii) Fraud of Buyer, any Merger Sub or any Merger LLC in making its representations and warranties in Article II.

(c) With respect to the matters described in Section 10.03(a)(i), the aggregate maximum liability of Buyer shall be the Cap; provided, that the foregoing limitation shall not apply to any indemnifiable Losses resulting from (i) breaches of the Buyer Fundamental Representations or (ii) Fraud of Buyer, any Merger Sub or any Merger LLC in making its representations and warranties in Article II.

(d) Notwithstanding anything to the contrary in this Agreement (other than the representations and warranties in this Agreement (and any breach or inaccuracy thereof), Buyer makes no representations or warranties as to the value of the Seller Class A Shares and Buyer shall have no indemnification obligations pursuant to this Section 10.03 related to the value of the Seller Class A Shares.

10.04 Matters Involving Third Parties.

(a) If any third party notifies any Party (the “Indemnified Party”) of a matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under Article VII or this Article X, then the Indemnified Party shall promptly (and in any event within ten (10) Business Days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing, describing the claim, the amount thereof (if known and quantifiable) and the basis of the claim; provided, that the failure to so notify the Indemnifying Party shall not limit the indemnification obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(b) Any Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim at such Indemnifying Party’s expense, and at its option will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, delayed, or conditioned) unless the judgment or proposed settlement does not include any monetary damages payable by the Indemnified Party or any restriction on the business or operations of or any equitable relief against the Indemnified Party or require any admission or acknowledgment of liability or fault of the Indemnified Party and also provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim (in which event the prior written consent of the Indemnified Party shall not be required); provided, further, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim (it being understood, however, that the Indemnifying Party shall control such defense and shall be liable solely for the costs and expenses of counsel of its choice reasonably satisfactory to the Indemnified Party). If the Indemnifying Party assumes the defense of any Third Party Claim, then such assumption shall not prejudice the Indemnifying Party’s right to thereafter contest the Indemnified Party’s right to indemnification for the claims asserted therein. An Indemnified Party shall not settle, compromise or consent to the entry of any judgment or admit any liability with respect to any Third Party Claim without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to undertake, conduct and control the defense of a Third Party Claim if (i) such Third Party Claim involves potential criminal liability; (ii) the Indemnified Party reasonably determines that it would be inappropriate for a single counsel to represent all parties under applicable standards of legal ethics; (iii) such Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party or if adversely determined against the Indemnified Party would establish a precedent that materially impairs the Indemnified Party or its business; or (iv) the Indemnified Party reasonably determines that the Indemnifying Party does not have sufficient resources to satisfy its indemnification obligations or that the amount of such Third-Party Claim if successful would be likely to exceed the Indemnifying Party’s liability under this Agreement.

(c) The Indemnified Party (i) will not, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), cause or agree to the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of an Indemnified Party (the “Subject Materials”) relating to such Third Party Claim and (ii) will cooperate with the Indemnifying Party and its counsel in the review, investigation and defense of any such claim or any related claim or counterclaim, shall make available its personnel, and shall provide such testimony and access to its books and records as is reasonably requested by the Indemnifying Party in connection therewith. In furtherance of the foregoing, each Party mutually acknowledges and agrees, on behalf of itself and its Affiliates, that (1) each shares a common legal interest in preparing for the defense of legal proceedings, or potential legal proceedings, arising out of, relating to or in respect of any actual or threatened Third-Party Claim or any related claim or counterclaim, (2) the sharing of Subject Materials will further such common legal interest, and (3) by disclosing any Subject Materials to and/or sharing any Subject Materials with the Indemnifying Party, the Indemnified Party shall not waive the attorney-client privilege, attorney work-product immunity or any other privilege or protection. Except with respect to any sharing of Subject Materials as permitted hereunder or as contemplated by any common interest agreement or joint defense agreement entered into by the Parties, the Indemnified Party shall not be required to make available to the Indemnifying Party any information that is subject to an attorney-client or other applicable legal privilege that based on the advice of outside counsel would be impaired by such disclosure or any confidentiality restriction under applicable Law; provided, however, that each Party shall use its commercially reasonable efforts to permit the Indemnifying Party to become party to any joint defense or common interest agreement entered into by an Indemnified Party with any third Person.

(d) Notwithstanding anything in this Agreement to the contrary, as promptly as reasonably practicable following receipt by Buyer of (i) notice of a Third Party Claim, Buyer shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause the Surviving Companies and their Subsidiaries to, retain documents that are then within Buyer’s, the Surviving Companies’ or any of their Subsidiaries’ possession or control and reasonably related to such Third Party Claim for a period of time that the Seller reasonably determines, in consultation with Buyer, after taking into account all relevant facts and circumstances related to the Third Party Claim that is the subject of such notice, or (ii) a written notice by the Seller of a demand or inquiry by a Governmental

Authority, or subpoena or other legal process served by any Person, relating to the Companies or any of their Subsidiaries, Buyer shall, and shall cause the Surviving Companies and their Subsidiaries to, retain documents that are then within Buyer’s, the Surviving Companies’ or any of their Subsidiaries’ possession or control and reasonably related to such information, demand or inquiry or such subpoena or other legal process for the time period that the Seller reasonably determines, in consultation with Buyer, after taking into account all relevant facts and circumstances related to such information, demand or inquiry.

(e) If the Indemnifying Party assumes the defense of a Third Party Claim and the indemnifiable Losses previously incurred or suffered by the Indemnified Party do not, in the aggregate, exceed the Deductible, then the Indemnified Party shall promptly, and in any event within five (5) Business Days of receipt of a written request from the Indemnifying Party, reimburse the Indemnifying Party for the reasonable out-of-pocket expenses incurred by the Indemnifying Party in connection with the defense of such Third Party Claim; provided, however, that any such amounts that are reimbursed pursuant to this sentence shall constitute Losses of the Indemnified Party and shall thereafter count against the Deductible for the purposes of determining indemnifiable Losses in excess of the Deductible pursuant to Section 10.02(b).

10.05 Determination of Losses.

(a) The amount of any Loss subject to indemnification under Article VII and this Article X shall be calculated net of (i) any insurance proceeds received (in each case calculated net of any actual collection costs and reserves and deductibles, premium adjustments and retrospectively rated premiums incurred by the Indemnified Party in obtaining such proceeds) and (ii) Tax benefits (if any) actually realized on a current basis by the Indemnified Party on account of such Loss in the year in which such Loss is incurred (without regard to any Tax benefit in a subsequent year), determined on a “with” and “without” basis.

(b) In the event that an insurance or other recovery is received by any Indemnified Party, in each case, with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the amount of the recovery (in each case calculated net of any actual collection costs and reserves, deductibles, premium adjustments and retrospectively rated premiums incurred by such Indemnified Party in pursuing such recovery) shall be made promptly to the Indemnifying Party that made or directed such indemnification payments to such Indemnified Party.

(c) Notwithstanding anything in this Agreement to the contrary, both for purposes of determining the amount of Losses arising from any breach of a representation or warranty and as to whether or not there has been any breach of a representation or warranty, each representation and warranty in this Agreement shall be read without regard and without giving effect to the terms “material,” “in all material respects,” “Material Adverse Effect,” or similar words or phrases contained in such representation or warranty (as if such words or phrases were deleted from such representation and warranty); provided, that (i) the references to “materiality,” “material,” “in all material respects,” and “Material Adverse Effect” in the representations and warranties in Sections 4.05, 4.06(a), and 4.06(b), and (ii) the definitions of Material Contract shall continue to have their corresponding meanings set forth in this Agreement and the interpretation thereof shall not be altered by this Section 10.05(c).

(d) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement, any Ancillary Document or in any certificate delivered by any Party shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification or any other remedies based on such representations, warranties, covenants and agreements.

10.06 Mitigation. The Indemnified Party shall, and is obligated to, take all commercially reasonable steps to mitigate all indemnifiable Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses hereunder, including incurring costs to the extent reasonably necessary to remedy the breach that gives rise to such Loss, in which case the cost of mitigation shall constitute indemnifiable Losses hereunder.

10.07 Exclusive Remedy.

(a) The Parties acknowledge and agree that (other than claims arising from Fraud in making any of the representations and warranties in Article II, Article III or Article IV), after the Closing, the indemnification provisions in this Article X shall be the sole and exclusive remedy of the Parties and their Affiliates with respect to any claim related to or arising from this Agreement, the negotiation and execution of this Agreement, the performance by the Parties of their respective obligations hereunder, and the Transactions.

(b) The Parties may not avoid the limitations on liability, recovery and recourse set forth in this Article X by seeking damages for breach of contract, tort or pursuant to any other theory or liability. Nothing in this Section 10.07 shall prevent or prohibit a Party from seeking and/or obtaining specific performance in accordance with Section 13.10.

10.08 No Duplication. The Parties acknowledge and agree that the same Loss may be subject to indemnification under more than one subsection of Section 10.02(a) or Section 10.03(a), respectively; provided, however, that, in no event shall the Seller Indemnitees, on the one hand, or the Buyer Indemnitees, on the other hand, be entitled to duplicative recoveries for the same underlying Loss.

10.09 Other Indemnification Matters. All indemnification payments under this Article X will be deemed adjustments to the Cash Payment.

10.10 Buyer Set-Off Right. If the Seller Parties do not otherwise satisfy their indemnification obligations under this Article X (including, for the avoidance of doubt, with respect to any breach of Section 6.08) by payment to Buyer in immediately available funds within 30 days after such obligations become due under this this Article X, then Buyer (on behalf of the applicable Indemnified Parties) shall be entitled to (but shall not be required to) set-off any amount of Loss determined to be due or payable to any Indemnified Parties by the Seller pursuant to this Article X by, first setting off against any amounts owed by Buyer to the Seller under any Ancillary Document, and second by setting off such amounts against the Earnout Class A Shares.

Article XI
DEFINITIONS

11.01 Defined Terms. As used herein, the following terms shall have the following meanings:

“20-Day VWAP” means the volume weighted average price of the shares of Class A Common Stock traded on Nasdaq, or any other national securities exchange on which the shares of Class A Common Stock are then primarily traded, for the twenty (20) trading days ending on the first trading day immediately preceding the Closing Date.

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer, Merger Subs or Merger LLCs) relating to any (a) acquisition (whether in a single transaction or a series of related transactions) of assets of the Companies and their Subsidiaries on a stand-alone basis (excluding sales of assets in the ordinary course of business) equal to twenty-five percent (25%) or more of the value of the assets of the Companies and their Subsidiaries on a stand-alone basis or to which twenty-five percent (25%) or more of the revenues or earnings of the Companies and their Subsidiaries on a stand-alone basis are attributable, (b) tender offer for, or acquisition (whether in a single transaction or a series of related transactions) of, twenty-five percent (25%) or more of the equity securities of the Companies and their Subsidiaries on a stand-alone basis, or (c) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving a material portion of the Companies and their Subsidiaries on a stand-alone basis or involving the assets of the Company and its Subsidiaries on a stand-alone basis with a value set forth in clause (a) of this definition; in each case, other than the Transactions or the Reorganization.

“Accounts Receivable” means all of trade accounts receivable, notes receivable, negotiable instruments and chattel paper, including receivables arising from or related to goods sold or services rendered before or on the Closing Date and underpayment amounts due or received from customers, patients and third party payors in respect of such receivables determined in accordance with GAAP.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Affiliated Providers” means the Providers who have entered into participating provider agreements, either directly or indirectly through the physician group practice that employs or engages them, with the Seller Parties, SHCN or their Subsidiaries in connection with the Business.

“Agreement” has the meaning forth in the preamble to this Agreement.

“Ancillary Documents” has the meaning set forth in Section 4.04(c).

“Anti-Corruption Laws” has the meaning set forth in Section 4.17(b).

“Bankruptcy and Equity Exceptions” has the meaning set forth in Section 2.03.

“Business” means owning, operating, administering or managing any business that (a) contracts with CMS to participate in the CMS Models, or any other Medicare program involving arranging for comprehensive or exclusively professional health care services for a Medicare population on a risk basis or (b) contracts with Medicare Advantage Plans for professional medical services; provided, however, that where a Person engages in business activities and operations that include, but are not limited to the Business, references to the Business shall include only that portion of such Person’s business activities and operations that are within the definition of Business set forth in this paragraph.

“Business Consultants” has the meaning set forth in Section 4.13(b).

“Business Employees” has the meaning set forth in Section 4.13(a).

“Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in Dallas, Texas, Miami, Florida, or New York City, New York are authorized or required by law to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Fundamental Representations” has the meaning set forth in Section 10.01(b).

“Buyer Indemnitees” has the meaning set forth in Section 10.02(a).

“Buyer Material Adverse Effect” means a material adverse effect on the ability of Buyer, any Merger Sub, or any Merger LLC to consummate the Transactions and perform all of its obligations hereunder.

“Buyer Series A Preferred Certificate of Designation” means the Certificate of Designation to Buyer’s Second Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit L.

“Buyer Series A Preferred Stock” means the Series A Preferred Stock of Buyer designated pursuant the Buyer Series A Preferred Certificate of Designation.

“Buyer Stockholders” means all holders of the outstanding shares of Class A Common Stock of Buyer.

“Buyer Stockholder Proposal” means the approval for purposes of complying with applicable listing rules of Nasdaq, of the issuance of Seller Class A Shares and Buyer Series A Preferred Stock in connection with the consummation of the Transactions.

“Call Notice” has the meaning set forth in Section 6.06(b).

“Call Option Period” has the meaning set forth in Section 6.06(a).

“Cap” has the meaning set forth in Section 10.02(c).

“Cash Payment” means the amount equal to (a) $25,000,000, plus (b) the Net Pre-Closing Medicare AR, minus (c) the Reorganization Note Amount, minus (d) Transaction Expenses (calculated as of as of immediately prior to the Closing), minus (e) Indebtedness (calculated as of immediately prior to the Closing).

“Change in Control” means (a) Persons acting as a group (within the meaning of the Exchange Act) acquire beneficial ownership (within the meaning of the Exchange Act) of capital stock of Buyer having the right to elect a majority of the directors of the Buyer Board (provided that, for purposes of determining whether such Persons have the right to elect a majority of the directors of the Buyer Board, any shares of Buyer’s capital stock acquired, directly or indirectly, by such Persons from RDLT or his successors or assigns, the Seller Parties or their Affiliates shall be excluded, other than in a transaction that is approved in advance by the Buyer Board); (b) the direct or indirect transfer of Class A Common Stock by merger, consolidation, reorganization or otherwise through any transaction or series of related transactions that results in the holders of Class A Common Stock immediately prior to such transaction holding less than, in the aggregate, fifty percent (50%) of the outstanding shares of Class A Common Stock immediately following such transaction; or (c) the sale, conveyance, or other transfer of all or substantially all of the assets of Buyer and its Subsidiaries, taken as a whole, to one or more Persons that are not, immediately prior to such sale, conveyance, or other transfer, Affiliates of either Buyer or the Seller Parties.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Buyer.

“Closing” has the meaning set forth in Section 1.08.

“Closing Date” has the meaning set forth in Section 1.08.

“Closing Statement” has the meaning set forth in Section 1.11(b)(i).

“CMS” means the Centers for Medicare and Medicaid Services.

“CMS Models” means the Medicare Shared Savings Program, the Pioneer ACO Model, and the Global and Professional Direct Contracting Model.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies” has the meaning set forth in the preliminary statements to this Agreement.

“Company Plan” means an Employee Benefit Plan sponsored or maintained by the Companies or their Subsidiaries for the benefit of Business Employees or with respect to which the Companies have any current or contingent liability or obligation (including indirect or contingent liability on account of an ERISA Affiliate, specifically excluding Sellers Plans).

“Company Fundamental Representations” has the meaning set forth in Section 10.01(b).

“Competitive Business” means owning, operating, administering or managing any business that (a) participates in the CMS Models, or any other Medicare program involving arranging for comprehensive or exclusively professional health care services for a Medicare population on a risk basis or (b) contracts with Medicare Advantage Plans for professional medical services; provided, however, that where a Person engages in business activities and operations that include, but are not limited to the Competitive Business, references to the Competitive Business shall include only that portion of such Person’s business activities and operations that are within the definition of Competitive Business set forth in this paragraph.

“Confidentiality Agreement” has the meaning set forth in Section 5.07.

“Contract” means any contract or other legally binding agreement (whether written or oral).

“Covered Member” means (a) any member attributed to Buyer or any of its Subsidiaries (including any Surviving Company or any of its Subsidiaries) after the Closing by any Medicare Advantage Plan (including any Surviving Company or any of its Subsidiaries), or (b) any Medicare beneficiary aligned through voluntary alignment or claims-based alignment to Buyer or any of its Subsidiaries (including any Surviving Company or any of its Subsidiaries) after the Closing under any CMS Model; provided, that, in each case with respect to clause (a) and (b), such member or beneficiary (i) was previously attributed, or aligned through voluntary alignment or claims-based alignment, to Parent, Seller, the Companies or any of their respective Affiliates and Subsidiaries at any time prior to the Closing by any Medicare Advantage Plan, regardless of whether Parent, Seller, the Companies or any of their respective Affiliates or Subsidiaries contracted directly, or indirectly, with any such Medicare Advantage Plan, or under any Medicare Contract or any CMS Model, or (ii) is attributed, or aligned through voluntary alignment or claims-based alignment, through Parent, the Seller, or any of their respective Affiliates and Subsidiaries at any time after the Closing by any Medicare Advantage Plan, or under any Medicare Contract or any CMS Model.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Relief Program” means any program authorized or promulgated by a Government Authority in response to or in connection with COVID-19, including the Paycheck Protection Program, Medicare advance payments, Provider Relief Fund, or any other Law or program enacted in response to or in connection with COVID-19, including the CARES Act and subsequent or related legislation and amendments, any current or future regulations or official interpretations thereof and any current or future guidance and rules published by the U.S. Small Business Administration or any other Government Authority administering such.

“Deductible” has the meaning set forth in Section 10.02(b).

“de la Torre Restrictive Covenant Agreement” means a restrictive covenant agreement between Ralph de la Torre and Buyer in the form annex hereto as Exhibit J.

“de-SPAC Earnout Shares” has the meaning set forth in Section 1.15.

“Designated Courts” has the meaning set forth in Section 13.09(a).

“DGCL” means the Delaware General Corporation Law, as amended.

“Disclosure Schedule” means the disclosure schedule delivered by the Seller to Buyer on the date hereof regarding certain exceptions to the representations and warranties in Article III and Article IV.

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“Earnout Class A Shares” means that number of shares of Class A Common Stock that, when added to the Initial Share Consideration (as adjusted pursuant to Section 1.16), would have represented 41% of the issued and outstanding shares of Class A Common Stock as of the Effective Time, after giving effect to any of the following transactions in Class A Common Stock, to the extent such transactions occur between the Effective Time and the True-Up Date: (a) issuances of Class A Common Stock upon the exercise of warrants to purchase Class A Common Stock that were outstanding and exercisable as of the date of this Agreement, (b) issuances of de-SPAC Earnout Shares and (c) forfeitures, surrenders, or other dispositions to Buyer of Class A Common Stock outstanding as of the Effective Time.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether written or unwritten and whether or not subject to ERISA, and all other employee benefit, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, executive compensation, severance, retention, deferred compensation, incentive compensation, equity compensation, equity purchase, option, profits interest unit, equity appreciation, phantom equity option, health or other medical, dental, life, disability or other insurance plan, program, agreement or arrangement.

“End Date” means November 29, 2022; provided, that, either Buyer or the Seller may, at its option, extend the End Date one time by up to ninety (90) days so as to permit the Parties additional time to satisfy the conditions to the Closing set forth in Sections 8.04 and 9.04, provided that there may only be one ninety (90) day extension pursuant to this sentence.

“Environmental Laws” means all Laws enacted and in effect on or prior to the Closing Date concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control, or cleanup of any Hazardous Materials.

“Equity Transfer Restriction Agreement” has the meaning set forth in Section 6.06.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any organization or entity that is treated as a single employer with the Companies under Section 414(b), (c), (m) or (o) of the Code.

“Estimated Cash Payment” has the meaning set forth in Section 1.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exclusive Global Network Access Agreement” means that certain participating provider agreement between Buyer or its Affiliate, and SHCN in the form attached hereto as Exhibit H.

“Financial Statements” has the meaning set forth in Section 4.05.

“Financed Net-Preclosing Medicare AR” the amount of the Net-Preclosing Medicare AR financed pursuant to the Medicare AR Financing, which shall equal the Net-Preclosing Medicare AR less any reasonable discount applied by the financing source.

“Fraud” means, with respect to any Party, an actual and intentional fraud with respect to the making of representations and warranties contained in this Agreement; provided, that such actual and intentional fraud of such Party shall only be deemed to exist if (a) such Party had actual knowledge that the applicable representations and warranties made by such Party were actually breached when made, (b) that such representations and warranties were made with the express intent to induce another Party to rely thereon or take action or refrain from taking action to such other Party’s detriment, (c) such reliance or subsequent action or inaction by such other Party was justifiable and (d) such reliance, action or inaction resulted in Losses to such other Party.

“Fundamental Representations” means collectively, Seller Fundamental Representations and Company Fundamental Representations.

“GAAP” means generally accepted accounting principles in the United States applied in a manner consistent with that used in preparing the Financial Statements.

“Global and Professional Direct Contracting Model” means the direct contracting model contract, or any successor or similar model, implemented by HHS, including without limitation the ACO REACH Model.

“Governing Documents” means, with respect to any Person that is not a natural person, the certificate of incorporation or organization, bylaws, the limited partnership agreement, the partnership agreement or the limited liability company agreement or such other similar organizational or constituent documents of such Person, as applicable, and all amendments, modifications or supplements thereto.

“Government Official” means any officer, director, or employee of any Governmental Authority, or any person acting in an official capacity for or on behalf of any such Governmental Authority, as well as any political party or official thereof or any candidate for political office.

“Governmental Authority” means any United States or foreign, federal, state, provincial or local governmental or regulatory commission, board, bureau, agency, court or regulatory or administrative body, tribunal, arbitrator, or any government or political subdivision thereof, or any authority, contractor, official or instrumentality of such governmental or political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Hazardous Material” means any toxic or hazardous material, substance or waste, or any pollutant or contaminant, including petroleum, in each case, as defined in and regulated under any applicable Environmental Law.

“Health Care Laws” means all applicable Laws relating to health care and insurance, including, without limitation (a) all Laws relating to Health Care Programs pursuant to which the Companies and their Subsidiaries are required to be licensed or authorized to transact business, (b) health care or insurance fraud or abuse Laws, including the Federal anti-kickback law (42 U.S.C. § 1320a-7b), the Federal False Claims Act (31 U.S.C. § 3729 et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7b), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347), (c) Laws relating to the administration of health care claims or benefits or processing or payment for health care services, treatment or supplies furnished by health care providers, the provision of the services of third party administrators, utilization review agents, risk bearing entities or organizations and persons performing quality assurance, credentialing or coordination of benefits, and (d) all federal, state and local laws pertaining to the confidentiality, privacy or security of protected health information, including HIPAA and all similar state, privacy, security, breach notification, SSN protection and consumer protection Laws, (e) the Federal Trade Commission Act (15 U.S.C. §§41-58, as amended) and the regulations promulgated thereunder, (f) the federal physician self-referral law (42 U.S.C. §1395nn and §1395(q)) (commonly known as the “Stark” law) and applicable state law counterparts, (g) all federal or state laws, statutes, regulations, or rules relating to antitrust and unfair competition, (h) all Medicare Advantage marketing regulations, rules and restrictions, (i) quality and safety Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services, (j) state licensure and credentialing requirements relating to health care clinics, (k) the regulation, provision, administration of, billing of, coding of, or payment for, healthcare products or services and (l) the federal Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, and, with respect to each of the above, any ordinance, rule, regulation, order, directive or guidance.

“Health Care Programs” means (a) the Medicare program established under and governed by the applicable provisions of Title XVIII of the Social Security Act and the regulations promulgated thereunder (including Medicare Part D and Medicare Advantage), (b) the Medicaid program governed by the applicable provisions of Title XIX of the Social Security Act, the regulations promulgated thereunder (including Medicaid Managed Care Organizations), as well as any state’s applicable Laws implementing the Medicaid program, and (c) Medicaid-waiver and CHAMPUS/TRICARE programs, any other similar or successor federal health care program (as defined in 42 U.S.C. §1320a-7b(f)), and any similar state or local programs.

“HHS” means the United States Department of Health and Human Services.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and all regulations promulgated thereunder, including the Privacy Standards (45 C.F.R. Parts 160 and 164), the Electronic Transactions Standards (45 C.F.R. Parts 160 and 162), and the Security Standards (45 C.F.R. Parts 160, 162 and 164), as amended by the HITECH Act, the final HIPAA/HITECH Omnibus Rules published by the U.S. Department of Health and Human Services on January 25, 2013, and as otherwise may be amended from time to time.

“HITECH Act” means the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations, including 42 C.F.R. §§ 412, 413, 422 and 495, as amended by the HIPAA Omnibus Rule, issued on January 25, 2013, effective as of March 26, 2013, and as otherwise may be amended from time to time.

“Income Taxes” means Taxes imposed on, or determined by reference to, gross income, gross receipts, or net income.

“Indebtedness” means, without duplication, obligations of any Company and its Subsidiaries for (i) the outstanding principal amount of, accrued (but unpaid) interest in respect of (A) borrowed money owed to a third party, whether or not due or payable and (B) indebtedness or other obligations evidenced by any note, bond, mortgages, debenture or other debt security or similar instrument; (ii) lease obligations of the Companies and their Subsidiaries under leases that have been recorded as capitalized leases or are required to be capitalized as capitalized leases in accordance with GAAP; (iii) all change-in-control bonuses, retention bonuses, transaction bonuses and similar bonus or change of control or transaction payments payable to current or former directors, officers, employees or service providers of any Company or any of its Subsidiaries triggered in whole by the Transactions and payable by the Companies in connection with the Transaction, and not entered into by or at the direction of Buyer or any of its Affiliates; (iv) the Companies’ share of payroll, social security, Medicare and unemployment Taxes and other similar assessments arising out of the provision of the items under clause (iii) and (x); (v) accrued Income Taxes of the Companies for the Pre-Closing Tax Period; (vi) any liabilities in respect of Taxes that the Companies and their Subsidiaries have deferred pursuant to Section 2302 of the CARES Act until after the Closing Date; (vii) all obligations of the Companies and their Subsidiaries issued or assumed as the deferred purchase price of any property or services, including all conditional sale obligations of any Companies and their Subsidiaries, or any “earn-outs” or other contingent consideration, in each case, valued at the maximum amount payable, but excluding any accounts payable; (viii) any liabilities of the Companies and their Subsidiaries in respect of any swap, hedge or other derivative transaction, assuming such transaction were terminated on the date hereof; (ix) all obligations of the Companies and their Subsidiaries under any performance bond, surety bond or letter of credit, but only to the extent drawn; (x) all deferred compensation; and (xi) obligations of the type referred to in clauses (i) through (xi) of another Person secured by any Lien on any property or asset of the Companies or their Subsidiaries (whether or not such obligation is assumed by the Companies or their Subsidiaries), and in each case, including any and all accrued interest, prepayment fees, breakage costs and other costs, fees and expenses, premiums, penalties, make-whole payments or similar payment thereon related to any of the foregoing. Notwithstanding the foregoing, “Indebtedness” shall not include (x) any indebtedness, obligations and other liabilities that are solely between or among any of the Companies or one or more of their Subsidiaries, (y) any indebtedness incurred by or on behalf of Buyer or any of its Subsidiaries, or (z) any Transaction Expenses or the Reorganization Note Amount.

“Indemnified Party” has the meaning set forth in Section 10.04(a).

“Indemnifying Party” has the meaning set forth in Section 10.04(a).

“Indemnified Taxes” means (a) all Taxes (or the non-payment thereof) of or otherwise relating to any Company or any Subsidiary of the Companies, to the extent attributable to any Pre-Closing Tax Period, including the pre-Closing portion of any Straddle Period, (b) any and all Taxes of any Person imposed on any Company or any Subsidiary of the Companies as a transferee or successor, by contract or pursuant to any Law, rule or regulation, (c) any payment obligation of any Company or any Subsidiary of the Companies pursuant to a Tax allocation, Tax sharing, Tax indemnity or other similar agreement (other than agreements entered into in the ordinary course of business containing customary Tax allocation or gross-up provisions), (d) any Taxes of the Seller, (e) any Taxes imposed on any Companies and their Subsidiaries by reason of being a member of a Seller Affiliated Group on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law, (f) any Taxes imposed on or incurred by any Company or any of its Subsidiaries as a result of consummation of the Reorganization, and (g) any Taxes imposed on or incurred by the Companies or any of their Subsidiaries as a result of consummation of the transactions contemplated hereby failing to qualify for the Intended Tax Treatment.

“Indemnification Limitation Exceptions” has the meaning set forth in Section 10.02(a).

“Independent Auditor” has the meaning set forth in Section 1.11(b)(i).

“Information Privacy and Security Law” means HIPAA and all other Laws concerning the privacy or security of personal information, including state data breach notification Laws, state health privacy and information security Laws and state consumer protection Laws.

“Insurance Policies” has the meaning set forth in Section 4.16.

“Intellectual Property” means all copyrights, patents, trademarks, trade names, logos, product designations and service marks and all applications (pending or in process) and registrations therefor and licenses thereof.

“Interim Review” has the meaning set forth in Section 5.13.

“Investor Rights Agreement” means that certain investor rights agreement, dated as of the Closing and executed by the Seller, SHCS or one of SHCS’s Subsidiaries (as the case may be), a form of which is attached hereto as Exhibit I.

“Knowledge” when used to qualify any representation or warranty, means that such Party has no present actual (as opposed to constructive or imputed) knowledge after due inquiry of direct reports that such representation or warranty is not true and correct to the same extent as provided in the applicable representation or warranty. For the purpose of this definition, (a) such knowledge of the Seller or the Companies means the present actual knowledge of Rubén José King-Shaw Jr., Ralph de la Torre, Christopher Dunleavy, Andrew Herman, Michael G. Callum, and John Donlan after due inquiry of such individual’s direct reports, and (b) such knowledge of Buyer means the present actual knowledge of Carlos A. de Solo and Kevin Wirges after due inquiry of such individual’s direct reports. Each Party agrees and acknowledges that the foregoing individuals are named solely for the purpose of defining and narrowing the scope of each Party’s respective knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer or the Seller, as the case may be. Each Party covenants to the other that it will bring no action of any kind against either of such individuals arising out of any of the respective representations, warranties and covenants made by the Seller or Buyer in this Agreement.

“Latest Balance Sheet” has the meaning set forth in Section 4.05.

“Latest Financial Statements” has the meaning set forth in Section 4.05.

“Law” means any federal, state, local, municipal, or foreign order, constitution, law, ordinance, rule, regulation, statute or treaty.

“Leased Real Property” has the meaning set forth in Section 4.09.

“Lien” means any lien (statutory or otherwise), charge, mortgage, pledge, security interest, deed of trust, hypothecation, or other encumbrance (other than restrictions on transfer generally arising under federal and state securities Laws).

“Loss” means, with respect to any Person, any damage, liability, demand, claim, action, cause of action, cost, expense (including reasonable attorneys’ fees), deficiency, penalty, fine, interest or other loss, whether or not arising out of a third party claim, against or affecting such Person; provided, that the Parties agree that “Loss” shall not include any punitive damages (except to the extent awarded to a third party in connection with a Third Party Claim).

“Material Adverse Effect” means (a) a change, effect, event, occurrence, development, condition, liability or circumstance that, individually or in the aggregate, with respect to the Companies and their Subsidiaries, is, or would reasonably be expected to be, materially adverse to the business, assets, results of operations, or financial condition of the Companies and their Subsidiaries taken as a whole, provided, that any change, effect, event, occurrence, development, condition, liability or circumstance attributable to any of the following shall not constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) the execution, delivery, announcement or pendency of this Agreement or the Transactions; (ii) the identity of, or the effects of any facts or circumstances relating to, Buyer or any of its Subsidiaries; (iii) business or political conditions or conditions generally affecting the industry in which any of the Companies or any of their Subsidiaries participates, the U.S.

economy as a whole or the capital, credit or financial markets in general or the markets in which any of the Companies or any of their Subsidiaries operates; (iv) any action taken or statement made by Buyer or its Affiliates or their respective representatives with respect to any of the Companies or any of their Subsidiaries; (v) compliance with the terms of, or the taking of any action required by, this Agreement; (vi) the taking of any action requested or approved by Buyer; (vii) the effect of any breach, violation or non-performance of any provision of this Agreement by Buyer or its Affiliates; (viii) any change in accounting requirements or principles or any change in applicable Laws or the interpretation or enforcement thereof by a Governmental Authority, in each case, after the date hereof; (ix) actions required to be taken under applicable Laws or Contracts; (x) any acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of this Agreement or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, including, for the avoidance of doubt, the events unfolding between Russia, Ukraine and any other country that may be a part of the hostilities; (xi) any earthquakes, hurricanes, wildfires, floods, pandemics, epidemics, disease outbreaks, public health emergencies, or other natural disasters, diseases, acts of God or force majeure events (including any shelter-in-place or stay at home order or other Law issued by any Governmental Authority in response thereto); (xi) any failure by the Companies or any of their Subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (other than facts underlying such failure); (xii) any change in the local, state or federal government programs applicable to the operation of any of the Companies’ or any of their Subsidiaries’ business or the services provided by any of the Companies or any of their Subsidiaries, including any change in the level of government funding or reimbursements rates applicable to the services provided by any of the Companies or any of their Subsidiaries; or (xiii) any action taken in connection with obtaining regulatory or third party approvals, licenses or consents or any event, change or effect resulting therefrom; provided, that any such change, effect, event, occurrence, state of facts or development in clauses (iii), (viii), (x), (xi) and (xii) above shall be taken into account in determining whether a Material Adverse Effect has occurred, to the extent that such change, effect, event, occurrence, state of facts or development has a disproportionate adverse effect on the Companies and their Subsidiaries taken as a whole relative to other participants in the industry and geographic area in which the Companies and their Subsidiaries engage; or (b) a material adverse effect on the ability of the Seller to consummate the Transactions and perform all of its obligations hereunder.

“Material Contracts” has the meaning set forth in Section 4.19(a).

“Medical Expense Ratio” means:

(a) For substantial risk Medicare Advantage Covered Members, “Medical Expense Ratio” will be calculated by dividing (i) a Covered Member’s External Provider Costs by (ii) the Covered Member’s Medicare Risk Revenue. The “Covered Member’s External Provider Costs” shall be calculated as (iii) monthly medical expenses incurred by providers other than CareMax Participating Providers and reported by the Covered Member’s Medicare Advantage Plan, aggregated across the total number of months that the Covered Member was a Covered Member under the Medicare Advantage Plan (for a duration of 6 consecutive months). The “Covered Member’s Medicare Risk Revenue” shall be calculated by multiplying (iv) the sum of Health Plan Premium (defined as the amounts received by the Medicare Advantage Plan from CMS for services that CareMax is at risk for under CareMax’s agreement with the Medicare Advantage Plan) plus Member Premium (defined as the amounts received by the Medicare Advantage Plan from Covered Member and any employer, as applicable) by (v) the Funding Rate (defined as the contracted performance budget with the Medicare Advantage Plan), and further aggregating such product across the total number of months that the Covered Member was a Covered Member under the Medicare Advantage Plan (for a duration of 6 consecutive months).

Medicare Advantage MER = Patient’s External Provider Costs

Patient’s Medicare Risk Revenue

Whereas:

• Patient’s External Provider Costs = ΣTi=T-D Reported Monthly Medical Expensesi

• Patient’s Medicare Risk Revenue = ΣTi=T-D Health Plan Premiums X Funding Ratei

• T = Last full calendar month

• D = Duration in integer months, For a 6 month period

• Health Plan Premium shall include Member Premium

(b) For MSSP Covered Members, “Medical Expense Ratio” will be calculated by dividing (i) the Covered Member’s External Provider Costs by (ii) the Covered Member’s Updated Benchmark. The “Covered Member’s External Provider Costs” shall be reported by CMS as defined as total expenditures under MSSP and based on the total number of months that the Covered Member was a Covered Member under MSSP (for a duration of 6 consecutive months). The “Covered Member’s Updated Benchmark” shall be calculated by multiplying (iii) the Covered Member’s Normalized RAF (“Risk Adjustment Factor”) Score as calculated by MSSP by (iv) the Covered Member’s applicable CMS Regional Benchmark, further aggregating such product across the total number of months that the Covered Member was a Covered Member under MSSP (for a duration of 6 consecutive months); provided, further, that the Covered Member-specific benchmark shall be the applicable CMS Regional Benchmark normalized to a risk score of 1.0 to be calculated by an actuarial consultant.

(c) For Global and Professional Direct Contracting Model Covered Members, “Medical Expense Ratio” will be calculated by dividing (i) the Covered Member’s External Provider Costs by (ii) the Covered Member’s Updated Benchmark. The “Covered Member’s External Provider Costs” shall be reported by CMS as defined as total expenditures under the Global and Professional Direct Contracting Model and based on the total number of months that the Covered Member was a Covered Member under the Global and Professional Direct Contracting Model (for a duration of 6 consecutive months) and verified by an actuarial consultant. The “Covered Member’s Updated Benchmark” shall be calculated by multiplying (iii) the Covered Member’s Normalized RAF Score as calculated under the Global and Professional Direct Contracting Model by (iv) the Covered Member’s applicable CMS Regional Benchmark, and further aggregating such product across the total number of months that the Covered Member was a Covered Member under the Global and Professional Direct Contracting Model (for a duration of 6 consecutive months); provided, further, that the Covered Member-specific benchmark shall be the applicable CMS Regional Benchmark normalized to a risk score of 1.0 to be calculated by an actuarial consultant.

MSSP, DCE and ACO REACH MER = Patient’s External Provider Costs

Patient’s Updated Benchmark

Whereas:

• Patient’s External Provider Costs = ΣTi=T-D Reported Monthly Medical Expensesi

• Patient’s Updated Benchmark = ΣTi=T-D Patient’s Normalized RAF Scorei X Regional Benchmarki

• T = Last full calendar month

• D = Duration in integer months, For a 6 month period

“Medicare Advantage Plan” means a product established pursuant to a contract with CMS which complies with all applicable requirements of Part C of Title 42 of United States Code, Chapter 7 of the Social Security Act, Subchapter XVIII Health Insurance for Aged and Disabled, Section 1395 et seq, as amended from time to time, and which is available to individuals entitled to and enrolled in Medicare or any successor program(s) thereto regardless of the name(s) thereof.

“Medicare AR Financing” means the third-party financing by Buyer or one or more of its Affiliates of all or a portion of the Net Pre-Closing Medicare AR, which shall be on reasonable market terms (including advance rates) no worse than those available to Buyer or one of more of its Affiliates pursuant to Buyer’s delayed draw term loan as of the date hereof.

“Medicare Shared Savings Program” or “MSSP” means the alternative payment model known as the Medicare shared savings program for accountable care organizations, or any successor or similar model, implemented by HHS.

“Medicare Shared Savings Receivables” means the amount equal to the amount of the accounts receivable of the Companies and its Subsidiaries, and its predecessors attributable to the Medicare Shared Savings Program for the fiscal year ended December 31, 2021 and the period of fiscal year 2022 ending on the Closing.

“MA Risk Contract” has the meaning set forth in Section 4.11(i).

“MSSP ACO Participation Waiver” has the meaning set forth in Section 6.13.

“MSSP Notices” has the meaning set forth in Section 6.07.

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Net Pre-Closing Medicare AR” means, as of 12:01 a.m. on the Closing Date, the amount (which may be a negative number) equal to (a) the amount of the accounts receivable of the Companies and their Subsidiaries included in the Net Pre-Closing Medicare AR Schedule, minus (b) the amount of the affiliate physician distribution liabilities of the Companies and their Subsidiaries included in the Net Pre-Closing Medicare AR Schedule, in each case, with respect to clauses (a) and (b), prepared and calculated in accordance with Section 1.12.

“Net Pre-Closing Medicare AR Schedule” has the meaning set forth in Section 1.12.

“Objection Disputes” has the meaning set forth in Section 1.11(b).

“Objection Statement” has the meaning set forth in Section 1.11(b).

“Overprovision” means a provision for Taxes taken into account or reflected in the Latest Financial Statements which proves to be an overprovision.

“Parent Business” means owning, operating, administering, managing or conducting any business owned, operated, administered, managed, or conducted by Parent or any of its Subsidiaries as conducted immediately prior to the date hereof and as conducted as a result of expansions of the business that are reasonably related to and derivative of the business as conducted immediately prior to the date hereof, in each case other than the Business.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Paycheck Protection Program” means the Paycheck Protection Program available to certain eligible applicants pursuant to Section 1102 and 1106 of the CARES Act, including any rules or regulations promulgated thereunder and, in each case, as amended from time to time.

“Permits” has the meaning set forth in Section 4.17.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not yet due and payable or delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Leased Real Property which are not materially violated by the current use and operation of the Leased Real Property, as applicable; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property, as applicable, for the purposes for which each such property is currently used in connection with the business of the Companies or any of their Subsidiaries; (e) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; and (f) Liens securing the obligations of SHCS and its Subsidiaries under any existing lines of credit or credit facilities (as such existing lines of credit or credit facilities may be replaced, renewed, extended, amended, amended and restated or refinanced as permitted by Section 5.04(a)(xii) which shall be released at Closing to the extent such Liens are on the Companies, their Subsidiaries or their respective assets.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock corporation, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

“Personal Data” means Protected Health Information as well as any other data or personal information relating to an identified or identified natural person, including consumer credit information, credit card numbers, social security numbers and social insurance numbers.

“Pioneer ACO Model” means the alternative payment model known as pioneer accountable care organization model, or any successor or similar model, implemented by HHS.

“Plans” has the meaning set forth in Section 4.14(a).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.

“Principal Restrictive Covenant Agreement” means a restrictive covenant agreement to be entered into between each of the Michael Callum, MD and Sanjay Shetty, MD, on the one hand and Buyer, on the other hand in the form attached hereto as Exhibit K.

“Proceeding” means any action, litigation, suits, arbitration or similar proceeding by any Person before any Governmental Authority, or any audit by any Governmental Authority.

“Protected Health Information” as defined in HIPAA.

“Provider” means any individual physician, physician extender or midlevel that provides professional healthcare services.

“Provider Relief Fund” means any amount received by any Seller Party or its Subsidiaries from the U.S. Department of Health and Human Services from the Public Health and Social Services Emergency Fund, pursuant to appropriations authorized by the CARES Act and the Paycheck Protection Program and Health Care Enhancement Act, P.L. 116-139 in connection with Business.

“Release Letters” has the meaning set forth in Section 8.05.

“Regulatory Conditions” has the meaning set forth in Section 5.03(d).

“Reorganization” means, collectively, the transactions set forth on the Reorganization Plan.

“Reorganization Note” means those certain promissory notes to be issued in favor of SHCN by each of Sparta Sub Inc., SICN Holdco Inc. and SNCN Holdco Inc.

“Reorganization Plan” means the structure chart for the Reorganization set forth on Schedule A attached hereto.

“Restraints” has the meaning set forth in Section 8.03.

“Securities Act” means the Securities and Exchange Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Affiliated Group” means any affiliated, consolidated, combined, unitary or similar group for applicable federal, state or local Income Tax purposes of which the Seller, or an Affiliate of the Seller, is the parent.

“Seller Class A Shares” means, collectively, (a) the shares of Class A Common Stock to be issued pursuant to Section 1.07(a)(ii) and (b) the Earnout Class A Shares.

“Seller Entities” has the meaning set forth in Section 13.14.

“Seller Fundamental Representations” has the meaning set forth in Section 10.01(b).

“Seller Indemnitees” has the meaning set forth in Section 10.03(a).

“Seller Plan” means an Employee Benefit Plan sponsored or maintained by the Seller or any of their Affiliates other than the Companies or their Subsidiaries in which Business Employees participate (and specifically excluding Company Plans); provided, that, for the purpose of Section 4.14, the term “Seller Plan” shall mean any Seller Plan solely related to the Business.

“Shares” means all of the issued and outstanding shares or other equity interests, as applicable, of SNCN Holdco, SICN Holdco and SACN Holdco.

“SHCS” has the meaning set forth in the preamble to this Agreement.

“SHCN” means Steward Health Care Network, Inc.

“SMG” shall have the meaning set forth in Section 4.03(b).

“SMG Providers” means Providers who (i) are employed or engaged by SMG and (ii) have entered into or are otherwise subject to participating provider agreements with the Seller Parties, SHCN or their Subsidiaries in connection with the Business.

“SMG Subsidiary” has the meaning set forth in Section 4.03(b).

“Straddle Period” has the meaning set forth in Section 7.02.

“Subject Materials” has the meaning set forth in Section 10.04(c).

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company or other legal entity in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or ownership interests, the holder of which is generally entitled to elect a majority of the board of directors or other governing body of such legal entity.

“TACO” means Steward Health Care Network ACO Texas, Inc.

“Tax Return” means any declaration, estimate, return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes that is required to be filed with any Taxing Authority, including any amendment thereof.

“Taxes” means all federal, provincial, territorial, state, municipal, local, domestic, foreign or other taxes, imposts, and assessments including, without limitation, ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, employment, excise, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, social security, stamp, transfer, transfer gains, unemployment, use, value added, windfall profits, and withholding, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties and shall include any transferee liability in respect of any and all of the above.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority that has the right to impose Taxes on the Companies and their Subsidiaries.

“Top Payor” means with respect to the Business, each third-party payor with one or more Medicare Advantage Plans where, as of December 1, 2021, the sum of the following types of patients was four thousand (4,000) or greater: (a) the number of patients attributed to Parent, Seller, the Companies or any of their respective Affiliates and Subsidiaries under any Medicare Advantage Plan involving substantial financial risk; plus (b) an estimate of the number of patients who had at least one patient visit with an SMG or an Affiliated Provider in the prior twenty-four (24) months that was covered under a fee-for-service Medicare Advantage Plan.

“Third Party Claim” has the meaning set forth in Section 10.04(a).

“Transaction Expenses” means, without duplication, all of the unpaid fees and expenses (including all unpaid fees, expenses, disbursements and other similar amounts payable to attorneys, financial advisors or accountants) incurred by or on behalf of any Company or any of its Subsidiaries in connection with the negotiation, documentation and consummation of this Agreement and the other Ancillary Documents and the Transactions (including any such activity with respect to other potential bidders or any sales process), including, without limitation, all unpaid attorneys’, accountants’, consultants’, professionals’, investment bankers’ and other advisors’ fees and expenses, including, without limitation any fees owed to Milliman, Inc. and any unpaid fees owed under that certain Expense Reimbursement Letter, dated January 21, 2022 between Parent and Buyer.

“Transactions” means the Initial Merger and Final Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, excluding, for the avoidance of doubt, the Reorganization.

“Transfer Taxes” has the meaning set forth in Section 6.04.

“Union” means any union, works council, labor organization, or other similar employee representative or association representing or purporting to represent any employee or other individual service provider of the Companies or any Subsidiary or any other Business Employees or Business Consultants.

“Year-End Financial Statements” has the meaning set forth in Section 4.05.

11.02 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) All references to “$” in this Agreement shall be deemed references to United States dollars.

(d) Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

(e) References to “Articles” and “Sections” are references to articles and sections of this Agreement.

(f) The gender of all words herein include the masculine, feminine and neuter, and the number of all words herein include the singular and plural.

(g) The terms “date hereof,” and similar terms shall mean the Execution Date.

(h) References to the “ordinary course of business” shall mean the ordinary course of business consistent with past practice.

(i) Any reference to shares of Class A Common Stock shall be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Class A Common Stock), reclassification, combination, exchange of shares, or other like change with respect to the Class A Common Stock occurring on or after the Effective Time.

11.03 Cross-Reference of Other Definitions. Each capitalized term listed below is defined in the corresponding section of this Agreement:

Term	Section
2021 Net Pre-Closing Medicare AR	Section 1.11(b)(i)
2022 Net Pre-Closing Medicare AR	Section 1.11(b)(i)
Buyer Financial Statements	Section 2.12
Buyer Proxy Statement	Section 5.08(a)
Buyer SEC Documents	Section 2.12
Buyer Stockholders’ Meeting	Section 5.08(c)
Call Notice	Section 6.06(b)
Certificate of Final Merger	Section 1.02
Certificate of Initial Merger	Section 1.02
Claims	Section 13.5
Class B Common Stock	Section 2.10(a)
Commission	Section 2.11(a)
D&O Insurance	Section 6.02
Earnout Objection Disputes	Section 1.13(b)
Earnout Objection Statement	Section 1.13(b)
Earnout Statement	Section 1.13(b)
Effective Time	Section 1.02
Estimated Closing Statement	Section 1.11(a)
Execution Date	Preamble
Final Merger	Recital C
Initial Merger	Recital C
Intended Tax Treatment	Recital C
Merger	Recitals
Merger LLC	Preamble
Merger LLC I	Preamble
Merger LLC II	Preamble
Merger LLC III	Preamble
Merger LLCs	Preamble
Merger Sub	Preamble
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Sub III	Preamble
Merger Subs	Preamble
Notice of Objection	Section 7.07(b)
Parent	Preamble
Preferred Stock	Section 2.11(a)
Purchase Price	Section 1.07(a)
Regulatory Filings	Section 5.03(b)
Released Buyer Person	Section 13.15
Reorganization Note Amount	Section 1.10(a)(v)

Restriction Period	Section 6.08(a)
SACN	Preamble
Seller Parties	Preamble
Seller Capitalization Table	Section 3.06(a)
Seller Special Representations	Section 10.01(c)
SICN	Preamble
SMG Equity	Section 6.06(a)
SNCN	Preamble
Support Agreement	Recitals
Surviving Company	Section 1.01
Surviving Company I	Section 1.01
Surviving Company II	Section 1.01
Surviving Company III	Section 1.01
Surviving Corporation	Section 1.01
Surviving Corporation I	Section 1.01
Surviving Corporation II	Section 1.01
Surviving Corporation III	Section 1.01
Surviving Corporations	Section 1.01
Tax Contest	Section 7.08
True Up Shares	Section 1.15
WARN	Section 4.13(g)

Article XII
TERMINATION

12.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of Buyer and the Seller;

(b) by Buyer, if:

(i) there has been a material violation or material breach by the Seller Parties or the Companies of any covenant, representation or warranty contained in this Agreement, which has prevented or would reasonably be expected to prevent the satisfaction of any condition to the obligations of Buyer to complete the Closing and (A) such material violation or material breach has not been waived by Buyer; (B) Buyer has provided written notice to the Seller of such material violation or material breach and its intent to terminate this Agreement pursuant to this Section 12.01(b); and (C) the Seller Parties or the Companies have not cured such material violation or material breach within ten (10) Business Days (or by the End Date, if sooner) after receiving written notice thereof from Buyer; provided, however, that Buyer shall not be entitled to terminate this Agreement pursuant to this Section 12.01(b)(i) if there has been a material violation or material breach by Buyer, any Merger Sub, or any Merger LLC of this Agreement which has prevented or would reasonably be expected to prevent satisfaction of any condition to the obligations of the Seller Parties and the Companies set forth in Article IX; or

(ii) the Transactions have not been consummated by the End Date; provided, however, Buyer shall not be entitled to terminate this Agreement pursuant to this Section 12.01(b)(ii) if Buyer’s, any Merger Sub’s or any Merger LLC’s breach of this Agreement or conduct has substantially contributed to the failure of, or has prevented, the consummation of the Transaction to occur by the End Date;

(c) by the Seller, if:

(i) there has been a material violation or material breach by Buyer, any Merger Sub or any Merger LLC of any covenant, representation or warranty contained in this Agreement which has prevented or would reasonably be expected to prevent the satisfaction of any condition to the obligations of the Seller Parties or the Companies to complete the Closing and (A) such material violation or material breach has not been waived by the Seller; (B) the Seller has provided written notice to Buyer of such material violation or material breach and its intent to terminate this Agreement pursuant to this Section 12.01(c); and (C) Buyer, any Merger Sub or any Merger LLC has not cured such material violation or material breach within ten (10) Business Days (or by the End Date, if sooner) after receiving written notice thereof from the Seller (provided, however, the failure of Buyer to make any payment required by Section 1.09, shall not be subject to cure hereunder unless otherwise agreed to in writing by the Seller); provided, however, that the Seller shall not be entitled to terminate this Agreement pursuant to this Section 12.01(c)(i) if there has been a material violation or material breach by the Seller Parties or the Companies which has prevented or would reasonably be expected to prevent satisfaction of any condition to the obligations of Buyer set forth in Article VIII;

(ii) the Transactions have not been consummated by the End Date; provided, however, the Seller shall not be entitled to terminate this Agreement pursuant to this Section 12.01(c)(ii) if the Seller Parties’ or the Companies’ breach of this Agreement or conduct has substantially contributed to the failure of, or has prevented, the consummation of the Transactions to occur by the End Date; or

(iii) (A) the conditions set forth in ARTICLE IX have been satisfied (other than those conditions that by their terms are to be satisfied at Closing, provided that each of which is capable of being satisfied if the Closing were to occur at such time), (B) the Seller delivers notice that it is prepared to complete the Closing, and (C) Buyer does not complete the Closing within two (2) Business Days;

(d) by either Buyer or the Seller, if any Governmental Authority shall have enacted, promulgated, issued, entered or enforced any injunction, judgment, order or ruling permanently enjoining, restraining or prohibiting the Transactions, which shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 12.01(d) shall not be available to any Party whose failure to fulfill any obligation or condition under this Agreement has been the cause of, or resulted in, such injunction, judgment, order or ruling; or

(e) by the Seller, if the Buyer Stockholder Proposals shall not have been approved at the Buyer Stockholders’ Meeting.

12.02 Effect of Termination. If any Party validly terminates this Agreement pursuant to Section 12.01, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for this Article XII, Article XIII and pursuant to the Confidentiality Agreement, which each shall survive the termination of this Agreement as applicable and in accordance with their terms; provided, further, that the termination of this Agreement (including, but not limited to, any termination pursuant to Sections 12.01(a)(ii) or 12.01(b)(ii)) shall in no way limit any claim by a Party that another Party willfully and intentionally breached the terms of this Agreement prior to or in connection with such termination, including by failing to consummate the Transactions, nor shall such termination limit the right of such non-breaching Party to seek specific performance and all other remedies available at law or equity.

Article XIII
GENERAL PROVISIONS

13.01 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent via email, if sent on a Business Day on or prior to 11:59 PM in the time zone of the recipient, and if not, 12:01 AM in the time zone of the recipient on the next Business Day, and delivery is confirmed by the recipient via non-automated transmission, (c) one Business Day after the Business Day on which such communication is deposited with Federal Express or similar nationally recognized overnight courier service (charges prepaid), or (d) when delivered after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

(a) if to Buyer, Merger Subs or Merger LLCs (or to the Companies after Closing), to:

CareMax, Inc.

1000 NW 57 Court, Suite 400

Miami, FL 3312

Attention: Chief Executive Officer and General Counsel

Email:

with a copy to (which notice shall not constitute notice to Buyer):

DLA Piper LLP (US)

200 S. Biscayne Blvd.

Miami, Florida 33131

Attention: Joshua Samek, Esq. and Russell I. Sass, Esq.

Email:

(b) if to the Seller Parties (or to the Companies prior to Closing), to:

c/o Steward Health Care System LLC

1900 N Pearl St #2400

Dallas, Texas 75201

Attention: Rubén José King-Shaw Jr. and General Counsel

Email:

with a copy to (which notice shall not constitute notice):

Sidley Austin LLP

1501 K Street, NW

Washington, DC 20005

Attention: Sam Wales and Krista Lewis

Email:

13.02 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto or thereto, contain the entire understanding of the Parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the Parties with respect to such subject matter, other than the Confidentiality Agreement. The Disclosure Schedule, Exhibits and Schedules constitute a part hereof as though set forth in full above.

13.03 Expenses. Except as otherwise provided herein, the Parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement. Notwithstanding the foregoing, in the event of litigation with respect to this Agreement, the non‑prevailing party, as determined by a court of competent jurisdiction, shall reimburse the prevailing party for all costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees and expenses, incurred by the prevailing party in connection with any such litigation, including any appeal therefrom.

13.04 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by Buyer and the Seller. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

13.05 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. Nothing expressed or implied herein or therein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Parties without the prior written consent of the other Parties; provided, that Buyer may, without the consent of any other Party, assign their rights hereunder for collateral security purposes to any lender providing financing to Buyer. If either Seller Party enters into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or substantially all of its assets or equity in one or a series of transactions or engages in any other change in control, then such Seller Party shall provide for the assumption of its obligations under Article X by the purchaser or transferee of such assets or equity or another party reasonably satisfactory to Buyer and shall provide Buyer with evidence of such assumption. Prior to entering into any such transaction, such Seller Party shall provide the Buyer with at least ten (10) days written notice of such transaction.

13.06 Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (.pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

13.07 Interpretation; Schedules. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Words of one gender shall be held to include the other gender as the context requires. The word “or” shall not be exclusive. The words “herein,” “hereof,” “hereunder” or “hereby” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section. The headings contained herein and on the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. Unless otherwise specified herein, references to any statute, listing rule, rule, standard, regulation or other law include a reference to the corresponding rules and regulations and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time. References to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section. References to any Contract (including this Agreement) or Governing Document are to the Contract or Governing Document as amended, modified, supplemented or replaced from time to time, unless otherwise stated. References to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise, and permitted assigns. Any information set forth in one section of the Disclosure Schedule will be deemed to apply to other sections of the Disclosure Schedule only to the extent such disclosure is made in a way so as to make its relevance to such other section apparent from the face of such disclosure (notwithstanding the omission of a reference or cross-reference thereto). The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included, are or are not required to be disclosed, and neither Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy with any Party as to whether any obligation, item or matter not described herein or included in a Schedule hereto is or is not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material). The information contained in the Schedules hereto is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement.

13.08 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive Laws of Delaware applicable to contracts executed and to be wholly performed within Delaware.

13.09 Forum Selection; Consent to Jurisdiction; Waiver of Jury Trial.

(a) Any Proceeding against any Party or arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the state or federal courts located in New Castle County in the State of Delaware (the “Designated Courts”), and the Parties accept the exclusive jurisdiction of the Designated Courts for the purpose of any Proceeding. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such Party in accordance with Section 13.01 shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Buyer, each Merger Sub and each Merger LLC hereby designate the individual listed in Section 13.01(a) to whom notice may be given on behalf of Buyer or any of its Subsidiaries as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Seller or the Companies. The Seller hereby designates the individual listed in Section 13.01(b) to whom notice may be given on behalf of the Seller or any of its Subsidiaries as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of Buyer, any Merger Sub, or any Merger LLC.

(b) In addition, each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any Designated Court or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any Proceedings brought in the Designated Courts has been brought in an inconvenient forum.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF, OR WITH RESPECT TO, THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 13.09. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.10 Specific Performance. Each of the Parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each Party would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at Law, a non-breaching Party shall be entitled to injunctive relief without the posting of any bond or other undertaking to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each Party further waives any defense that a remedy at Law would be adequate in any action or Proceeding for specific performance or injunctive relief hereunder.

13.11 Arm’s Length Negotiations; Drafting. Each Party herein expressly represents and warrants to the other Parties that before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said Party has relied solely and completely upon its own judgment in executing this Agreement; said Party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel. This Agreement shall be deemed drafted jointly by the Parties and nothing shall be construed against one Party or another as the drafting Party.

13.12 Time. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.13 Made Available. The phrase “made available to Buyer” or similar phrases as used in this Agreement shall mean that the subject documents were posted to the “Project Sparta” data room hosted by Donnelly Financial Solutions prior to 5:00 pm ET on the day that is two Business Days prior to the Execution Date.

13.14 Confidentiality; Publicity. Except as may be required by Law, including the requirements of any national securities exchange on which a Party’s securities are listed, or as otherwise permitted or expressly contemplated herein, no Party or its respective Affiliates, employees, agents and representatives shall disclose to any third party the existence of this Agreement or the subject matter or terms hereof without the prior consent of the other Party; provided, however, that the Seller, SHCS and their respective Affiliates (collectively, the “Seller Entities”) shall be permitted to (a) disclose such information to their attorneys, advisors, representatives, members or investors and (b) disclose and use such confidential information in connection with enforcing their rights and fulfilling their obligations under this Agreement or any other agreement entered into in connection with this Agreement. No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, customers, suppliers, providers or payors of the Companies or any of their Subsidiaries, shall be issued or made by any Party without the approval of the other Party, unless required by Law (in the reasonable opinion of counsel) in which case the other Party shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication. Notwithstanding the foregoing, but subject to Section 5.06, nothing in this Agreement shall restrict the ability of any of the Seller Entities from providing (i) the financial results achieved by any of the Seller Entities with respect to their beneficial interest in the Companies or any of their Subsidiaries or (ii) a description of the Companies and their Subsidiaries (including their financial performance, and the Seller Entities’ investment and role therein), and such other information as the Seller Entities provide to third parties in the ordinary course of its business to the current or prospective limited partners, financing sources or other business associates of the Seller Entities and their respective advisors in the ordinary course of business.

13.15 Releases. As of the Closing, each Seller Party, on behalf of itself and its Subsidiaries (excluding, as of immediately following the Closing, the Surviving Companies and their Subsidiaries) hereby releases and forever discharges Buyer, the Companies and each of their respective Affiliates, successors, assigns, former, current or future direct or indirect stockholders, equity holders, controlling persons, portfolio companies, members, general or limited partners or other representatives in each case, solely in their capacities as such (each, a “Released Buyer Person”) from all debts, demands, causes of action, suits, covenants, torts, damages and any and all claims, defenses, offsets, judgments, demands and liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, accrued or unaccrued (collectively, the “Claims”), that have been or could have been asserted against any Released Buyer Person, that each Seller Party has or ever had, that arises out of or relates to events, circumstances or actions occurring, existing or taken prior to the Closing Date in respect of the Business; provided, however, that the Parties acknowledge and agree that this Section 13.15 does not apply to and shall not constitute a release of any Claims, rights or obligations to the extent arising under this Agreement or any of the Ancillary Documents, Claims of Fraud, or Claims that cannot be released as a matter of Law or by private agreement.

13.16 Company Representation. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Sidley Austin LLP may serve as counsel to the Seller Entities, on the one hand, and the Companies and their Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions, and that, following consummation of the Transactions, Sidley Austin LLP (or any successor) may serve as counsel to the Seller Entities (or any member of the Seller Entities) or any director, member, partner, officer, employee or Affiliate of the Seller Entities (or any member of the Seller Entities) in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Transactions notwithstanding such representation, and each of the Parties consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause its Affiliates to consent to and waive any conflict of interest arising from such representation. Buyer further agrees that, as to all communications among Sidley Austin LLP, the Seller, Parent and/or the Companies or any of their

Subsidiaries in connection with any matter, including without limitation in connection with the Transactions, the attorney-client privilege and the expectation of client confidence (and the right to waive or assert such privilege) belongs to the Seller and may be controlled by the Seller and shall not pass to or be claimed by Buyer, the Companies or any of their Subsidiaries. The Parties agree that Sidley Austin LLP shall not, without the consent of the Seller, be required to disclose to Buyer, the Companies or any of their Subsidiaries, any advice given in connection with this Agreement and the Transactions.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BUYER:

CAREMAX, INC.

By: /s/ Carlos de Solo

Name: Carlos de Solo

Title: Chief Executive Officer

MERGER SUBS:

SPARTA MERGER SUB I INC.

By: /s/ Carlos de Solo

Name: Carlos de Solo

Title: Chief Executive Officer

SPARTA MERGER SUB II INC.

By: /s/ Carlos de Solo

Name: Carlos de Solo

Title: Chief Executive Officer

SPARTA MERGER SUB III INC.

By: /s/ Carlos de Solo

Name: Carlos de Solo

Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

MERGER LLCS:

SPARTA MERGER SUB I LLC

By: /s/ Carlos de Solo

Name: Carlos de Solo

Title: Chief Executive Officer

SPARTA MERGER SUB II LLC

By: /s/ Carlos de Solo

Name: Carlos de Solo

Title: Chief Executive Officer

SPARTA MERGER SUB III LLC

By: /s/ Carlos de Solo

Name: Carlos de Solo

Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANIES:

SPARTA SUB, INC.

By: /s/ Mark Rich

Name: Mark Rich

Title: President, Treasurer, and Secretary

SNCN HOLDCO INC.

By:/s/ John Donlan

Name: John Donlan

Title: President

SICN HOLDCO INC.

By:/s/ John Donlan

Name: John Donlan

Title: President

SELLER PARTIES:

SPARTA HOLDING CO. LLC

By: /s/ Mark Rich

Name: Mark Rich

Title: President, Treasurer, and Secretary

[Signature Page to Agreement and Plan of Merger]

STEWARD HEALTH CARE SYSTEM LLC By: Steward Health Care Holdings LLC, its managing member By: /s/ Ralph de la Torre, M.D. Name: Ralph de la Torre, M.D. Title: Chairman and CEO

[Signature Page to Agreement and Plan of Merger]

Exhibit I

Form of Investor Rights Agreement

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of [●], 2022, by and among CareMax, Inc., a Delaware corporation (the “Company”), Dr. Ralph de la Torre (“RDLT”), Dr. Michael Callum (“MC”), Medical Properties Trust, Inc., a Maryland corporation (“MPT”), Sparta Holding Co. LLC, a Delaware limited liability company (“Seller”), and each of the other Persons who, at any time, own securities of the Company and are set forth on the signature pages hereto or enter into a joinder to this Agreement, in each case, agreeing to be bound by the terms hereof. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8.1 hereof.

RECITALS

WHEREAS, the Company, Sparta Sub Inc., a Delaware corporation (“SACN Holdco”), Steward National Care Network Inc., a Delaware corporation (“SNCN Holdco”), Steward Integrated Care Network Inc., a Delaware corporation (“SICN Holdco” and, collectively with SACN Holdco and SNCN Holdco, the “Target Companies”), Seller and certain other parties thereto, have entered into that certain Agreement and Plan of Merger, dated as of May 31, 2022 (as the same may be amended from time to time, the “Merger Agreement”);

WHEREAS, upon, and subject to, the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), all of the issued and outstanding shares of the Target Companies were automatically converted into the right to receive (i) a cash payment and 23,500,000 shares of Common Stock, as adjusted pursuant to the terms of the Merger Agreement (the “Closing Class A Shares”), and (ii) the Earnout Class A Shares (as defined in the Merger Agreement) (if any), to the extent issuable to Seller in accordance with the Merger Agreement (the Closing Class A Shares together with the Earnout Class A Shares, the “Seller Class A Shares”); and

WHEREAS, the parties hereto wish to set forth certain understandings between such parties, including with respect to certain governance matters and the Steward Parties’ ownership of shares of Common Stock and to establish certain rights, restrictions and obligations of the Company and the Steward Parties.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
Corporate Governance

Section 1.1 Election of Directors. Subject to the terms and conditions of this Agreement, (i) from and after the Closing until the First Threshold Date, RDLT shall have the right to designate one individual (in his discretion) to be nominated to serve on the Board (the “First Steward Nominee”), and (ii) if the Earnout Class A Shares are issuable to Seller in accordance with the Merger Agreement, then from and after the Earnout Issuance Date until the Second Threshold Date, RDLT shall have the right to designate one additional individual (in his discretion) to be nominated to serve on the Board (the “Second Steward Nominee” and together with the First Steward Nominee, the “Steward Nominees”), in each case, by giving written notice (“Election Notice”) to the Company in accordance with Section 9.11 hereof in no event later than the deadline for receipt of a stockholder proposal to be eligible for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, with respect to any meeting of the Company’s stockholders at which directors of the applicable class are to be elected (or, if the Certificate of Incorporation no longer provides for the division of directors into three (3) classes, any meeting of the Company’s stockholders at which directors are to be elected) (any such meeting, an “Applicable Election”). In furtherance of the foregoing, (x) within five (5) Business Days after the latest of (i) the Closing and (ii) receipt of the Election Notice by the Company’s secretary or other officer designated for receipt of a stockholder proposal under the Bylaws, and (y) if applicable, within five (5) Business Days after the latest of (i) the Earnout Issuance Date (if at all), and (ii) receipt of the Election Notice by the Company’s secretary or other officer designated for receipt of a stockholder proposal under the Bylaws, the Board shall increase the size of the Board by one (1) director, as applicable, which vacancies shall be created on the applicable Classes of the Board in accordance with the provisions of Section 1.1(b) below, if the Certificate of Incorporation shall provide for the division of directors into three (3) classes; provided, however, that with respect to clause (x), if the Election Notice is received by the Company’s secretary or other officer designated for receipt of a stockholder proposal under the Bylaws at least five (5) Business Days prior to the Closing, such Board action shall be effective as of the Closing.

(a) RDLT will, in connection with any such nomination, (i) provide such additional information about the Steward Nominees as reasonably requested by the Nominating and Corporate Governance Committee of the Board or other relevant committee of the Board that oversees nominations of members of the Board (the “Committee”) consistent in all material respects with information requested of other nominees to the Board and (ii) cause the Steward Nominees to complete the Company’s director questionnaire and be reasonably available for interviews and discussions with the Committee.

(b) If RDLT is entitled to designate a Steward Nominee pursuant to Section 1.1(a), for so long as the Certificate of Incorporation shall provide for the division of directors into three (3) classes, each such Steward Nominee shall be designated as a class of director whose term will end at the next annual meeting of the Company’s stockholders following such Steward Nominee’s appointment; provided, however, that if the foregoing would result in the two Steward Nominees being the same class of director, the Second Steward Nominee shall be designated as a class of director whose term would end at the subsequent annual meeting of the Company’s stockholders. The Steward Nominees must be reasonably acceptable to the Committee and the Board (as determined by the directors on the Committee and the Board other than the Steward Designees); provided, that the Steward Nominees do not need to qualify as “independent” directors of the Company under Rule 5605(a)(2) of the Nasdaq Listing Rules (or other national securities exchange on which shares of Common Stock are listed), but may be appointed to and serve on a Committee only if and to the extent that the Steward Nominee shall satisfy the requirements for service on a Committee under applicable Laws and stock exchange rules, Charter, Bylaws or committee charter; provided, further, that the Steward Nominees do not need to have any specific qualifications to be considered reasonably acceptable; provided, however, that RDLT and the Company, on behalf of the Committee and the Board, hereby agree that a Steward Nominee or Steward Designee shall cease to be deemed reasonably acceptable and may be removed from the Board in accordance with Section 1.2(a) for Cause.

(c) Subject to Section 1.1(j), the Company shall (to the extent not prohibited by or in breach or violation of applicable Law) ensure that (i) each Steward Nominee nominated in accordance with this Section 1.1 is included in the Board’s slate of nominees submitted to the stockholders for election as directors at the next Applicable Election; (ii) each such Steward Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for the next Applicable Election; (iii) the Board recommends that the Company’s stockholders vote in favor of the election of each such Steward Nominee; (iv) the Company supports each such Steward Nominee for election in a manner no less favorable than the manner in which the Company supports its other nominees; and (v) the Company otherwise uses its commercially reasonable efforts to cause the election of each such Steward Nominee to the Board at each Applicable Election.

(d) If there is a Nominee Rejection (as defined below) pursuant to Section 1.1(j) hereof or removal of a Steward Designee in accordance with Section 1.2, then RDLT shall have the right to designate an alternate Person to be nominated for election by the Board (the “Alternate Steward Nominee”) by giving written notice to the Company in accordance with Section 9.11 hereof in no event later than fifteen (15) Business Days after receipt of notice of the Nominee Rejection or removal of a Steward Designee for Cause.

(e) RDLT will, in connection with such nomination, (i) provide such additional information about the Alternate Steward Nominee as reasonably requested by the Committee and (ii) cause the Alternate Steward Nominee to complete the Company’s director questionnaire and be reasonably available for interviews and discussions with the Committee.

(f) Subject to Section 1.1(j) hereof, the Company shall (to the extent not prohibited by or in breach or violation of applicable Law) ensure that: (i) each Alternate Steward Nominee nominated in accordance with his Section 1.1 is included in the Board’s slate of nominees submitted to the Company’s stockholders for election as directors at the next Applicable Election; (ii) each such Alternate Steward Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for the next

Applicable Election; (iii) the Board recommends that the Company’s stockholders vote in favor of the election of each such Alternate Steward Nominee; and (iv) the Company otherwise uses its commercially reasonable efforts to cause the election of each such Alternate Steward Nominee to the Board at each Applicable Election.

(g) The Company shall work in good faith with RDLT to identify and pre-clear Steward Nominees and Alternate Steward Nominees, as the case may be, and take such other actions as reasonably requested by RDLT to assist RDLT in submitting Steward Nominees or Alternate Steward Nominees, as the case may be, that will not result in a Nominee Rejection under Section 1.1(j) hereof.

(h) For so long as RDLT is entitled to nominate a Steward Nominee pursuant to Section 1.1(a), if a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Steward Designee as a member of the Board, the Company shall provide written notice of such vacancy to RDLT within three (3) Business Days of such vacancy. RDLT shall be entitled to designate such Person’s successor (the “Vacancy Nominee”) by giving written notice to the Company. Within thirty (30) Business Days of the date RDLT receives written notification of the vacancy from the Company RDLT shall notify the Company of any Vacancy Nominee or that it does not intend to fill such vacancy at such time. RDLT will provide the Company with such additional information about the Vacancy Nominee as is reasonably requested by the Committee and cause the Vacancy Nominee to be reasonably available for interviews and discussions with the Committee. Any successor that is appointed to fill a vacancy pursuant to this Section 1.1(h) shall have the right to serve until the next Applicable Election, or until his/her successor is elected and duly qualified.

(i) If there is a Nominee Rejection with respect to a Vacancy Nominee, then RDLT shall have the right to designate an alternative Person to fill the vacancy (the “Alternative Vacancy Nominee”) by giving written notice to the Company no later than fifteen (15) Business Days after receipt of notice of the Nominee Rejection. RDLT will provide the Company with such additional information about the Alternative Vacancy Nominee as is reasonably requested by the Committee and cause the Alternative Vacancy Nominee to be reasonably available for interviews and discussions with the Committee.

(j) Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to appoint to the Board, cause to be nominated for election to the Board or recommend to the stockholders the election of any Person the appointment, nomination or recommendation of whom the Board or the Committee determines in good faith, after consultation with and upon the advice of outside legal counsel, would constitute a breach of its fiduciary duties, including in connection with the Company’s due diligence process described below (a “Nominee Rejection”). Each Steward Nominee shall be subject to the Company’s customary due diligence process, including its review of a completed director questionnaire and a customary background check. Based on the foregoing, the Company may reasonably object to any such Steward Nominee within ten (10) days of receiving such completed questionnaire and background check authorization, provided that such objection is based upon one or more of the following: (1) such Steward Nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently enjoining such Steward Nominee from, or otherwise limiting, such Steward Nominee from engaging in any type of business practice, (2) such Steward Nominee is, at the time of nomination, a Competitor or employed or otherwise engaged in any capacity by a Competitor, or (3) such Steward Nominee could be removed from the Board in accordance with Section 1.2(a) for Cause (assuming such Steward Nominee had been a director of the Company) (clauses (1)-(3) collectively, the “Eligibility Criteria”); provided, however, that upon the occurrence of a Nominee Rejection, the Company shall promptly and, in any event, within five (5) Business Days notify RDLT in writing of the occurrence of such Nominee Rejection, the reasons therefor and permit RDLT to provide an alternate individual in accordance with the applicable provisions hereof (Section 1.1(d) for a Steward Nominee or Alternate Steward Nominee for election at stockholder meetings and Section 1.1(h) and Section 1.1(i) for a Vacancy Nominee or Alternative Vacancy Nominee for filling vacancies on the Board) and the Company shall use its reasonable best efforts to perform its obligations hereunder with respect to such Alternate Steward Nominee or Alternative Vacancy Nominee.

(k) The rights of RDLT hereto do not attach to his respective shares of Common Stock and may only be assigned pursuant to Section 9.5 hereof.

(l) No later than five (5) Business Days after the First Threshold Date has occurred, RDLT will cause one (1) Steward Designee to resign immediately from the Board and all applicable committees thereof. No later than five (5) Business Days after the Second Threshold Date, RDLT will cause one (1) Steward Designee to resign immediately from the Board and all applicable committees thereof.

Section 1.2 Resignation or Removal of Steward Designees.

(a) The Board by majority vote (excluding any Steward Designees subject to removal) may recommend the removal of any Steward Designee to the stockholders of the Company for Cause. For the avoidance of doubt, the vacancy created by such removal shall be filled in accordance with Section 1.1(h).

(b) RDLT has the right to cause the Steward Designees to resign or recommend to the stockholders of the Company that the Steward Designees be removed from the Board, and the vacancy created by such resignation or removal shall be filled in accordance with Section 1.1(h).

(c) Within five (5) Business Days of receipt of written notice from` an authorized officer of the Company that a majority of the Board shall have determined that a Steward Designee no longer satisfies the Eligibility Criteria in any respect that is not in good faith contested in by RDLT in writing, RDLT shall cause a Steward Designee to resign immediately and the vacancy created by such resignation shall be filled in accordance with Section 1.1(h).

(d) Each Steward Designee shall, and RDLT shall use his reasonable best efforts to cause each Steward Designee to, resign from the Board in accordance with the terms of any policies or guidelines adopted by the Board that are applicable to members of the Board (or any Committee thereof) as a whole.

(e) In the event that the Board or RDLT makes the recommendation that a Steward Designee should be removed pursuant to Section 1.2(a) or Section 1.2(b), the Board or RDLT, as applicable, shall provide written notice to the Company and the other Steward Parties of such determination, and the Company and the Steward Parties agree to take all action necessary to give effect to such determination, including (i) causing such Steward Designee to resign from the Board promptly and (ii) if necessary, appearing at a meeting and voting or causing to be voted at such meeting all of its Voting Securities Beneficially Owned by them, or executing a written consent, in favor of removal of any such Steward Designee.

Section 1.3 Compensation. Except to the extent RDLT may otherwise notify the Company, the Steward Designees (to the extent they are not also employees of the Company) shall be entitled to compensation consistent with the compensation received by other non-employee directors and members of committees of the Board, including any fees and equity awards and any reimbursement for reasonable out-of-pocket expenses incurred in connection with their attendance of meetings of the Board (or committees of the Board) or the performance of their other duties as a director. The Company shall reimburse each Steward Designee for his or her reasonable out-of-pocket expenses incurred in connection with the attendance of meetings of the Board or any committee of the Board.

Section 1.4 Indemnification. For so long as any Steward Designee serves as a director of the Company, (i) the Company shall provide such Steward Designee with at least the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of the Company and (ii) the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Steward Designee as and to the extent consistent with applicable Law, the Certificate of Incorporation, the Company’s Amended and Restated Bylaws and any indemnification agreements with directors of the Company (whether such right is contained in the organizational documents of the Company or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Section 1.5 Committee Participation. Subject to applicable Law, the listing requirements and corporate governance rules of Nasdaq (or other national securities exchange on which shares of Common Stock are then listed), including any heightened independence requirements for service on specific committees, for so long as any Steward Designee serves as a director of the Company, (a) the Board shall in good faith consider appointing the Steward Designees to committees of the Board on which such Steward Designee is qualified to serve, and (b) if a Steward Designee is not a member of a particular committee of the Board, the Company shall deliver written notice of any meetings or actions to be taken by written consent of such committee to the Steward Designees at the same time as the members of such committee receive notice.

Section 1.6 Voting Requirements.

(a) From and after the Closing until the expiration of the Tail Period, each of RDLT and MC will, and will cause their respective Affiliates to, be counted as present for purposes of establishing a quorum and vote or cause to be voted all Voting Securities Beneficially Owned by them as of the record date for determining the stockholders of the Company entitled to vote at any annual or special meeting of stockholders of the Company (however noticed or called), or, to the extent action is permitted to be taken by written consent, pursuant to any written consent of the Company’s stockholders, in accordance with the recommendation of the Board; provided, that until the earlier of (a) the Earnout Issuance Date, or (b) the date that is two years following the Closing, each of RDLT and MC and their respective Affiliates will be permitted to vote (i) the Closing Class A Shares then held by them and (ii) shares of Common Stock in an amount equal to their respective portions of the Earnout Class A Shares, in each case as each of RDLT and MC determine in their sole discretion on Company stockholder votes to approve (A) solely if a vote of the Common Stock is required by the General Corporation Law of the State of Delaware or the listing rules of the Nasdaq Stock Market, or such other national securities exchange on which the Common Stock is primarily listed, the issuance of shares of any class or series of capital stock of the Company (or any security convertible into or exercisable for shares of any class or series of capital stock of the Company), other than (1) the issuance of shares of any class or series of capital stock of the Company (or any security convertible into or exercisable for shares of any class or series of capital stock of the Company) to directors, officers, employees, or consultants of the Company or its subsidiaries or affiliates as compensation in connection with their service as such, or (2) the issuance of shares of any class or series of capital stock of the Corporation (or any security convertible into or exercisable for shares of any class or series of capital stock of the Corporation), the proceeds of which would be used solely to repay indebtedness of the Company and related expenses, or (B) a Change in Control in which the enterprise value of the Company implied in such transaction is less than $2,500,000,000; provided, further, that during any Tail Period, each of RDLT and MC and their respective Affiliates shall be permitted to vote Voting Securities Beneficially Owned by them, in the aggregate, up to the Cap as each of RDLT and MC determine in their sole discretion on stockholder votes to approve a Change in Control. Notwithstanding anything in this Section 1.6(a) to the contrary, each of RDLT and MC and their respective Affiliates shall be permitted to vote Voting Securities Beneficially Owned by them as each of RDLT and MC determine in their sole discretion with respect to any proposal submitted by any stockholder of the Company (including any proposal pursuant to Rule 14a-8) or by the Board in direct response to a stockholder of the Company, regardless of the Board’s recommendation with respect to such proposal.

(b) Following the expiration of the Tail Period, each of RDLT and MC will (i) be permitted to vote Voting Securities Beneficially Owned by them, in the aggregate, up to the Cap as each of RDLT and MC determine in their sole discretion and (ii) vote all Voting Securities Beneficially Owned by them, in the aggregate, in excess of the Cap in the same proportion as the holders of Voting Securities (other than RDLT and MC and their respective Affiliates) vote their Voting Securities with respect to any given matter; provided, that each of RDLT and MC may elect, in their sole discretion, to instead vote all Voting Securities Beneficially Owned by them in excess of the Cap in accordance with the recommendation of the Board.

(c) Each of RDLT and MC hereby irrevocably appoint as his proxy and attorney-in-fact the Chief Executive Officer and the General Counsel of the Company, and each of them, in his or her capacity as such, and any individual who shall hereafter succeed to such offices of the Company, with full power of substitution, to vote or execute written consents with respect to all Voting Securities Beneficially Owned by each of RDLT and MC in accordance with Section 1.6(a); provided that such proxy may only be exercised if RDLT or MC has failed to comply with the terms of Section 1.6(a) by the date that is two (2) Business Days prior to the applicable meeting (or within two (2) Business Days after the request for written consents, as applicable). This proxy is coupled with an interest and shall be irrevocable, and each of RDLT and MC will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by him with respect to any Voting Securities Beneficially Owned by him.

Article II
STANDSTILL Restrictions

Section 2.1 Standstill Restrictions. Each of RDLT and MC shall not, and shall cause each of their respective Affiliates not to, directly or indirectly, alone or in concert with others, take any of the actions set forth below (or take any action that would reasonably be expected to require the Company to make an announcement regarding any of the following):

(a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in:

(i) any (A) acquisition of Beneficial Ownership of any Equity Interests of the Company (except pursuant to the Merger Agreement, the provisions of Article V of this Agreement, or by way of any stock split, dividend, spin-off, combination, reclassification or recapitalization of the Company and its Common Stock), or (B) tender offer, exchange offer, merger proposal or other offer or extraordinary transaction, in each case with respect to clause (A) or (B) the effect of which if completed would be a Change in Control or otherwise engage in a Change in Control unless such acquisition, tender offer, exchange offer, merger proposal, proposal or transaction is approved by a majority of the independent directors of the Board; provided, that if such acquisition, tender offer, exchange offer, merger proposal, proposal or transaction is being conducted by a third-party that is not an Affiliate of RDLT and MC, the foregoing shall not prevent RDLT and MC from tendering, exchanging, exercising voting rights in respect of, or otherwise exercising rights in respect of and opting to receive the benefit of such proposal or transaction in the same manner as offered to other holders of the Company’s Common Stock not participating in the “group” (as such term is used in Section 13(d)(3) of the Exchange Act) conducting such proposal or transaction; or

(ii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission, but without regard to the exclusion set forth in Section 14a1(l)(2)(iv) from the definition of “solicitation”) with respect to the Company or any of its Affiliates or any action resulting in any of RDLT and MC, or any of their Affiliates, or such other Person becoming a “participant” in any “election contest” (as such terms are used in the proxy rules of the Commission) with respect to the Company or any of its Subsidiaries; provided that, none of RDLT and MC will be deemed to be engaged in the solicitation of proxies or such a “participant” merely by reason of the membership of the Steward Designees on the Board or a recommendation of the Board as to how stockholders of the Company should vote;

(b) except as contemplated by Section 1.1 and Section 1.2 of this Agreement, (a) propose any matter for submission to a vote of stockholders of the Company or any of its Affiliates or (b) seek election to, seek to place a representative on, or seek the removal of, any director of the Company or any of its Affiliates;

(c) form, join or participate in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with respect to any Equity Interest of the Company, or deposit any Equity Interest of the Company in a voting trust or, except as contemplated by this Agreement, subject any Equity Interest of the Company to any arrangement or agreement with respect to the voting of such Equity Interest or other agreement having similar effect; provided, that acting in accordance with the recommendation of the Company’s then current Board or officers (including, without limitation, the voting obligations set forth in Section 1.6) shall not be prohibited by the foregoing restriction;

(d) except as contemplated by this Agreement and except for proxies granted to Affiliates of RDLT and MC (and their respective employees, attorneys and agents (other than Persons who are attorneys and agents solely as a result of the granting of such proxy), grant any proxy with respect to any Equity Interests of the Company;

(e) enter into any discussions, negotiations, arrangements or understandings with any Persons with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing;

(f) disclose to any Person (other than an Affiliate) or otherwise induce, encourage, discuss or facilitate, any intention, plan or arrangement inconsistent with the foregoing or with the restrictions on transfer set forth in Article III or form any such intention which would result in the Company or any of its Affiliates or any of RDLT and MC or any of their Affiliates being required to make any such disclosure in any filing with a Governmental Authority or being required to make a public announcement with respect thereto.

Section 2.2 Termination of Standstill Restrictions. The provisions of this Article II shall apply at all times that a Steward Designee or an Affiliate of RDLT is serving on the Board and shall terminate following the expiration of the Tail Period, and may earlier terminate upon approval of the Board (excluding any Steward Designee); provided, however, that if RDLT or MC take any actions after the expiration or termination of the provisions of this Article II that would have been prohibited pursuant to the provisions of this Article II or while on the Board, then the rights of RDLT and MC pursuant to Section 1.1 of this Agreement shall terminate.

Article III
Restrictions on Transfer

Section 3.1 Transfers During the Lock-Up Period. From and after the Closing until the first (1st) anniversary of the Closing Date, none of the Steward Parties or MPT shall Transfer any shares of Common Stock except (i) each of MPT, RDLT and MC shall be entitled to sell in the aggregate up to four percent (4%) of the Company’s outstanding Common Stock (calculated as of immediately following the Closing, and as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares) in open market transactions, (ii) Transfers expressly permitted under this Agreement or pursuant to a Change in Control so long as (A) such Change in Control has been approved by the Board or (B) such Change in Control has been accepted by a majority of the Company’s stockholders other than MPT, RDLT and MC and each of their respective Affiliates, (iii) Transfers with the prior written consent of the Board, and (iv) Transfers to Permitted Transferees (subject to Section 9.5) and, in the case of clauses (i)-(iv):

(a) pursuant to an effective Registration Statement under the Securities Act;

(b) pursuant to Rule 144; or

(c) upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company that such Transfer is exempt from registration under the Securities Act and applicable state laws.

Section 3.2 Transfers Following the Lock-Up Period. From and after the first (1st) anniversary of the Closing Date, each of RDLT and MC shall be permitted to Transfer shares of Common Stock, subject to Article IV, (a) in open market sales or (b) in privately negotiated sales; provided, that each of RDLT and MC hereby covenants and agrees that he shall not Transfer any shares of Common Stock in such privately negotiated sale (i) to any Person if, to the knowledge of either RDLT or MC, as applicable, such Transfer would cause such Person and its Affiliates to own more than 4.99% of the outstanding Common Stock as of the date of such Transfer or (b) to any Person known by RDLT or MC, after reasonably inquiry, to be a Competitor without the prior written approval of the independent directors of the Board.

Section 3.3 Restrictions on Encumbrances. From and after the Closing until the first (1st) anniversary of the Closing Date, no Steward Party or MPT shall hedge, pledge, mortgage, charge or otherwise create any encumbrance over any shares of Common Stock held by it (other than the pledge of such Common Stock in favor of the agent for the secured parties under the financing facility of SHCS and its Subsidiaries in effect on the date hereof, as the same may be amended, as required thereunder to secure a release of the Target Parties and in connection with any exercise of remedies in respect of such pledge). For the avoidance of doubt, the expiration of the covenants set forth in this Section 3.3 shall not limit or otherwise affect the covenants or other restrictions contained in this Agreement or otherwise applicable to the directors (including any Steward Designee).

Section 3.4 Transfers Not in Compliance. A purported or attempted Transfer of shares of Common Stock by a Steward Party or MPT, and any purported assignment of a Steward Party’s or MPT’s rights and obligations hereunder, that does not comply with Section 3.1, Section 3.2, Section 3.3 and Section 9.5 shall be void ab initio and the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Company for any purpose and shall not be entitled to any of the rights of a stockholder, including, without limitation, the right to vote any shares of Common Stock entitled to vote or to receive a certificate or certificates for the shares of Common Stock or any dividends or other distributions on or with respect to the shares of Common Stock.

Section 3.5 Legends on Certificates. Subject to Section 7.10(b), each of the Steward Parties and MPT hereby acknowledges and agrees that, during the term of this Agreement, each of the certificates or book-entry confirmations representing the Seller Class A Shares shall be subject to stop transfer instructions and shall include legends in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN SECURITIES LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF [●], 2022, AMONG CAREMAX, INC. (THE “COMPANY”) AND CERTAIN OTHER PARTIES THERETO (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

Article IV
Right of First OFFER; Co-Sale Rights.

Section 4.1 Right of First Offer.

(a) If RDLT or MC (a “Transferor”) proposes to Transfer any shares of Common Stock to one or more Persons in accordance with Article III, except (i) for a Transfer to a Permitted Transferee or (ii) a Transfer in accordance with Section 4.3, the Transferor shall first deliver an irrevocable written notice to the Company (the “Transfer Notice”) offering such shares of Common Stock for sale and specifying the number of shares of Common Stock to be sold (the “Offered Securities”), the purchase price thereof, a summary in reasonable detail of any material covenants or conditions to closing of the proposed Transfer, and the proposed closing date upon which the proposed Transfer is to be effected.

(b) Upon receipt of the Transfer Notice, the Company shall have a period of (i) three (3) Business Days, in the event of a proposed Block Trade or (ii) ten (10) Business Days for all other Transfers (such period, the “Company Option Period”), to elect to purchase all, and not less than all, of the Offered Securities at the price and subject to the terms and conditions as described in the Transfer Notice, by notifying the Transferor in writing before expiration of the applicable Company Option Period of its intention to purchase all of the offered Securities.

(c) If the Company gives the Transferor written notice pursuant to Section 4.1(b) that it desires to purchase the Offered Securities, then payment for the Offered Securities to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against transfer of such Offered Securities to be purchased and, an executed instrument of transfer, at a place agreed by the Transferor and the Company, and at the time of the scheduled closing therefor.

Section 4.2 Co-Sale Rights.

(a) In the event of any proposed Transfer of shares of Common Stock by RDLT (x) in connection with a Transfer of twenty-five percent (25%) or more of the Company’s outstanding shares of Common Stock to a single holder or a group (within the meaning of Rule 13d-3 of the Exchange Act), including, but not limited to, a Change in Control, or (y) to one or more Competitors, if (i) the Company was entitled to exercise but elected not to exercise its right of first offer as to any Offered Securities proposed to be sold by RDLT in the Transfer Notice, (ii) at the time of the proposed Transfer, the Earnout Class A Shares have been issued in accordance with the Merger Agreement, and (iii) RDLT and his Affiliates Beneficially Own at least ten percent (10%) of the Company’s outstanding shares of Common Stock, then the Company shall have the right to participate in such proposed Transfer, to the prospective transferee on the same terms and conditions as specified in the Transfer Notice by notifying RDLT in writing within three (3) Business Days upon the expiration of the Company Option Period; provided that the Company shall not be obligated in connection with such Transfer (i) to pay any amount with respect to any liabilities arising from the representations and warranties made by it in excess of its share of the total consideration paid by the prospective transferee, (ii) to make any representations or warranties concerning the business or assets of the Company, or (iii) enter into any non-competition or non-solicitation covenant or agreement.

(b) The maximum number of shares of Common Stock that the Company may elect to sell shall be equal to the product of (i) the aggregate number of the Offered Securities subject to the co-sale right herein, multiplied by (ii) a fraction, the numerator of which is the sum of the total number of shares of Common Stock not held by RDLT (determined on a fully-diluted and an as-converted basis) and (b) the denominator of which is sum of the total number of shares of Common Stock outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which such Transfer Notice is delivered to the Company.

(c) The Company shall effect its participation in the sale by promptly delivering to RDLT for Transfer to the prospective transferee, before the applicable closing, an instrument of transfer in respect of the number of shares of Common Stock that the Company elects to sell duly executed by or on behalf of the Company. The Company shall update its register of stockholders upon consummation of such Transfer to record the Transfer of such shares of Common Stock to the transferee.

(d) The shares of Common Stock that the Company elects to sell by way of participation in such sale shall be transferred to the prospective purchaser in consummation of the sale of the Offered Securities pursuant to the terms and conditions specified in the Transfer Notice, and RDLT shall concurrently therewith remit, or shall procure the prospective transferee concurrently therewith remit to the Company that portion of the sale proceeds to which such the Company is entitled by reason of its participation in such sale.

(e) To the extent that any prospective purchaser does not agree to the participation by the Company in a proposed Transfer or otherwise refuses to purchase the shares of Common Stock from the Company, RDLT shall not sell to such prospective purchaser any Offered Securities unless and until, simultaneously with such sale, RDLT shall purchase from the Company such shares of Common Stock that the Company would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights under this Section 4.2 for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(f) RDLT may consummate the Transfer of any Offered Securities that remain after the exercise of the right of first offer by the Company and the co-sale right by the Company pursuant to Section 4.1 or Section 4.2 to a Person who is not an Affiliate of the Steward Parties or MPT, no later than sixty (60) days following delivery to the Company of the Transfer Notice, which shall be on the terms and conditions no more favorable to the prospective transferee than those described in the Transfer Notice. Any proposed transfer at a lower price or upon non-price terms and conditions that are more favorable to the prospective transferee than those described in the Transfer Notice, as well as any proposed transfer of any shares of Common Stock by RDLT after such sixty (60) day period following delivery to the Company of the Transfer Notice, shall again be subject to the right of first offer by the Company and the co-sale right by the Company, and shall require compliance by RDLT with the procedures described in Section 4.1 and 4.2.

Section 4.3 Notwithstanding anything in this Article IV to the contrary, subject to Article III, sales by each of RDLT and MC of shares of Common Stock in open market transactions in any three (3) month period in an amount less than volume limitations of Rule 144(e) under the Securities Act shall not be subject to the rights of first offer or co-sale rights set forth in this Article IV.

Article V
Preemptive Rights.

Section 5.1 For so long as (i) RDLT is entitled to nominate a Steward Nominee pursuant to Section 1.1 of this Agreement, or (ii) RDLT and his Affiliates Beneficially Own at least ten percent (10%) of the Company’s outstanding shares of Common Stock, whichever is later, the Steward Parties and MPT shall have the right to purchase their respective pro rata portion (the “Pre-emptive Shares”) of any New Securities (other than, for the avoidance of doubt, any Excluded Securities) that the Company may from time to time issue or sell to any Person in a public offering or offering under Rule 144A. For this purpose, the Steward Parties’ and MPT’s respective pro rata portion is equal to the ratio of (a) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon exercise or conversion of outstanding warrants or options or convertible securities) of which the Steward Parties, together with their Affiliates, or MPT and its Affiliates (as the case may be) are holders or would be holders upon conversion or exercise at the time notice of the proposed issuance of such New Securities is given by the Company pursuant to Section 5.2 to (b) the total number of shares of Common Stock (including all shares of Common Stock issued or issuable upon the exercise or conversion of any outstanding warrants or options or convertible securities) outstanding immediately prior to the issuance of such New Securities. Any exercise or purchase of Pre-emptive Shares pursuant to this Section 5.1 must be conducted in compliance with applicable Law, which may include, without limitation, the offer and sale of Pre-emptive Shares via a concurrent private placement or directed allocation.

Section 5.2 The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 5.1 to the Steward Parties and MPT, which Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:

(a) the number of New Securities proposed to be issued;

(b) the number of Pre-emptive Shares to which the Steward Parties and MPT would be entitled;

(c) the proposed issuance date, which shall be at least five (5) days following the date of the Issuance Notice; and

(d) the proposed purchase price per share or that the purchase price per share will be determined based upon the trading price of shares of Common Stock at the time of issuance or by some other method.

Section 5.3 RDLT, on behalf of the Steward Parties, and MPT (on its own behalf) shall for a period of fifteen (15) days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase, at the purchase price and on the terms set forth in the Issuance Notice, all or a portion of the Pre-emptive Shares by delivering a written notice to the Company. The Steward Parties’ or MPT’s (as the case may be) election to purchase Pre-emptive Shares shall be binding and irrevocable. If RDLT, on behalf of the Steward Parties, or MPT (on its own behalf) fails to deliver a valid written notice of his election within the Exercise Period in accordance with this Section 5.3, then the Steward Parties or MPT (as the case may be) shall be deemed to have waived all of their respective pre-emptive rights with respect to the New Securities described in the Issuance Notice.

Section 5.4 The Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice, including with respect to any Pre-emptive Shares not elected to be purchased pursuant to Section 5.3 above, in accordance with the terms and conditions set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced in the Company’s discretion) so long as such issuance or sale is closed within ninety (90) days after the expiration of the Exercise Period. In the event the Company has not sold such New Securities in such time period, the Company shall not thereafter issue or sell any New Securities without first delivering an Issuance Notice, as appropriate, in accordance with the procedures set forth in this Article V.

Section 5.5 The Company and the Steward Parties and/or MPT (as applicable) shall consummate the issuance and sale of any Pre-emptive Shares at the same time and upon the same terms and conditions as the other purchasers of New Securities described in the Issuance Notice, subject to compliance with applicable Law as contemplated by Section 5.1; provided, however, that the consummation of any purchase by the Steward Parties and/or MPT (as applicable) may be extended beyond the consummation of the sale of the New Securities to other purchasers to the extent necessary to obtain required approvals from any Governmental Authority.

Section 5.6 In the case of a sale of New Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board.

Section 5.7 The election by RDLT, on behalf of the Steward Parties, or by MPT (on its own behalf) not to exercise its respective pre-emptive rights under this Article V in any one instance shall not affect its respective right as to any subsequent proposed issuance.

Article VI
Additional Agreements.

Section 6.1 Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, the Steward Parties and MPT will receive Equity Interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into an investor rights agreement with the Steward Parties and MPT that provides the Steward Parties and MPT with rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 6.2 Cooperation. The Steward Parties shall reasonably cooperate with the Company and the Board and furnish to the Company any and all pertinent information in its possession or under its Control relating to the Steward Parties that is reasonably requested or required by any Governmental Authority, financial or tax advisor in connection with the conduct of business by the Company or any of its Affiliates. The Company shall provide reasonable advance written notice to the Steward Parties of any such information request and, to the extent requested to do so by the Steward Parties, take reasonable efforts, to the extent practicable, to seek to minimize the amount of such information that the Steward Party making such request is required to provide. The Company shall take reasonable efforts to preserve the confidentiality of any such information furnished by the Steward Parties at the request of the Company pursuant to this Section 6.2, including requesting reliable assurance that confidential treatment will be accorded any such information furnished to a third party. To the extent practicable, the Steward Parties may provide any such information, to the extent confidential or proprietary, directly to the third party requesting such information rather than to the Company.

Section 6.3 Company Property. No real or other property of the Company shall be deemed to be owned by any Steward Party individually, but shall be owned by and title shall be vested solely in the Company. The interests of the Steward Parties in the Company shall constitute personal property.

Article VII
Registration Rights.

Section 7.1 Resale Shelf Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities. The Company shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, no later than one hundred twenty (120) days following the Closing (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Steward Parties and MPT of all of the Registrable Securities held by the Steward Parties and MPT (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”), or if Form S-3 is not then available to the Company for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, that if Form S-3 is not available for such offering, the Company shall file, within thirty (30) days of such time as Form S-3 is available for the Resale Shelf Registration Statement, a post-effective amendment to the Resale Shelf Registration Statement then in effect, or otherwise file a Registration Statement on Form S-3, registering the Registrable Securities for resale in accordance with the immediately preceding sentence on Form S-3 (provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the Commission). The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline and (ii) three (3) Business Days after the Commission notifies the Company that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that, if the Registration Statement filed pursuant to this Section 7.1(a) is reviewed by, and the Company receives comments from, the Commission with respect to such Registration Statement, the Effectiveness Deadline shall be extended to ninety (90) days following the Filing Deadline. Without limiting the foregoing, as soon as practicable, but in no event later than three (3) Business Days, following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review, the Company shall file a request for acceleration of effectiveness of such Registration Statement (to the extent required, by declaration or ordering of effectiveness, of such Registration Statement or amendment by the Commission) to a time and date not later than two (2) Business Days after the submission of such request. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times for the public resale of all of the Registrable Securities until such date as all Registrable Securities covered by the Resale Shelf Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement. The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Steward Party and MPT to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and the Company shall file with the Commission the final form of such Prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the first (1st) Business Day after the Resale Shelf Registration Statement becomes effective. The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Steward Parties or MPT. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this Section 7.1 shall include a “plan of distribution” approved by RDLT in his reasonable discretion (with respect to the Steward Parties) and MPT in its reasonable discretion (with respect to MPT).

(b) Notwithstanding the registration obligations set forth in this Section 7.1, in the event that, despite the Company’s efforts to include all of the Registrable Securities in any Registration Statement filed pursuant to Section 7.1(a), the Commission informs the Company (the “Commission’s Notice”) that all of the Registrable Securities cannot, as a result of the application of Rule 415 or otherwise, be Registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and (ii) as soon as practicable but in no event later than the New Registration Statement Filing Deadline, file an additional Registration Statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the Registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. RDLT shall have the right to participate or have his legal counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have his legal counsel comment on any written submission made to the Commission with respect thereto. No such written submission shall be made to the Commission to which RDLT’s legal counsel reasonably objects. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be Registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a holder as to its Registrable Securities directing the inclusion of less than such holder’s pro rata amount, the number of Registrable Securities to be Registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Steward Parties and MPT. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not Registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement. If the Company shall not be able to register for resale all of the Registrable Securities on the Resale Shelf Registration Statement within three (3) months following the date of the Company’s receipt of the Commission’s Notice, then, until such Resale Shelf Registration Statement is effective, each of the Steward Parties and MPT shall be entitled to demand registration rights pursuant to Section 7.2 below as long as the demand request is a proposal to sell Registrable Securities with an aggregate market price at the time of request of not less than $50,000,000 (the “Shelf Demand Right”).

(c) Registrations effected pursuant to this Section 7.1 shall not be counted as Demand Registrations effected pursuant to Section 7.2.

(d) No Steward Party or MPT shall be named as an “underwriter” in any Registration Statement filed pursuant to this Section 7.1 without the Steward Party’s or MPT’s (as the case may be) prior written consent; provided that, if the Commission requests that a Steward Party or MPT be identified as a statutory underwriter in the Registration Statement, then such Steward Party or MPT will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register such Steward Party’s or MPT’s Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Steward Parties and MPT prior to its filing with, or other submission to, the Commission; provided that, the Company shall not be deemed to be in breach of any Effectiveness Deadline or other deadline set forth in this Agreement if the failure of the Company to meet such deadline is the result of a Steward Party’s or MPT’s (as the case may be) failure to approve such Registration Statement or amendment or supplement thereto or request for acceleration thereof.

(e) In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Section 7.1 is insufficient to cover all of the Registrable Securities (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities), the Company shall amend such Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities) as of the Registration Trigger Date as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date. the Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date (or ninety (90) days if the applicable Registration Statement or amendment is reviewed by, and comments are thereto provided from, the Commission) or as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Section 7.2 Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement, at any time or from time to time, provided that the Company does not then have an effective Registration Statement outstanding covering all of the Registrable Securities, RDLT, on behalf of any or all Steward Parties, or MPT, (on its own behalf) may request Registration under the Securities Act of all or any portion of their Demand Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to the Company (“Short-Form Registrations”), in accordance with Section 7.2(b) and Section 7.2(c) below (“Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Demand Registrable Securities requested to be Registered and the intended method of distribution. Within five (5) Business Days after receipt of any such request, the Company shall give written notice of such requested Registration to all other holders of Demand Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such Registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Demand Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the receipt of the Company’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement

(b) Long-Form Registrations. RDLT, on behalf of any or all Steward Parties, and MPT (on its own behalf) each may request one (1) Long-Form Registration in which the Company shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; in each case, provided that, the Company shall not be obligated to effect, or to take any action to effect, any Long-Form Registration (x) unless the aggregate market price of the Demand Registrable Securities requested to be Registered in such Long-Form Registration exceeds $50,000,000 (or with respect to the Shelf Demand Right, $25,000,000) at the time of request, or (y) if the Company has already effected a Demand Registration (which became effective) in the preceding 45-day period. A Registration shall not count as the sole permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such Registration; provided, that in any event, the Company shall pay all Registration Expenses in connection with any Registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such Registration has counted as one of the permitted Long-Form Registrations hereunder.

(c) Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 7.2(b), RDLT, on behalf of any or all Steward Parties, and MPT (on its own behalf) shall be entitled to request Short-Form Registrations for Demand Registrable Securities in which the Company shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that the Company shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Demand Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such Short-Form Registration, propose to sell Demand Registrable Securities with an aggregate market price at the time of request of less than $25,000,000, (ii) if the Company has already effected three (3) Short-Form Registrations (which became effective) for the holders of Demand Registrable Securities requesting a Short-Form Registration pursuant to this Section 7.2(c), or (iii) if the Company has already effected a Demand Registration (which became effective) in the preceding 90-day period. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable Short-Form Registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Demand Registrable Securities. If the Company is qualified to and, pursuant to the request of RDLT, has filed with the Commission a Registration Statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then the Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if the Company is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, the Company shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Demand Registrable Securities included in such Registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Demand Registrable Securities included in such Registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act (without any restrictions as to volume or the manner of sale or otherwise). If for any reason the Company ceases to be a WKSI or becomes ineligible to utilize Form S-3, the Company shall prepare and file with the Commission a Registration Statement or Registration Statements on such form that is available for the sale of Registrable Securities.

(d) Shelf Takedowns. At any time when the Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a “Resale Shelf Registration”), is effective and its use has not been otherwise suspended by the Company in accordance with the terms of Section 7.2(f) below, upon a written demand (a “Takedown Demand”) by any Steward Party or MPT (as the case may be) that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “Takedown Offering”) and the Company shall pay all Registration Expenses in connection therewith; provided that, the Company will provide (x) in connection with any non-marketed underwritten Takedown Offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to the three (3) year anniversary of the date hereof, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten Takedown Offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten Takedown Offering initiated prior to the three (3) year anniversary of the date hereof and (y) any marketed underwritten Takedown Offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to the Company, which notice must be received by the Company no later than (A) in the case of a non-marketed underwritten Takedown Offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten Takedown Offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(e) Priority on Demand Registrations and Takedown Offerings. The Company shall not include in any Demand Registration that is an underwritten offering any securities that are not Demand Registrable Securities without the prior written consent of the managing underwriters and RDLT. If a Demand Registration or a Takedown Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Demand Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to RDLT, the Company shall include in such offering, prior to the inclusion of any securities which are not Demand Registrable Securities, the Demand Registrable Securities requested to be included in such Registration (pro rata among the holders of such Demand Registrable Securities on the basis of the number of Demand Registrable Securities owned by each such holder).

(f) Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a Registration Statement or for a registered offering (including a Takedown Offering) hereunder will be subject to the constraints of any applicable lock-up arrangements to which any demanding Steward Party or MPT (as the case may be) is party, and, except as otherwise permitted under this Agreement, any such demand must be deferred until such lock-up arrangements no longer apply with respect to the Registrable Securities subject thereto.

(i) The Company shall not be obligated to effect any Demand Registration within 60 days prior to the Company’s good faith estimate of the date of filing of a Registration Statement in respect of an underwritten public offering of the Company’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 120 days from the date of the underwriting agreement entered into in respect of such underwritten public offering. The Company may postpone, for up to 60 days from the date of the request, the filing or the effectiveness of a Registration Statement for a Demand Registration or suspend the use of a Prospectus that is part of any Resale Shelf Registration Statement (and therefore suspend sales of the Registrable Securities included therein pursuant to such Resale Shelf Registration Statement) by providing written notice to the holders of Registrable Securities in accordance with Section 7.2(f)(ii) if the Board reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a detrimental effect on any proposal or plan by the Company or any Subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. The Company may delay or suspend the effectiveness of a Registration Statement filed hereunder or Takedown Offering pursuant to this Section 7.2(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, the Company may in any event delay or suspend the effectiveness of Demand Registration or Takedown Offering in the case of an event described under Section 7.5(g) to enable it to comply with its obligations set forth in Section 7.5(f).

(ii) In the case of an event that causes the Company to suspend the use of any Resale Shelf Registration as set forth in Section 7.2(f)(i) or pursuant to Section 7.5(g) (a “Suspension Event”), the Company shall give a notice to the holders of Registrable Securities Registered pursuant to such Shelf Registration (a “Suspension Notice”), no later than three (3) Business Days from the date of such Suspension Event, to suspend sales of the Registrable Securities and, such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing (provided that in each notice the Company shall not disclose the basis for such suspension or any material non-public information to any Steward Party MPT unless otherwise requested in writing by such Steward Party or MPT (as the case may be)). The Company shall use commercially reasonable efforts to make the Resale Shelf Registration Statement available for the sale by the Steward Parties and MPT of Registrable Securities as soon as practicable following a Suspension Event. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below); provided, for the avoidance of doubt, that the foregoing shall not restrict or otherwise affect the consummation of any sale pursuant to a contract entered into, or order placed, by any holder prior to the delivery the Suspension Notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 7.2(f), the Company agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales, with respect to each

Suspension Event; provided that, such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

(g) Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that, such selection shall be subject to the written consent of the Company, which consent will not be unreasonably withheld, conditioned or delayed. If any Takedown Offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such Takedown Offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Steward Parties and MPT proposing to distribute their securities through underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(h) Other Registration Rights. Each Steward Party and MPT acknowledges that the registration rights granted in this Agreement are subject to the written consent of the holders of a majority of the registrable securities subject to that certain amended and restated registration rights agreement, dated December 18, 2020, by and among, the Company, DFHTA Sponsor LLC and the other parties thereto (the “Business Combination Registration Rights Agreement”). The Company agrees to use its commercially reasonable efforts to cause the holders of a majority of the registrable securities under the Business Combination Registration Rights Agreement to consent to the Registrations contemplated by this Agreement.

(i) Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or Takedown Offering may revoke such request for a Demand Registration or Takedown Offering on behalf of all holders of Registrable Securities participating in such Demand Registration or Takedown Offering without liability to such holders of Registrable Securities, in each case by providing written notice to the Company.

Section 7.3 Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register under the Securities Act an offering of any of its securities on behalf of any holders thereof (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) pursuant to a Demand Registration (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 7.2 hereof), (iii) pursuant to a Takedown Demand (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 7.2 hereof), (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) pursuant to a registration relating solely to employment benefit plans, or (vi) in connection with a registration the primary purpose of which is to register debt securities) and the registration form to be used may be used for the Registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Section 7.3(c) and 7.3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the delivery of the Company’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable Registration Statement becoming effective.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such Registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary Registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the

Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Registration by the Steward Parties, MPT, the Related Investors, or the Deerfield/CareMax Investors and any other persons with pari passu registration rights (as the case may be) which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such Registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such Registration (i) first, the securities requested to be included therein by the holders initially requesting such Registration, (ii) second, the Registrable Securities requested to be included in such Registration by the Steward Parties, MPT, the Related Investors, or the Deerfield/CareMax Investors and any other persons with pari passu registration rights (as the case may be) which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such Registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 7.2 or pursuant to this Section 7.3, and if such previous Registration has not been withdrawn or abandoned, then the Company shall not be required to file or cause to be effected any other Registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form or the Resale Shelf Registration Statement or a New Registration Statement) at the request of any holder or holders of such Registrable Securities until a period of at least 90 days has elapsed from the effective date of such previous Registration; provided, however, that the Company shall at all times remain obligated to file, supplement and/or amend, as applicable, each Registration Statement required to be filed pursuant to Section 7.1 in accordance with Section 7.1(a) and 7.1(b), as applicable.

(f) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 7.3 whether or not any holder of Registrable Securities has elected to include securities in such Registration. The Registration Expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 7.7.

Section 7.4 Agreements of Certain Holders.

(a) If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, any Steward Party or MPT that Beneficially Owns 1% or more of the outstanding Common Stock on the date of such underwritten Public Offering shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s). In no event shall any Steward Party or MPT holding Registrable Securities that is not a director or executive officer of the Company, or an Affiliate thereof, on the date of such underwritten Public Offering be required to enter into any such lock-up agreement (i) that contains less favorable terms than the terms offered to any other Steward Party or MPT (as the case may be), or (ii) unless such Steward Party or MPT (as the case may be) has requested its Registrable Securities be included in such underwritten Registration, after the first anniversary of the Closing Date if it Beneficially Owns less than 5% of the outstanding Common Stock on the date of such underwritten Public Offering.

(b) The holders of Registrable Securities shall use commercially reasonable efforts to provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any Registration Statement in which the Registrable Securities of such holder are to be included, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 7.3. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested selling stockholder questionnaires, on or prior to the later of (i) the fifth (5th) Business Day following the date on which such information is requested from such holder and (ii) the second (2nd) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Agreement.

Section 7.5 Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be Registered pursuant to this Agreement or have initiated a Takedown Offering, the Company shall use its reasonable best efforts to effect the Registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

(a) prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a Registration Statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective (provided that at least two (2) Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel, and no such document shall be filed with the Commission to which any Steward Party, MPT or its respective counsel reasonably objects);

(b) notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each Registration Statement filed hereunder;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement and the Prospectus used in connection therewith current, effective and available for the resale of all of the Registrable Securities required to be covered thereby for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such Registration Statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) furnish to each seller of Registrable Securities thereunder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) during any period in which a Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.5(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g) promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a Prospectus or supplement to any Prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) of any request by the Commission for the amendment or supplementing of such Registration Statement or Prospectus or for additional information, and (iii) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if similar securities are not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i) if applicable, promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Resale Shelf Registration Statement (an “Issuer Filing”), pay the filing fee required by such Issuer Filing and use its reasonable best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Resale Shelf Registration Statement.

(j) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(k) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(l) make available for inspection by a representative of the Applicable Approving Party, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such representative or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be reasonably requested to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, that any such representative or underwriter enters into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(m) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(o) permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(p) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(q) use its reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(r) cooperate with the holders of Registrable Securities covered by the Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(s) cooperate with each holder of Registrable Securities covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t) if such Registration includes an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from the Company’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such Registration reasonably request;

(u) provide a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such Registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(v) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(w) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(x) subject to the terms of Section 7.2(c) and Section 7.2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Registration Statement on Form S-3 and keep such Registration Statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such Registration Statement is required to be kept effective;

(y) cooperate with each Steward Party and MPT that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, in any such case as such Steward Party or MPT (as the case may be) or the managing underwriter or underwriters, if any, may reasonably request; and

(z) for so long as this Agreement remains effective, (a) cause the Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) ensure that the transfer agent for the Common Stock is a participant in, and that the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

Section 7.6 Termination of Registration Rights. Notwithstanding anything contained in this Section 7.6 to the contrary, the right of MPT, the Steward Parties and its and their respective Affiliates to include Registrable Securities in any Demand Registration or any Piggyback Registration shall not terminate pursuant to this Section 7.6 with respect to MPT, the Steward Parties and its and their respective Affiliates for so long as RDLT is entitled to nominate a Steward Nominee pursuant to Section 1.1(a) of this Agreement. Other than as set forth in the previous sentence, the right of any Steward Party or MPT to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that (i) such Steward Party (together with its Affiliates) or MPT (together with its Affiliates) Beneficially Owns less than 1% of the outstanding Common Stock, (ii) has held the securities for one year and (iii) may sell all of the Registrable Securities owned by such Steward Party or MPT (as the case may be) pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise.

Section 7.7 Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement and, for the avoidance of doubt, the Company also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities hereunder shall bear and pay all underwriting discounts and commissions, underwriter marketing costs, brokerage fees and transfer taxes applicable to the securities sold for such Person’s account and all reasonable fees and expenses of any legal counsel representing any such Person.

(b) The Company shall reimburse the holders of Registrable Securities included in such Registration for the reasonable fees and disbursements of one counsel chosen by the Applicable Approving Party in connection with any underwritten Demand Registration, up to a maximum of $75,000.

Section 7.8 Indemnification.

(a) The Company agrees to (i) indemnify, defend and hold harmless, to the fullest extent permitted by Law, each Steward Party and MPT, each Person who controls such Steward Party or MPT (as the case may be) (within the meaning of the Securities Act or the Exchange Act), and each Steward Party’s, MPT’s and each respective control Person’s respective officers, directors, members, partners, managers, agents, affiliates and employees from and against all losses, claims, actions, damages, liabilities and expenses (“Losses”), including those caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, Free-Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances under which the statements therein were made), and (ii) pay to each Steward Party, MPT and its and their respective officers, directors, members, partners, managers, agents, affiliates and employees and each Person who controls such Steward Party or MPT (as the case may be) (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except in each case of (i) or (ii) insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by or on behalf of such Steward Party or MPT (as the case may be) expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7.8 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such claim, loss, damage, liability or action to the extent that it arises out of or is based upon an untrue or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, Free-Writing Prospectus or any amendment thereof or supplement thereto or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Prospectus, preliminary Prospectus, Free-Writing Prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Steward Party or MPT (as the case may be) expressly for use in connection with such Registration Statement or to the extent that such Loss results from a Steward Party’s or MPT’s (as the case may be) initiation of a transaction pursuant to a Registration Statement during a Suspension Event noticed to such Steward Party or MPT (as the case may be) by the Company in accordance with Section 7.2(f)(ii) hereof. In connection with an underwritten offering, the Company shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information relating to such holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by or on behalf of such holder or to the extent that such Loss results from a Steward Party’s or MPT’s (as the case may be) initiation of a transaction pursuant to a Registration Statement during a Suspension Event noticed to such Steward Party or MPT (as the case may be) by the Company in accordance with Section 7.2(f)(ii) hereof; provided that, the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds (after deducting underwriting discounts and commissions) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in defending such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the Registration, at the expense of the indemnifying party. Notwithstanding anything to the contrary contained herein, the Company shall not, without the prior written consent of the Person entitled to indemnification, consent to entry of any judgment or enter into any settlement or other compromise with respect to any claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified Persons of a full release from all liability with respect to such claim or which includes any admission as to fault or culpability or failure to act on the part of any indemnified Person.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 7.8(a) or 7.8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by or on behalf of such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7.8(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.8(d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 7.8(c), defending any such action or claim. Notwithstanding anything herein to the contrary, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 7.8(d) to contribute shall be several in proportion to the amount of securities Registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such Registration (less the aggregate amount of any damages or other amounts such Steward Party or MPT (as the case may be) has otherwise been required to pay (pursuant to Section 7.8(b) or otherwise) as a result of any untrue statements, alleged untrue statements, omissions or alleged omissions in connection with such Registration).

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7.9 Participation in Underwritten Registrations. No Person may participate in any Registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten Registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such holder’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto that are materially more burdensome than those provided in Section 7.8. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 7.4, Section 7.5 and this Section 7.9 or that are necessary to give further effect thereto, and the Company shall execute and deliver such other agreements as may be reasonably requested by the lead managing underwriter(s) (if applicable) in order to effect any Registration required hereunder. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 7.4 and this Section 7.9, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, the Company and the underwriters created pursuant to this Section 7.9.

Section 7.10 Other Agreements.

(a) For so long as any Steward Party or MPT (as the case may be) holds Registrable Securities that may be sold pursuant to Rule 144 only if the Company is in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), the Company will use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 and, in furtherance thereof, (i) remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and (ii) timely (without giving effect to any extensions pursuant to Rule 12b-25 under the Exchange Act, as applicable) file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (provided, that the failure to file Current Reports on Form 8-K shall not be deemed to violate this Section 7.10(a) to the extent that Rule 144 remains available for the resale of Registrable Securities). Upon reasonable prior written request, the Company shall deliver to the Steward Parties and MPT a customary written statement as to whether it has complied with such requirements.

(b) The stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Steward Party and MPT (as the case may be) shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, or (B) if such Steward Party or MPT (as the case may be) provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate paperwork provided by such Steward Party or MPT (as the case may be), or (D) if at any time on or after the date that is one year after the Form 10 Disclosure Filing Date such Steward Party or MPT (as the case may be) certifies that it is not an affiliate of the Company and that such Steward Party’s or MPT’s (as the case may be) holding period for purposes of Rule 144 in respect of such Registrable Securities is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to a Steward Party and MPT (collectively, the “Unrestricted Conditions”). The Company agrees that following the Registration Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than five (5) Business Days following the delivery by a Steward Party or MPT (as the case may be) to the Company or the Company’s transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend (or, in the case of Registrable Securities represented by book entries, delivery by a Steward Party or MPT (as the case may be) to the Company or the Company’s transfer agent of a legend removal request), deliver or cause to be delivered to such Steward Party or MPT (as the case may be) a certificate or, at the request of such Steward Party or MPT (as the case may be), deliver or cause to be delivered such Registrable Securities to such Steward Party or MPT (as the case may be) by crediting the account of such Steward Party’s or MPT’s (as the case may be) prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations. For purposes hereof, “Registration Date” shall mean the date that the Resale Shelf Registration Statement covering the Registration Statement has been declared effective by the Commission. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities, then such securities shall be issued free of all legends. Each Steward Party and MPT shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.

(c) Each Steward Party and MPT hereby acknowledges and agrees that Deerfield/CareMax Investors, as required by the Amended and Restated Registration Rights Agreement, (i) consented to the grant of the registration rights set forth in this Article VII in connection with the transactions contemplated by the Merger Agreement, (ii) waived any rights to which such Deerfield/CareMax Investors are or may have been entitled under the Amended and Restated Deerfield Registration Rights Agreement as a result of the Closing of the transactions contemplated by the Merger Agreement, and (iii) granted the foregoing consent and waiver on the basis that the registration rights of such Steward Party and MPT (including any of their respective Permitted Transferees) set forth in this Article VII are not (and will not be) more favorable than the registration rights of the Deerfield/CareMax Investors under the Amended and Restated Deerfield Registration Rights Agreement.

Article VIII
Definitions.

Section 8.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings when used herein with initial capital letters:

(a) “Affiliate” means “affiliate” as defined in Rule 405 promulgated under the Securities Act.

(b) “Agreement” has the meaning set forth in the Preamble.

(c) “Alternate Steward Nominee” has the meaning set forth in Section 1.1(d).

(d) “Alternative Vacancy Nominee” has the meaning set forth in Section 1.1(i).

(e) “Applicable Approving Party” means either RDLT, or, if RDLT is not participating in the applicable offering, the holders of a majority of the Registrable Securities participating in the applicable offering.

(f) “Applicable Election” has the meaning set forth in Section 1.1.

(g) “Automatic Shelf Registration Statement” has the meaning set forth in Section 7.2(a).

(h) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

(i) “Block Trade” means any non-marketed underwritten Takedown Offering taking the form of a bought deal or block sale to a financial institution.

(j) “Board” means the Board of Directors of the Company.

(k) “Business Combination Registration Rights Agreement” has the meaning set forth in Section 7.2(h).

(l) “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which the Company’s chief executive office is located or in New York, NY.

(m) “Cap” means twenty-one percent (21%) of the Company’s outstanding Common Stock.

(n) “Cause” means, as to any Steward Nominee or Steward Designee, (i) (A) such Person is under indictment for, has been convicted by a court of competent jurisdiction of, pleads guilty or nolo contendere to, any embezzlement, theft, misappropriation or conversion, or attempted embezzlement, theft, misappropriation or conversion, of any property, funds or business opportunity of any Person; (B) such Person is under indictment for, has been convicted of by a court of competent jurisdiction of, pleads guilty or nolo contendere to, any act constituting a felony (or its equivalent in any non-United States jurisdiction) or otherwise involving theft, fraud, dishonesty, misrepresentation or moral turpitude; (C) such Person has a relevant disqualifying event under the “bad actor” disqualification paragraphs (d) or (e) of Rule 506 of Regulation D; (D) such Person’s material breach of fiduciary duty or duty of loyalty to the Company or any of its Subsidiaries, (E) such Person violates or fails to observe in any material respect the Company’s Code of Business Conduct and Ethics (as may be amended or restated), the Company’s Insider Trading Policy (as may be amended or restated), any charters, guidelines, codes or policies applicable to all members of the Board or any Committee on which such Person is a member; (F) such Person is (or has been) excluded, debarred, terminated or suspended from participation in any Health Care Program, or such exclusion, debarment or suspension is (or has been) threatened in writing by any Government Authority or otherwise is (or has been) charged by a Government Authority of a material violation of any Health Care Laws, or (G) such Person is the subject of any order, judgment or decree not subsequently reversed, suspended or vacated (or any such order, judgment or decree is pending) of any court of competent jurisdiction for sexual harassment or has committed other conduct that could reasonably be expected to bring the Company or any of its respective Subsidiaries into public disgrace, disrepute or damage business relationships; (ii) the Steward Parties materially breach their obligations under this Agreement; or (iii) such Person fails to satisfy any of the other Eligibility Criteria. “Cause” shall be reasonably determined in the sole discretion, in each case acting in good faith, of the Board or any Committee delegated such determination.

(o) “Certificate of Incorporation” means the Company’s Third Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(p) “Change in Control” means (i) Persons acting as a group (within the meaning of the Exchange Act) acquire Beneficial Ownership of capital stock of the Company having the right to elect a majority of the directors of the Company’s board of directors; (ii) the direct or indirect transfer of Common Stock by merger, consolidation, reorganization or otherwise through any transaction or series of related transactions that results in the holders of Common Stock immediately prior to such transaction not holding, in the aggregate, outstanding shares of Common Stock immediately following such transaction having the right to elect a majority of the directors of the Company’s board of directors; or (iii) the sale, conveyance, or other Transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to one or more Persons that are not, immediately prior to such sale, conveyance, or other transfer, Affiliates of the Company.

(q) “Closing Class A Shares” has the meaning set forth in the Recitals.

(r) “Closing” has the meaning set forth in the Recitals.

(s) “Closing Date” means the date on which the Closing occurs.

(t) “Commission’s Notice” has the meaning set forth in Section 7.1(b).

(u) “Commission” means the U.S. Securities and Exchange Commission.

(v) “Committee” has the meaning set forth in Section 1.1(a).

(w) “Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

(x) “Company Option Period” has the meaning set forth in Section 4.1(b).

(y) “Company” has the meaning set forth in the Preamble.

(z) “Competitor” means any Person (a) that, directly or indirectly, owns, operates, administers or manages any business that (i) participates in the CMS Models (as defined in the Merger Agreement), or any other Medicare program involving arranging for comprehensive health care services for a Medicare population on a risk basis, or (ii) contracts with Medicare Advantage Plans for professional medical services, or (b) is a Provider Group, Risk Based MSO, Tech Enabled Provider Group, Payor, Alternative Site, Concierge, Employer, or Other Healthcare Services provider, including, without limitation, any of the Persons or Subsidiaries of the Persons listed on Exhibit A. In no event shall any of the Deerfield/CareMax Investors, Related Investors, Steward Parties, MPT, RDLT, Seller Parties or any of their respective Subsidiaries be deemed a Competitor.

(aa) “Control” (including its correlative meaning, “Controlled”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

(bb) “Deerfield/CareMax Investors” means Deerfield Partners, L.P., a Delaware limited partnership, and the other Persons who, at any time, are “Investors” under the terms of that certain Amended and Restated Registration Rights Agreement, dated as of December 18, 2020 (as the same may be amended or restated, the “Amended and Restated Deerfield Registration Rights Agreement”).

(cc) “Demand Registrable Securities” means Registrable Securities beginning sixty (60) days prior to the expiration of the Lock-Up Period applicable to such Registrable Securities; provided, further that any Registrable Securities that would be Demand Registrable Securities but for which the expiration of the Lock-Up Period is in excess of sixty (60) days shall be deemed to be Demand Registrable Securities for the purpose of inclusion in a Demand Registration for which other Demand Registrable Securities are being Registered.

(dd) “Demand Registrations” has the meaning set forth in Section 7.2(a).

(ee) “Derivative Rights” means, with respect to any Equity Interests of any Person, any and all options, warrants, rights, convertible or exchangeable securities, “phantom” equity rights, equity appreciation rights, profits interests, equity-based performance units, commitments, arrangements or undertakings of any kind to which such Person is a party or is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity (or phantom equity) interests in, or any security convertible or exercisable for or exchangeable into any capital stock or other equity interest in, such Person.

(ff) “Designated Courts” has the meaning set forth in Section 9.10.

(gg) “DTC” has the meaning set forth in Section 7.5(y).

(hh) “DWAC” has the meaning set forth in Section 7.5(y).

(ii) “Earnout Issuance Date” means the date on which the Earnout Class A Shares were issued to Seller in accordance with the Merger Agreement.

(jj) “Effectiveness Deadline” has the meaning set forth in Section 7.1(a).

(kk) “End of Suspension Notice” has the meaning set forth in Section 7.2(f)(ii).

(ll) “Equity Interests” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock or other equity interests (including partnership or limited liability company interests in a partnership or limited liability company or any other interest or participation right that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person), and all Derivative Rights with respect to any of the foregoing.

(mm) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(nn) “Excluded Securities” means any securities of the Company issued in connection with: (i) a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement or other similar arrangement approved by the Board; (ii) the exercise or conversion of options to purchase shares of Common Stock issued to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or any other compensation agreement approved by the Board; (iii) as consideration in any acquisition by the Company of the stock, assets, properties or business of any Person; (iv) any rights, agreements, options or warrants granted after the date of this Agreement and approved by the Board, so long as the pre-emptive rights established by Article V were complied with, waived, or were inapplicable pursuant to any provision of Article V with respect to the initial sale or grant by the Company of such rights, agreements, options or warrants; (vi) as consideration in connection with the entry into any strategic or commercial relationship the primary purpose of which is not to raise capital for the Company; (vii) upon exercise of any rights, agreements, options or warrants issued and outstanding as of the date hereof; (viii) pursuant to any debt financing or refinancing from a bank or similar financial or lending institution; or (ix) a stock split, stock dividend or any similar recapitalization.

(oo) “Exercise Period” has the meaning set forth in Section 5.3.

(pp) “Filing Deadline” has the meaning set forth in Section 7.1(a).

(qq) “FINRA” means the Financial Industry Regulatory Authority or any successor thereto.

(rr) “First Steward Nominee” has the meaning set forth in Section 1.1.

(ss) “First Threshold Date” means the first date on which the number of shares of Common Stock Beneficially Owned by RDLT, in the aggregate, is less than fifty percent (50%) of the number of Closing Class A Shares issued to Seller at the Closing and immediately thereafter transferred to RDLT (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

(tt) “Form 10 Disclosure Filing Date” means the date on which the Company filed with the Commission a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

(uu) “Form S-3” has the meaning set forth in Section 7.1(a).

(vv) “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(ww) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(xx) “Health Care Laws” has the meaning assigned to such term in the Merger Agreement.

(yy) “Health Care Programs” has the meaning assigned to such term in the Merger Agreement.

(zz) “Initiating Holder” has the meaning set forth in Section 7.2(d).

(aaa) “Issuance Notice” has the meaning set forth in Section 5.2.

(bbb) “Issuer Filing” has the meaning set forth in Section 7.5(i).

(ccc) ““Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

(ddd) “Long-Form Registrations” has the meaning set forth in Section 7.2(a).

(eee) “Losses” has the meaning set forth in Section 7.8(a).

(fff) “Merger Agreement” has the meaning set forth in the Recitals.

(ggg) “New Registration Statement Filing Deadline” means, with respect to any New Registration Statements that may be required pursuant to Section 7.1(b) (i) the tenth (10th) day following the first date on which such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required to be filed because the Commission shall have informed the Company that certain Registrable Securities were not eligible for inclusion in a previously filed Registration Statement, or (ii) if such New Registration Statement is required for a reason other than as described in clause (i) of this definition, the fifteenth (15th) day following the date on which the Company first knows that such New Registration Statement is required.

(hhh) “New Registration Statement” has the meaning set forth in Section 7.1(b).

(iii) “New Securities” means any shares of capital stock of the Company, as well as rights, options, or warrants to purchase such shares of capital stock, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such shares of capital stock, other than Excluded Securities.

(jjj) “NewCo” has the meaning set forth in Section 6.1.

(kkk) “Nominee Rejection” has the meaning set forth in Section 1.1(j).

(lll) “Offered Securities” has the meaning set forth in Section 4.1(a).

(mmm) “Permitted Transferee” means any equityholder of Seller as of the date hereof who is bound by all of the provisions of this Agreement as a Steward Party, MPT or any Affiliate of any of the foregoing or, if an individual, any spouse or descendent (whether natural or adopted) of such individual or any trust or family partnership or limited liability company maintained solely for the benefit of such individual and/or his or her spouse or descendants (whether natural or adopted).

(nnn) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock corporation, estate, trust, unincorporated association, joint venture, governmental authority or other entity, of whatever nature.

(ooo) “Piggyback Registration” has the meaning set forth in Section 7.3(a).

(ppp) “Pre-Emptive Share” means (a) with respect to all Steward Parties, a percentage equal to the total number of New Securities specified in an Issuance Notice, multiplied by a fraction (i) the numerator of which is the sum of the total number of shares of Common Stock held by such Steward Party (determined on a fully-diluted and an as-converted basis) and (ii) the denominator of which is sum of the total number of shares of Common Stock outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which such Issuance Notice is delivered to the Steward Parties, such amount to be allocated ratably in accordance with each Steward Party’s pro rata percentage thereof or as the exercising Steward Parties may mutually agree, and (b) with respect to MPT, a percentage equal to the total number of New Securities specified in an Issuance Notice, multiplied by a fraction (i) the numerator of which is the sum of the total number of shares of Common Stock held by MPT (determined on a fully-diluted and an as-converted basis) and (ii) the denominator of which is sum of the total number of shares of Common Stock outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which such Issuance Notice is delivered to MPT.

(qqq) “Prospectus” means (i) the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus and (ii) any free writing prospectus (within the meaning of Rule 405 under the Securities Act) relating to any offering of Registrable Securities pursuant to a Registration Statement.

(rrr) “Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering Registered under the Securities Act.

(sss) “RDLT” has the meaning set forth in the Preamble.

(ttt) “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(uuu) “Registrable Securities” means the Closing Class A Shares and the Earnout Class A Shares (solely to the extent any such Earnout Class A Shares are issued in accordance with the Merger Agreement). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering Registered under the Securities Act, sold to the public through a broker, dealer or market maker in compliance with Rule 144 or repurchased by the Company or any of its Subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person holds such Registrable Securities of record or in “street name” or has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

(vvv) “Registration Date” has the meaning set forth in Section 7.10(b).

(www) “Registration Expenses” has the meaning set forth in Section 7.7(a).

(xxx) “Registration Rights Agreement” has the meaning set forth in Signature Page.

(yyy) “Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

(zzz) “Registration Trigger Date” has the meaning set forth in Section 7.1(e).

(aaaa) “Related Investors” means Related CM Advisor, LLC, a Delaware limited liability company, and the other Persons who, at any time, are “Investors” under the terms of that certain Registration Rights Agreement, dated as of July 13, 2021 (as the same may be amended or restated).

(bbbb) “Representatives” has the meaning set forth in Section 6.4(a)(iii).

(cccc) “Resale Shelf Registration Statement” has the meaning set forth in Section 7.1(a).

(dddd) “Resale Shelf Registration” has the meaning set forth in Section 7.2(d).

(eeee) “Rule 144”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(ffff) “SACN Holdco” has the meaning set forth in the Recitals.

(gggg) “SEC Guidance” has the meaning set forth in Section 7.1(b).

(hhhh) “Second Steward Nominee” has the meaning set forth in Section 1.1.

(iiii) “Second Threshold Date” means the first date after the Earnout Issuance Date on which the number of shares of Common Stock Beneficially Owned by RDLT, in the aggregate, is less than fifty percent (50%) of the Seller Class A Shares issued to Seller at the Closing and on the Earnout Issuance Date and, in each case, immediately thereafter transferred to RDLT (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

(jjjj) “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(kkkk) “Seller Class A Shares” has the meaning set forth in the Recitals.

(llll) “Seller” has the meaning set forth in the Preamble.

(mmmm) “Shelf Demand Right” has the meaning set forth in Section 7.1(b).

(nnnn) “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(oooo) “Shelf Registration” has the meaning set forth in Section 7.2(c).

(pppp) “Short-Form Registrations” has the meaning set forth in Section 7.2(a).

(qqqq) “SICN Holdco” has the meaning set forth in the Recitals.

(rrrr) “SNCN Holdco” has the meaning set forth in the Recitals.

(ssss) “Steward Designee” means each individual RDLT has designated pursuant to Section 1.1, Section 1.1(d), Section 1.1(h) or Section 1.1(i) and who is thereafter elected and qualifies to serve as a director of the Company.

(tttt) “Steward Nominees” has the meaning set forth in Section 1.1.

(uuuu) “Steward Party” means each of RDLT, MC, Seller and each Permitted Transferee, and collectively such Persons are referred to as the “Steward Parties”. In no event shall MPT be deemed a Steward Party.

(vvvv) “Subsidiary” means, with respect to any Person, an entity that is Controlled, directly or indirectly, by such Person.

(wwww) “Suspension Event” has the meaning set forth in Section 7.2(f)(ii).

(xxxx) “Suspension Notice” has the meaning set forth in Section 7.2(f)(ii).

(yyyy) “Tail Period” means the period from the Closing Date until the date that is six (6) months after a Steward Designee or an Affiliate of RDLT ceases to serve on the Board.

(zzzz) “Takedown Demand” has the meaning set forth in Section 7.2(d).

(aaaaa) “Takedown Offering” has the meaning set forth in Section 7.2(d).

(bbbbb) “Target Companies” has the meaning set forth in the Recitals.

(ccccc) “Trading Day” has the meaning set forth in Section 7.1(e).

(ddddd) “Transfer Notice” has the meaning set forth in Section 4.1(a).

(eeeee) “Transfer” means to voluntarily or involuntarily, transfer, sell, pledge or hypothecate or otherwise dispose of (whether by operation of law or otherwise), including, in each case, (i) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

(fffff) “Unrestricted Conditions” has the meaning set forth in Section 7.10(b).

(ggggg) “Vacancy Nominee” has the meaning set forth in Section 1.1(h).

(hhhhh) “Voting Securities” means shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

(iiiii) “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Article IX
Miscellaneous.

Section 9.1 Termination. This Agreement will be effective as of the date hereof and, except as otherwise set forth herein, will continue in effect thereafter until the first date on which MPT and the Steward Parties cease to Beneficially Own any Seller Class A Shares; provided, however, that the provisions of Section 1.1, Section 1.6, Article II, Section 3.1, and Article VII shall remain in effect for the periods of time specified therein and the provisions of Section 7.8 shall survive indefinitely.

Section 9.2 Entire Agreement. This Agreement (including any exhibits or schedules attached hereto) and other documents delivered pursuant hereto, contain the entire understanding of the parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the parties with respect to such subject matter.

Section 9.3 Remedies. Each of the parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at Law, a non-breaching party shall be entitled to injunctive relief without the posting of any bond or other undertaking to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each party further waives any defense that a remedy at Law would be adequate in any action or proceeding for specific performance or injunctive relief hereunder.

Section 9.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be waived, modified, amended, supplemented, canceled or discharged only with the prior written consent of the Company and RDLT. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding upon MPT, each Steward Party and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 9.5 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

Section 9.6 Transfer of Rights. A Steward Party or MPT may transfer or assign, in whole or from time to time in part, to one or more Permitted Transferees, its rights and obligations under this Agreement and such rights will be transferred to such Permitted Transferee effective upon receipt by the Company of (A) written notice from such Steward Party or MPT (as the case may be) stating the name and address of the Permitted Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (B) except in the case of a transfer to an existing Steward Party or to MPT, a written agreement from such Permitted Transferee to be bound by the terms of this Agreement. Except in accordance with the previous sentence, no Steward Party shall assign its obligations hereunder without the prior written consent of the Company. A Permitted Transferee who satisfies the conditions set forth in this Section 9.6 shall henceforth be a “Steward Party” for purposes of this Agreement. In the event a holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such holder, the Company shall use its reasonable best efforts to amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Resale Shelf Registration Statement; provided that, in no event shall the Company be required to file a post-effective amendment to the Resale Shelf Registration Statement unless the Company receives a written request from the subsequent transferee, requesting that its shares of Common Stock be included in the Resale Shelf Registration Statement, with all information reasonably requested by the Company.

Section 9.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable Law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

Section 9.8 Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (.pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 9.9 Descriptive Headings; Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Words of one gender shall be held to include the other gender as the context requires. The word “or” shall not be exclusive. The words “herein,” “hereof,” “hereunder” or “hereby” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified herein, references to any statute, listing rule, rule, standard, regulation or other law include a reference to the corresponding rules and regulations and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time. References to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section. References to any contract (including this Agreement) or governing document are to the contract or governing document as amended, modified, supplemented or replaced from time to time, unless otherwise stated.

References to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise, and permitted assigns.

Section 9.10 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive Laws of Delaware applicable to contracts executed and to be wholly performed within Delaware.

(b) Any proceeding against any party or arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the state or federal courts located in New Castle County in the State of Delaware (the “Designated Courts”), and the parties accept the exclusive jurisdiction of the Designated Courts for the purpose of any proceeding. Each party agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party in accordance with Section 9.11 shall be effective service of process for any action, suit or proceeding brought against such Party in any such court.

(c) In addition, each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement in any Designated Court or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any proceedings brought in the Designated Courts has been brought in an inconvenient forum.

(d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF, OR WITH RESPECT TO, THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 9.10. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.11 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent via email, if sent on a Business Day on or prior to 11:59 PM in the time zone of the recipient, and if not, 12:01 AM in the time zone of the recipient on the next Business Day, and delivery is confirmed by the recipient via non-automated transmission (c) one Business Day after the Business Day on which such communication is deposited with Federal Express or similar nationally recognized overnight courier service (charges prepaid), or (d) when delivered after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

if to the Company:

CareMax, Inc.

1000 NW 57 Court

Suite 400

Miami, FL 33126

Telephone:

Attention: General Counsel

Email:

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

200 South Biscayne Boulevard

Suite 2500

Miami, FL 33131

Telephone:

Attention: Joshua M. Samek, Esq.

Email:

if to the Steward Parties:

c/o Steward Health Care System LLC

1900 N Pearl St #2400

Dallas, Texas 75201

Telephone:

Attention: Rubén José King-Shaw Jr. and General Counsel

Email:

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1501 K Street, NW

Washington, DC 20005

Telephone:

Attention: Sam Wales; Krista Lewis

Email:

if to MPT:

c/o Medical Properties Trust, Inc.

[_______]

[_______]

Telephone: [_______]

Attention: [_______]

Email: [_______]

with a copy (which shall not constitute notice) to:

[_______]

[_______]

[_______]

Telephone: [_______]

Attention: [_______]

Email: [_______]

Section 9.12 No Strict Construction. Each party expressly represents and warrants to the other parties that before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said party has relied solely and completely upon its own judgment in executing this Agreement; said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and among the parties and their respective counsel. This Agreement shall be deemed drafted jointly by the parties and nothing shall be construed against one party or another as the drafting party.

Section 9.13 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 7.8 are intended third party beneficiaries of Section 7.8.

* * * * *

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

CAREMAX, INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, RDLT has executed this Agreement as of the date first written above.

By: Name: Dr. Ralph de la Torre

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, MC has executed this Agreement as of the date first written above.

By: Name: Dr. Michael Callum

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, MPT has executed this Agreement as of the date first written above.

MEDICAL PROPERTIES TRUST, INC. By: Name: Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, Seller has executed this Agreement as of the date first written above.

SPARTA HOLDING CO. LLC By: Name: Title:

INVESTOR RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Investor Rights Agreement dated as of [●], 2022 (as the same may hereafter be amended, the “Investor Rights Agreement”), among CareMax, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Investor Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Investor Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ________, 20__.

[STEWARD PARTY / MPT]:

[●]

By:

Its:

Address for Notices: [●]

[●]

[●]

[●]

Agreed and Accepted as of _________________

CAREMAX, INC.

By:

Its:

Exhibit A

Restricted Buyers

EX-10.2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of May 31, 2022 (this “Agreement”), is entered into by Deerfield Partners, L.P. (“Stockholder”) and CareMax, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the Company is party to that certain Agreement and Plan of Merger (in the form provided to Stockholder prior to the date hereof, the “Merger Agreement”), dated as of the date hereof, by and among (i) the Company, Sparta Merger Sub I, Inc., a Delaware corporation, Sparta Merger Sub II, Inc., a Delaware corporation, Sparta Merger Sub III, Inc., a Delaware corporation, Sparta Merger Sub I, LLC, a Delaware limited liability company (“Merger LLC I”), Sparta Merger Sub II, LLC, a Delaware limited liability company (“Merger LLC II”), Sparta Merger Sub III, LLC, a Delaware limited liability company (“Merger LLC III” and collectively with Merger LLC I and Merger LLC II, “Merger LLCs”), Sparta Sub, Inc., a Delaware corporation (“SACN Holdco”), SNCN Holdco Inc., a Delaware corporation (“SNCN Holdco”), SICN Holdco, Inc., a Delaware corporation (“SICN Holdco”), Sparta Holding Co. LLC, a Delaware limited liability company (the “Seller”), and Steward Health Care System LLC, a Delaware limited liability company (“SHCS”) pursuant to which SNCN Holdco, SICN Holdco, and SACN Holdco will become indirect wholly-owned subsidiaries of the Company, and the Company will issue to Seller shares of class A common stock, par value $0.0001 per share (“Common Stock”), of the Company (such transactions, as provided in, and subject to the terms and conditions of, the Merger Agreement, collectively, the “Transaction”); and

WHEREAS, as of the date hereof, Stockholder beneficially owns 15,861,090 outstanding shares of Common Stock (all such shares, or any successor outstanding shares of the Company of which ownership of record or the power to vote is hereafter acquired by Stockholder prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.
Agreement to Vote. During the period commencing on the date hereof and ending upon the termination of this Agreement as provided in Section 3 hereof (the “Voting Period”), Stockholder, with respect to its Shares, hereby irrevocably agrees to (1) appear at any meeting of stockholders of the Company called to act upon the approval of the Merger Agreement and the Transaction (a “Stockholders’ Meeting”) in person or proxy or otherwise cause the Shares to be counted as present thereat for the purpose of establishing a quorum, and (2) vote, or cause to be voted or consented at a Stockholders’ Meeting, or in any action by written consent of stockholders in lieu of a meeting, all of the outstanding Shares beneficially owned as of the record date for such meeting (a) in favor of the approval of the Merger Agreement and the Transaction, including the issuance of shares of Common Stock to Seller pursuant to the Merger Agreement, (b) in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement and the Transaction and considered and voted upon by stockholders of the Company upon the recommendation of the board of directors of the Company, and (c) against any proposal, action or agreement that, to the knowledge of Stockholder, following notice from the Company, would reasonably be expected to result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled. The obligations of Stockholder specified in this Section 1 shall not apply if the Transaction or any action described above is not recommended by the board of directors of the Company. During the Voting Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 1.

Nothing in this Agreement shall be deemed to impose any obligation or limitation on votes or actions taken by any director, officer, employee or agent of Stockholder or by Stockholder (if Stockholder is a natural person), in either case, in his or her capacity as a director or officer of the Company. Stockholder is executing this Agreement solely in such capacity as a record or beneficial holder of Shares.

2.
Transfer of Shares. Until the Expiration Time, Stockholder agrees that it shall not, directly or indirectly, sell, assign, transfer (including by operation of law), allow the creation of a lien, pledge, distribute, dispose of or otherwise encumber any of the Shares, either voluntarily or involuntarily (collectively, “Transfer”), deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or otherwise agree or offer to do any of the foregoing; provided, that, Transfers by Stockholder are permitted to an affiliate of Stockholder (including any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Stockholder) (a “Permitted Transfer”) only if, as a precondition to such Transfer, the transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a joinder memorializing such agreement or otherwise agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of, this Agreement. Any Transfer in violation of this Section 2 with respect to the Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in Stockholder.
3.
Termination. This Agreement and the obligations of Stockholder under this Agreement shall automatically terminate upon the earliest of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date of any amendment or other modification to, or waiver of any provision of, the Merger Agreement or any of the agreements, instruments or documents contemplated thereby (or forms thereof) that (i) purports to (A) increase the number of shares of Common Stock issuable to Seller pursuant to the Merger Agreement or otherwise increase or change the form of the Purchase Price, (B) change the conditions for issuance of the Earnout Class A Shares, or (C) increase the voting rights or materially reduce the voting obligations of Seller or any of its Affiliates or (ii) is otherwise materially adverse to Stockholder and made without Stockholder’s prior written consent and (d) February 25, 2023 (the earliest of (a), (b), (c) and (d), the “Expiration Time”). Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any breach of this Agreement occurring prior to its termination. For the avoidance of doubt, nothing contained in this Agreement shall obligate, or be deemed to obligate, Stockholder to vote or cause to be voted any Shares in favor of, or to take any other action in support of, any amendment or other modification to, or waiver of any provision of, the Merger Agreement that would entitle Stockholder to terminate this Agreement pursuant to the foregoing provisions of this Section 3.
4.
Stockholder Representations and Warranties. Stockholder has the necessary power, authority and capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject only to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Stockholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the execution, delivery and performance of this Agreement by Stockholder will not (i) conflict with or violate any Law applicable to Stockholder or by which Stockholder or any of Stockholder’s assets is or may be bound or affected or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Shares pursuant to, any of Stockholder’s organizational documents or any contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or assets is or may be bound or affected, except for any of the foregoing in clauses (i) and (ii) as would not reasonably be expected to impair Stockholder’s ability to perform its obligations under this Agreement in any material respect. Stockholder beneficially owns (of record or otherwise), and has the power to vote or cause to be voted, the Shares (free and clear of any Liens) and does not own or have the power to vote any shares of capital stock or other securities of the Company, or any option, warrant, convertible note or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the Shares.
5.
Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive Laws of Delaware applicable to contracts executed and to be wholly performed within Delaware.
6.
Forum Selection; Consent to Jurisdiction; Waiver of Jury Trial.
(a)
Any Proceeding against any party or arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the state or federal courts located in

2

the Designated Courts, and the parties accept the exclusive jurisdiction of the Designated Courts for the purpose of any Proceeding. Each party agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party in accordance with Section 13.01 of the Merger Agreement shall be effective service of process for any action, suit or proceeding brought against such party in any such court. The Company hereby designates the individual listed in Section 13.01 of the Merger Agreement to whom notice may be given on behalf of the Company or any of its Subsidiaries as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of Stockholder. Stockholder hereby designates the individual listed on its signature page hereto to whom notice may be given on behalf of Stockholder as its true and lawful agent upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company.
(b)
In addition, each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any Designated Court or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any Proceedings brought in the Designated Courts has been brought in an inconvenient forum.
(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF, OR WITH RESPECT TO, THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 6. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
7.
Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (.pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.
8.
Amendment. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and Stockholder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.
9.
Binding Effect. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein or therein shall be construed to give any other person any legal or equitable rights hereunder.
10.
Specific Performance. Stockholder hereby acknowledges that irreparable damage would occur to the Company in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and recognize and affirm that in the event of a breach of this Agreement by Stockholder, money damages would be inadequate and the Company would have no adequate remedy at Law. Accordingly, Stockholder agrees that the Company shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and Stockholder’s obligations hereunder not only by an

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action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).
11.
Third Party Beneficiaries. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.
12.
Fees. The Company shall promptly reimburse Stockholder for all reasonable legal fees and expenses incurred in connection with the negotiation, documentation and closing of this Agreement.
13.
Construction. Each party herein expressly represents and warrants to the other party that before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said party has relied solely and completely upon its own judgment in executing this Agreement; said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and among the parties and their respective counsel. This Agreement shall be deemed drafted jointly by the parties and nothing shall be construed against one party or another as the drafting party.
14.
Severability. If any provision or part of any provision of this Agreement, or the application of any such provision or part thereof to any Person or set of circumstances, shall be determined to be invalid or unenforceable in any jurisdiction to any extent, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable Law so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances or in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P.,

its General Partner

By: J.E. Flynn Capital, LLC,

its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

Address for Notices:

c/o Deerfield Management Company, L.P.

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345 Park Avenue South, 12th Floor

New York, NY 10010

Attn: Legal Department

E-mail:

CAREMAX, INC.

By: /s/ Carlos de Solo
Name: Carlos de Solo
Title: Chief Executive Officer

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